UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☐
Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

EXOR S.p.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1.	Amount previously paid:

	2.	Form, schedule or registration statement no.:

	3.	Filing Party:

	4.	Date Filed:

On May 15, 2015, EXOR S.p.A. (“EXOR”) filed a Schedule 13D with the Securities and Exchange Commission (the “SEC”) regarding its investment in PartnerRe Ltd., a copy of which is provided below.

FORWARD-LOOKING STATEMENTS

Certain statements and information contained in this communication that are not statements or information of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified as such. These statements may include terminology such as “may”, “will ”, “expect”, “could”, “should”, “intend”, “commit”, “estimate”, “anticipate”, “believe”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “outlook”, “prospects”, “plan”, “intend”, or similar terminology, including by way of example and without limitation plans, intentions and expectations regarding the proposal to acquire PartnerRe, the financing of a potential transaction, and the anticipated results, benefits, synergies, earnings accretion, costs, timing and other expectations of the benefits of a potential transaction.

Forward-looking statements are related to future, not past, events and are not guarantees of future performance. These statements are based on current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent risks and uncertainties. They relate to events and depend on circumstances that may or may not occur or exist in the future, and, as such, undue reliance should not be placed on them. Actual results may differ materially from those expressed in such statements as a result of a variety of factors, including changes in general economic, financial and market conditions and other changes in business conditions, changes in commodity prices, the level of demand and financial performance of the major industries our portfolio companies serve, changes in regulations and institutional framework (in each case, in Italy or abroad), and many other factors, most of which are outside of the control of EXOR. EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward-looking statements or in connection with any use by any party of such forward-looking statements. Any forward-looking statements contained in this communication speaks only as of the date of this communication.

EXOR undertakes no obligation to update or revise its outlook or forward-looking statements, whether as a result of new developments or otherwise. Names, organizations and company names referred to may be the trademarks of their respective owners. This communication does not represent investment advice neither a solicitation, nor a recommendation nor an invitation, nor an offer for the purchase or sale of financial products and/or of any kind of financial services as contemplated by the laws in any country or state.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. EXOR has filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the SEC in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS (the “Special Meeting Proposals”).

This material is not a substitute for the Preliminary Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to EXOR through the investor contacts listed above.

PARTICIPANTS IN THE SOLICITATION

EXOR and its directors, executive officers and other employees may be deemed to be participants in any solicitation of shareholders in connection with the Special Meeting Proposals.  Information regarding EXOR’s directors and executive officers is available in EXOR’s public announcements and filings with Consob and the Borsa Italiana, which can also be found at www.exor.com.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the Preliminary Proxy Statement.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 13D
Under the Securities Exchange Act of 1934
PartnerRe Ltd.
(Name of Issuer)
Common Shares, par value $1.00 per share
(Title of Class of Securities)
G6852T105
(CUSIP Number)
Toby Myerson, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)
May 5, 2015
(Date of Event which Requires Filing of this Statement)
If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Sections 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. ☐

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits.  See Section 240.13d-7 for other parties to whom copies are to be sent.
*The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.
The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. G6852T105	SCHEDULE 13D	Page 2 of 8

1	NAME OF REPORTING PERSON OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON EXOR S.p.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP	(a) ☐ (b) ☒
3	SEC USE ONLY
4	SOURCE OF FUNDS* WC
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	☒
6	CITIZENSHIP OR PLACE OF ORGANIZATION The Republic of Italy
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 4,725,726 Shares
	8	SHARED VOTING POWER 0 Shares (see Item 5)
	9	SOLE DISPOSITIVE POWER 4,725,726 Shares
	10	SHARED DISPOSITIVE POWER 0 Shares (see Item 5)
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 4,725,726 Shares (see Item 5)
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*	☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 9.9%
14	TYPE OF REPORTING PERSON HC, CO

CUSIP No. G6852T105	SCHEDULE 13D	Page 3 of 8

1	NAME OF REPORTING PERSON OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON EXOR S.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP	(a) ☐ (b) ☒
3	SEC USE ONLY
4	SOURCE OF FUNDS* WC
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	☒
6	CITIZENSHIP OR PLACE OF ORGANIZATION Luxembourg
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 2,201,062 Shares
	8	SHARED VOTING POWER 0 Shares (see Item 5)
	9	SOLE DISPOSITIVE POWER 2,201,062 Shares
	10	SHARED DISPOSITIVE POWER 0 Shares (see Item 5)
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,201,062 Shares (see Item 5)
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*	☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 4.6%
14	TYPE OF REPORTING PERSON HC, CO

CUSIP No. G6852T105	SCHEDULE 13D	Page 4 of 8

Item 1.  Security and Issuer
This statement on Schedule 13D (“Schedule 13D”) relates to the common shares, par value $1.00 per share (“Common Shares”), of PartnerRe Ltd., a Bermuda exempted company (the “Issuer”). The address of the principal executive office of the Issuer is 90 Pitts Bay Road, Pembroke Bermuda HM 08.
Item 2.  Identity and Background
(a) – (c), (f)  This statement is being filed by EXOR S.p.A. (“EXOR”), a società per azioni organized under the laws of the Republic of Italy and EXOR S.A. (“EXOR Luxembourg”), a corporation organized under the laws of Luxembourg.  EXOR is an investment company, which focuses its business on long-term investments in global companies in diversified sectors, mainly in Europe and the United States.   EXOR Luxembourg is a wholly-owned subsidiary of EXOR and a holding company.  The address of EXOR’s principal business and principal office is Via Nizza, 250, Turin, Italy.  The address of EXOR Luxembourg’s principal business and principal office is 22-24 Boulevard Royal, L-2449 Luxembourg.  The name, business address, present principal occupation or employment (and the name, principal business and address of any corporation or other organization in which such employment is conducted) and citizenship of each executive officer and director of EXOR and EXOR Luxembourg and each person controlling EXOR and each executive officer and director of any corporation or other person in control of EXOR are set forth in Schedule A hereto.

(d) – (e) Other than as described below, during the past five years neither EXOR, nor, to the knowledge of EXOR, any of the persons listed on Schedule A hereto (i) has been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Gianluigi Gabetti was charged in a criminal proceeding with market manipulation for disseminating “false or misleading information concerning financial instruments” in relation to a press announcement issued in August 2005 by Giovanni Agnelli e C. S.a.p.az, of which Mr. Gabetti was at the time Chairman. Mr. Gabetti was acquitted by the Court of Turin in December 2010. In February 2013, the Court of Appeals of Turin reversed Mr. Gabetti’s acquittal and sentenced him to one year and four months of imprisonment, and a fine of €600,000 and imposed a one year period of disqualification from public office, from serving as an officer of certain companies and from negotiations with the public administration. Mr. Gabetti appealed this ruling to the Italian Supreme Court (Corte di Cassazione) and the European Court of Human Rights (“ECHR”). The EHCR ruled that the criminal proceeding must be dropped because Mr. Gabetti had already been sanctioned by the Italian securities regulator, CONSOB, in a regulatory proceeding involving the identical allegations.  On December 17, 2013, the Italian Supreme Court annulled the February 2013 judgment of the Turin Court of Appeals.

Item 3.  Source and Amount of Funds or Other Consideration
The aggregate purchase price of the Common Shares purchased by EXOR and EXOR Luxembourg was approximately $609.3 million (including commissions and premiums). The source of funding for these Common Shares was the general working capital of EXOR.  See also Item 4.

CUSIP No. G6852T105	SCHEDULE 13D	Page 5 of 8

Item 4.  Purpose of Transaction

On January 25, 2015, the Issuer and AXIS Capital Holdings Limited, a Bermuda exempted company (“AXIS”), entered into an Agreement and Plan of Amalgamation (the “AXIS Amalgamation Agreement”), pursuant to which the Issuer will amalgamate with AXIS, with the amalgamated company continuing as a Bermuda exempted company (the “Amalgamated Company”).

On April 14, 2015, EXOR sent a letter (the “April Letter”) to the Board of Directors of the Issuer (the “Issuer’s Board”) presenting EXOR’s initial proposal to acquire 100% of the outstanding Common Shares for $130.00 per share in cash, subject to the terms described in the April Letter (the “EXOR Proposal”).  The EXOR Proposal represented a premium of 16% to the implied per share value for Issuer’s Common Shares, under the AXIS Amalgamation Agreement, of $112.53 (based on the average of AXIS closing prices for the ten days ending on April 13, 2015, the day immediately prior to EXOR’s announcement of the EXOR Proposal).  Later that day EXOR issued a press release describing the EXOR Proposal.

In the April Letter, EXOR expressed its belief that the EXOR Proposal presents a compelling opportunity for the  shareholders of the Issuer and provides superior value and greater certainty compared to the AXIS Amalgamation Agreement.  Together with the April Letter, EXOR provided the Issuer’s Board with a draft amalgamation agreement, and advised that it was prepared to begin work immediately to complete confirmatory due diligence and finalize an agreed transaction.

On May 4, 2015, the Issuer announced the rejection of the EXOR Proposal by the Issuer’s Board and that the Issuer and AXIS abandoned the original terms of the AXIS Amalgamation Agreement in favor of revised terms that included the same exchange ratio of 2.18 shares of common stock of the Amalgamated Company for every Common Share outstanding but also included a one-time special dividend of $11.50 per Common Share to common shareholders of the Issuer prior to the closing of the proposed amalgamation with AXIS.

On May 12, 2015, EXOR announced that it had sent a letter to the Issuer’s Board submitting a binding offer (the “EXOR Binding Offer”) to execute an agreement and plan of merger in the formed enclosed and signed by EXOR and its affiliates (the “Merger Agreement”), pursuant to which an indirect, wholly-owned subsidiary of EXOR would merge with and into Issuer, providing holders of Common Shares with total cash consideration of $137.50 per share, or an aggregate value of approximately $6.8 billion for all Common Shares (based on approximately 49 million fully-diluted Common Shares outstanding).

The EXOR Binding Offer was unanimously approved by EXOR’s Board of Directors, is not subject to any due diligence or financing condition, and represents a 10% premium to the implied value of Common Shares under the amended AXIS Amalgamation Agreement of $125.17, based on the AXIS closing price on May 5, 2015, the last trading day prior to published reports of takeover interest in AXIS, if its transaction with Issuer fails. A copy of the letter submitting the EXOR Binding Offer is included as Exhibit 99.2 to this Schedule 13D.

A copy of the Merger Agreement provided to the Issuer with the EXOR Binding Offer is included as Exhibit 99.3 to this Schedule 13D.

EXOR has entered into a definitive agreement (the “Facilities Agreement”) providing for up to $4.75 billion in loans from the financial institutions listed in Schedule 1 thereto for the closing of the proposed merger with the Issuer.  A copy of the Facilities Agreement, which has been provided to the Issuer’s legal advisors, is attached as Exhibit 99.4 to this Schedule 13D.

CUSIP No. G6852T105	SCHEDULE 13D	Page 6 of 8

On May 12, 2015, EXOR filed with the SEC a preliminary proxy statement (the “Proxy Statement”) in connection with its anticipated solicitation of proxies from shareholders of the Issuer to vote against the AXIS Proposal (and related proposals) at the special general meeting (the “Special Meeting”) of shareholders of the Issuer, which EXOR understands is expected to be held on July 9, 2015.  In the Proxy Statement, EXOR indicates the reasons why it believes the AXIS Proposal is not in the best interests of the Issuer’s shareholders, employees and clients. The Proxy Statement is available free of charge at the SEC’s website (www.sec.gov).

The Reporting Persons and their affiliates may, from time to time and at any time: (i) acquire additional common or preferred shares and/or other equity, debt, notes, instruments or other securities (collectively, “Securities”) of the Issuer (or its affiliates) in the open market, in privately negotiated transactions or otherwise; (ii) dispose of any or all of their Securities in the open market, in privately negotiated transactions or otherwise; (iii) engage in any hedging or similar transactions with respect to the Securities; or (iv) take any other action described in Items 4(a) – (j) of Schedule 13D.  In addition, the Reporting Persons may take positions or make proposals with respect to potential changes in the operations, management, the memorandum of association and bye-laws, board composition, ownership, capital or corporate structure, dividend policy, strategy and plans of the Issuer as a means of enhancing shareholder value or may change their intention with respect to any and all matters referred to in Item 4. Such proposals or positions may include one or more plans that relate to or would result in any of the actions required to be reported herein.

Item 5.  Interest in Securities of the Issuer
(a) (b) The aggregate number of Common Shares reported owned by EXOR is based on 47,734,606 Common Shares outstanding as of April 27, 2015, as reported in the Form 10-Q filed by the Issuer on May 4, 2015.

EXOR directly beneficially owns 2,524,664 Common Shares and indirectly beneficially owns the 2,201,062 Common Shares directly owned by EXOR Luxembourg, together constituting 4,725,726 Common Shares, equal to 9.9% of all of the outstanding Common Shares.  EXOR has sole voting power and dispositive powers over the Common Shares directly or indirectly beneficially owned by it and EXOR Luxembourg has sole voting and dispositive power over the Common Shares directly owned by it.

CUSIP No. G6852T105	SCHEDULE 13D	Page 7 of 8

(c)  The following table sets forth all transactions by EXOR and the persons listed in Item 2(a).  All such transactions were effected in open market transactions.
Person	Trade Date	Shares Purchased	Price Per Share ($)
EXOR	March 30, 2015	58,349	114.86
EXOR	March 31, 2015	98,262	114.25
EXOR	April 1, 2015	54,832	114.78
EXOR	April 2, 2015	70,516	114.75
EXOR	April 6, 2015	33,885	114.68
EXOR	April 7, 2015	34,657	114.33
EXOR	April 8, 2015	31,490	114.78
EXOR	April 14,2015	1,267,928	129.15
EXOR	April 15, 2015	708,000	129.65
EXOR	May 5, 2015	166,745	127.50
EXOR Luxembourg	May 6, 2015	347,620	128.40
EXOR Luxembourg	May 7, 2015	191,946	128.49
EXOR Luxembourg	May 8, 2015	1,100,385	130.72
EXOR Luxembourg	May 11, 2015	283,842	133.55
EXOR Luxembourg	May 12, 2015	277,269	135.74
(d)  Not applicable.
(e)  Not applicable.
Item 6.  Contracts, Arrangements, Understandings or Relationships With Respect to Securities of the Issuer.
Except as set forth in Item 4 of this Schedule 13D, to the best knowledge of the Reporting Persons, there are no other contracts, arrangements, understandings or relationships (legal or otherwise) between EXOR or EXOR Luxembourg and any other person with respect to any securities of the Issuer.

Item 7.  Material to be Filed as Exhibits
Exhibit Number	Description of Exhibits

99.1	Joint Filing Agreement (filed herewith)

99.2	Letter, dated May 12, 2015, from EXOR S.p.A. to PartnerRe Ltd.’s Board of Directors (filed herewith)

99.3	Agreement and Plan of Merger, by and among EXOR N.V., Pillar Ltd., PartnerRe Ltd., and solely with respect to Section 9.13 thereof, EXOR S.p.A. (filed herewith)

99.4
Agreement, dated May 11, 2015, between EXOR S.p.A., EXOR N.V., Citigroup Global Markets Limited, Morgan Stanley Bank International Limited, the financial institutions listed on Schedule 1 thereto, and Citibank International Limited (filed herewith)

CUSIP No. G6852T105	SCHEDULE 13D	Page 8 of 8

SIGNATURE
After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.

EXOR S.p.A.

By:	/s/ Enrico Vellano
Name: Enrico Vellano
Title: Chief Financial Officer

EXOR S.A.

By:	/s/ Marco Benaglia
Name: Marco Benaglia
Title: Chief Operating Officer

Dated: May 15,  2015

SCHEDULE A

Set forth below are the names, business address, present principal occupation or employment (and the name, principal business and address of any corporation or other organization in which such employment is conducted) of the chief executive officer and each director of EXOR S.p.A. Unless otherwise indicated, the citizenship of each person listed below is Italian, and the business address of each person listed below is c/o EXOR S.p.A., Via Nizza 250, Turin, 10126, Italy.

NAME AND POSITION WITH EXOR	PRINCIPAL EMPLOYMENT, EMPLOYER AND BUSINESS ADDRESS	CITIZENSHIP
John Elkann Chairman and Chief Executive Officer
Managing Partner and Chairman Giovanni Agnelli e C. S.a.p.az., Via Nizza 250, 10126 Turin, Italy; Chairman Fiat Chrysler Automobiles N.V., 25 St. James’s Street, London, SW1A 1HA, UK; Director CNH Industrial N.V., 25 St. James’s Street, London, SW1A 1HA, UK; Chairman Italiana Editrice S.p.A., Via Lugaro 15, 10126 Turin, Italy; Non-executive Director The Economist Group, 25 St James’s Street, London, SW1A 1HG, UK; Director NEWS Corporation, 1211 Avenue of the Americas, New York, NY 10036; Vice Chairman Fondazione Giovanni Agnelli Via Nizza 250, 10126 Turin, Italy; Chairman C&W Group, Inc., 1290 Avenue Of The Americas New York, NY, 10104 USA.
Italian citizen

Tiberto Brandolini d’Adda Vice Chairman
Director Fiat Chrysler Automobiles N.V., 240 Bath Road, Slough, SL1 4DX, UK; General Partner Giovanni Agnelli e C. S.a.p.az., Via Nizza 250, 10126 Turin, Italy; Chairman EXOR S.A. Boulevard Royal 22-24, L-2449 Luxembourg; Director YAFA S.p.A., Corso Vittorio Emanuele II, 72 10121 Turin, Italy.
Italian citizen

Alessandro Nasi Vice Chairman
President Specialty Vehicles and Coordinator of the Group Executive Council CNH Industrial N.V., Cranes Farm Road Basildon, Essex, SS14 3AD, UK; General Partner Giovanni Agnelli e C. S.a.p.az., Via Nizza 250, 10126 Turin, Italy.
Italian citizen

Andrea Agnelli Director
Director Fiat Chrysler Automobiles N.V., 240 Bath Road, Slough, SL1 4DX, UK; Chairman Juventus Football Club S.p.A., Corso Galileo Ferraris 32, 10128 Turin, Italy; Chairman Lamse S.p.A., Piazza CLN 255, 10123 Turin, Italy; General Partner Giovanni Agnelli e C. S.a.p.az., Via Nizza 250, 10126 Turin, Italy; member of the Advisory Board BlueGem Capital Partners LLP, 16 Berkeley Street, London W1J 8DZ, UK; Director European Club Association, Route de St-Cergue 9, 1260 Nyon, Switzerland.
Italian citizen

Vittorio Avogadro di Collobiano Director	Vice President Eni Midstream responsible for Small Scale LNG Business Development & Affiliates Business Coordination, Piazza Ezio Vanoni 1, 20097 San Donato Milanese (Milan) Italy.	Italian citizen

Victor Bischoff Independent Director	-	Swiss citizen

Giuseppina Capaldo Independent Director
Director Salini - Impregilo S.p.A., Via dei Missaglia, 97, 20142 Milan, Italy; Director Credito Fondiario S.p.A., Via Cristoforo Colombo, 80, 00147 Rome, Italy; Full Professor of Private Law at University of Rome “La Sapienza”, Via del Castro Laurenziano, 9, 00161, Rome, Italy.
Italian citizen

Luca Ferrero Ventimiglia Director	General Partner of Giovanni Agnelli e C. S.a.p.az., Via Nizza 250, 10126 Turin, Italy.	Italian citizen

Mina Gerowin Independent Director	Director CNH Industrial N.V., Cranes Farm Road Basildon, Essex, SS14 3AD, UK.; Director LAFARGE S.A., 61 Rue des Belles Feuilles , 75116 Paris, France.	U.S. citizen

Jae Yong Lee Independent Director	Vice Chairman Samsung Electronics Co., Ltd, Samsung Electronics Building 1320-10, Seocho-2-dong, Seocho-gu Seoul, Korea (Zip Code 137-965).	Korean citizen

Sergio Marchionne Director
Chief Executive Officer Fiat Chrysler Automobiles N.V., 25 St. James’s Street, London, SW1A 1HA, UK; Chairman and CEO FCA US LLC, 1000 Chrysler Dr., Auburn Hills, MI, USA; Chairman CNH Industrial N.V., 25 St. James’s Street, London, SW1A 1HA, UK; Chairman SGS S.A., 1 Place des Alpes, Geneva, 1211 Switzerland; Chairman and CEO FCA Italy S.p.A., Corso Agnelli 200, 10135 Turin, Italy; Chairman Ferrari S.p.A. Via Abetone Inferiore 4, 41053 Maranello, Italy; Chairman FPT Industrial S.p.A. Via Puglia 15, 10156 Turin, Italy; Director Philip Morris International Inc, 120 Park Avenue, New York, NY 10017 New York, USA; Chairman IVECO S.p.A., Via Puglia 35, 10156 Turin, Italy.
Dual Canadian and Italian citizen

Lupo Rattazzi Director
Chairman Neos S.p.A., Via della chiesa 68, 21019 Somma Lombardo (VA) Italy; Chairman Italian Hospital Group S.p.A., 188, Via Tiburtina, 00012 Guidonia, Rome, Italy; Director Banca Finnat Euramerica S.p.A., Palazzo Altieri - Piazza del Gesù 49, 00186 Rome, Italy; Director Coeclerici S.p.A., Piazza Generale Armando Diaz, 7, 20123 Milan, Italy; Director G.L. Investimenti S.r.l., Via Enrico Fermi 14, Monterotondo, Rome, Italy.
Italian citizen

Giuseppe Recchi Independent Director
Chairman Telecom Italia S.p.A., Corso d’Italia, 41, 00198 Rome, Italy; Director UnipolSai Assicurazioni S.p.A. Via Stalingrado 45, 40128 Bologna, Italy; Board Member Italian Institute of Technology Via Morego 30, 16163 Genoa, Italy.
Italian citizen

Eduardo Teodorani-Fabbri Director
Senior Vice President CNH Industrial, Cranes Farm Road Basildon, Essex, SS14 3AD, UK; Director Iveco S.p.A., Via Puglia 35, 10156 Turin, Italy; Director AON Italia S.p.A., V. Francesco Dellala 8, 10100 Turin, Italy; Vice President/Chairman the Italian Chamber of Commerce in UK and Ireland, 1 Princes Street London W1B 2AY, UK; Director Your Voice S.p.A., Via Mecenate 76/45, 20138 Milan, Italy.
Italian citizen

Michelangelo Volpi Independent Director
Partner Index Ventures, 139 Townsend Street, Suite 505 San Francisco, CA 94107, USA; Director Sonos Inc, 223 E. De La Guerra, Santa Barbara, CA 93101, USA; Director Soundcloud Limited, Rheinsberger Str. 76/77, 10115 Berlin, Germany; Director Lookout, 1 Front Street, Suite 2700, San Francisco, CA 94111 USA; Director Path, 301 Howard St, Ste 2200, San Francisco CA, USA; Director Big Switch Networks, 855 El Camino Real Suite 260 Palo Alto CA, USA; Director Zuora, 3400 Bridge Pky Suite 203, Redwood City, CA, USA; Director Hortonworks, 3460 West Bayshore Rd. Palo Alto, CA 94303 USA; Director Wealthfront Inc. 541 Cowper St. Palo Alto, CA 94301, USA; Director Elasticsearch, 800 West El Camino Real, Suite 350 Mountain View, California 94040, USA; Director NumberFour AG Berlin, Germany.
Italian citizen

Giovanni Agnelli e C. S.a.p.az

Giovanni Agnelli e C. S.a.p.az (“GA”) is a limited partnership represented by shares (Societa’ in Accomandita per Azioni) and, as of the date of this Schedule 13D, is in control of EXOR. The present principal business activity of G.A. is to purchase, administer and dispose of equity interests in public and private entities and, in particular, to ensure the cohesion and continuity of the administration of its controlling equity interests. The address of G.A.’s principal business and principal office is Via Nizza, 250, Turin, Italy.

Set forth below are the names, business address, present principal occupation or employment of each managing partner of G.A. Unless otherwise indicated, the business address of each person listed below is c/o Giovanni Agnelli e C. S.a.p.az Via Nizza, 250—10126 Turin (Italy).

NAME AND POSITION WITH GA	PRINCIPAL EMPLOYMENT, EMPLOYER AND BUSINESS ADDRESS	CITIZENSHIP

John Elkann Managing Partner and Chairman	See above in this Schedule A.	Italian citizen

Tiberto Brandolini d’Adda General Partner	See above in this Schedule A.	Italian citizen

Alessandro Nasi General Partner	See above in this Schedule A.	Italian citizen

Andrea Agnelli General Partner	See above in this Schedule A.	Italian citizen

Luca Ferrero Ventimiglia General Partner	See above in this Schedule A.	Italian citizen

Maria Sole Agnelli General Partner	Chairman Fondazione Giovanni Agnelli, via Nizza 250, 10126 Turin, Italy.	Italian citizen

Gianluigi Gabetti General Partner
Honorary Chairman EXOR S.p.A., Via Nizza 250, Turin, Italy; Director Banca del Piemonte, Via Cernaia 7, 10121 Turin, Italy; Director Fondazione Giovanni Agnelli, Via Nizza 250, Turin, Italy; Member Pinacoteca Giovanni e Marella Agnelli, Via Nizza n. 230/103, 10126 Turin, Italy; Chairman Associazione Lingotto Musica, via Nizza n. 262/73, 10126 Turin, Italy; Life Trustee Museum of Modern Art, 11 West 53 Street, New York, NY 10019; Member of the Executive Committee of The Council for the United States and Italy, Piazzale Flaminio 19, 00196 Rome; Italy.
Italian citizen

Gianluca Ferrero General Partner
Secretary of the Board of Directors of EXOR S.p.A., Via Nizza 250, 10126 Turin, Italy; Chairman of the Statutory Auditors’ Board Luigi Lavazza S.p.A., Corso Novara 59, 10154 Turin, Italy; Chairman of the Statutory Auditors’ Board Biotronik Italia S.p.A., Via delle Industrie 11, 20090 Vimodrone-Milan, Italy; Chairman of the Statutory Auditors’ Board Italia Independent Group S.p.A., Corso XI Febbraio 19, 10152 Turin, Italy; Chairman of the Statutory Auditors’ Board Italia Independent S.p.A., Corso XI Febbraio 19, 10152 Turin, Italy; Member of the Statutory Auditors’ Board Fenera Holding S.p.A., Corso Matteotti 26, 10121 Turin, Italy; Member of the Statutory Auditors’ Board Alberto Lavazza S.a.p.a., Via del Carmine 10, 10122 Turin, Italy; Member of the Statutory Auditors’ Board Emilio Lavazza S.a.p.a., Via del Carmine 10, 10122 Turin, Italy; Member of the Statutory Auditors’ Board Limoni S.p.A., Via Agnello 12, 20121 Milan, Italy; Member of the Statutory Auditors’ Board Gabriel Fiduciaria S.r.l. Via del Carmine n. 10, Turin, Italy; Vice Chairman Banca del Piemonte S.p.A., Via Cernaia 7, 10121 Turin, Italy; Director ACB Group S.p.A., Via Lanzone 31, 20123 Milan, Italy; Chairman FINCANTIERI S.p.A. Via Genova 1, 34121 Genoa, Italy.
Italian citizen

EXOR S.A.

Set forth below are the names, business address, present principal occupation or employment (and the name, principal business and address of any corporation or other organization in which such employment is conducted) of the chief executive officer and each director of EXOR S.A. Unless otherwise indicated, the citizenship of each person listed below is Italian, and the business address of each person listed below is c/o EXOR S.A., 22-24 Boulevard Royal, L-2449 Luxembourg.

NAME AND POSITION WITH EXOR S.A.	PRINCIPAL EMPLOYMENT, EMPLOYER AND BUSINESS ADDRESS	CITIZENSHIP
Tiberto Brandolini d’Adda Chairman	See above in this Schedule A.	Italian citizen

Christian Billon Director	-	Luxembourg citizen

Mario Bonaccorso Director
Managing Director EXOR S.p.A. Via Nizza 250, 10126 Turin, Italy; Board Member C&W GROUP Inc. 1290 Avenue of the Americas, 10104, New York, NY, USA; Board Member Banijay Holding Sas, 5 Rue Francois 1er, 75008, Paris, France; Board Member Banca Leonardo Via Broletto 46, 20121 Milan, Italy.
Italian citizen

Tom Loesch Director	Avocat, 6D, route de Trèves, L-2633 Senningerberg, Luxembourg.	Luxembourg citizen

Carlo Schlesser Director	-	Luxembourg citizen

Enrico Vellano Director
Chief Financial Officer EXOR S.p.A. via Nizza 250, 10126 Turin, Italy; Director Almacantar Ltd. 3 Quebec Mews, W1H 7NX London, UK; Director Juventus Football Club S.p.A. Corso G. Ferraris 32, 10128 Turin, Italy; Director Arenella Immobiliare S.r.l. via Nizza 250, 10126 Turin, Italy; Director EMITTENTI TITOLI S.p.A. Via S. Maria Segreta 6, 20123 Milan, Italy; Director C&W Group Inc. 1290 Avenue of the Americas, New York NY 10104, USA; Vice Chairman and Director EXOR Inc. c/o Citrin Cooperman 131 Sunnyside Boulevard Suite 110, Plainview, NY 11803, USA; Chairman EXOR SN LLC c/o Citrin Cooperman 131 Sunnyside Boulevard Suite 110, Plainview, NY 11803, USA.
Italian citizen

Marco Benaglia Chief Operating Officer
Director EXOR N.V., Claude Debussylaan 24, NL-1082 MD Amsterdam, The Netherland; Director Pillar Ltd, Cumberland House 9th Floor, Victoria Street 1, Hamilton HM 11, Bermuda; Director EXOR Capital Ltd, Grand Canal Square 2, Grand Canal Harbour, 2, Dublin, Ireland; Director and Treasurer ANCOM (USA) Inc. c/o Citrin Cooperman 131 Sunnyside Boulevard Suite 1110, Plainview, NY 11803, USA; Chief Financial Officer EXOR SN LLC c/o Citrin Cooperman 131 Sunnyside Boulevard Suite 1110, Plainview, NY 11803, USA.
Italian citizen

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

99.1	Joint Filing Agreement (filed herewith)

99.2	Letter, dated May 12, 2015, from EXOR S.p.A. to PartnerRe Ltd.’s Board of Directors (filed herewith)

99.3	Agreement and Plan of Merger, by and among EXOR N.V., Pillar Ltd., PartnerRe Ltd., and solely with respect to Section 9.13 thereof, EXOR S.p.A. (filed herewith)

99.4
Agreement, dated May 11, 2015, between EXOR S.p.A., EXOR N.V., Citigroup Global Markets Limited, Morgan Stanley Bank International Limited, the financial institutions listed on Schedule 1 thereto, and Citibank International Limited (filed herewith)

EXHIBIT 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

EXOR S.p.A.

By:	/s/ Enrico Vellano
Name: Enrico Vellano
Title: Chief Financial Officer

EXOR S.A.

By:	/s/ Marco Benaglia
Name: Marco Benaglia
Title: Chief Operating Officer

Dated: May 15,  2015

EXHIBIT 99.2

Board of Directors
PartnerRe Ltd.
90 Pitts Bay Road
Pembroke HM 08
Bermuda
Attn: Mr. Jean-Paul Montupet
Chairman of the Board

May 12, 2015

Re: Superior Proposal by EXOR S.p.A. (“EXOR”) to PartnerRe Ltd. (“PartnerRe”)

Dear Mr. Montupet, Ladies and Gentlemen:

I am writing in response to your letter and press release of May 4, 2015, in which you confirm the continuing support of the PartnerRe Board of Directors (the “Board”) for the AXIS Capital Holdings Limited (“AXIS”) takeover of PartnerRe.  We respectfully disagree with your assessment of our initial proposal, since the facts clearly demonstrate it was a Superior Proposal.  We unquestionably would have preferred to work cooperatively with you to complete a negotiated transaction.  That strategy is no longer available to us because of the provisions of your Amalgamation Agreement with AXIS (the “AXIS Agreement”).  Through this letter, EXOR provides a substantially better proposal and a clear path for PartnerRe shareholders to consummate a transaction with EXOR.
EXOR, together with its affiliates, is now PartnerRe’s largest shareholder.  Our commitment to the offer described in this letter is underscored by our decision to invest $572 million in PartnerRe, representing 9.32% of the total outstanding common shares.
On behalf of EXOR, I hereby submit an irrevocable and binding offer pursuant to which an indirect, wholly-owned subsidiary of EXOR would merge with and into PartnerRe (the “Merger”), subject to the terms and conditions contained in the enclosed merger agreement which has been signed by the EXOR parties (the “Merger Agreement”). Pursuant to the Merger Agreement, EXOR would acquire indirectly 100% of PartnerRe’s outstanding common shares for $137.50 per share in cash.
Our board of directors has unanimously approved this binding offer and the enclosed signed Merger Agreement, so that, upon termination of the AXIS Agreement in accordance with its terms, you will be able to sign the enclosed agreement with the certainty of an agreed transaction. Our offer is not conditioned on financing and does not place any financing risk on PartnerRe shareholders. It is not conditioned on due diligence. The only conditions to the closing of the Merger are those contained in the enclosed executed Merger Agreement.
Our binding offer is clearly superior to the transaction under the AXIS Agreement and is a Superior Proposal as defined in section 5.8 of the AXIS Agreement for the reasons set forth below.

EXOR S.p.A.
Via Nizza, 250
10126 Torino
Italia
Tel. +39.011.5090266
Fax +39.011.5090260

Capitale Sociale:
€ 246.229.850
Registro delle Imprese di Torino,
Codice Fiscale e
Partita Iva n. 00470400011
REA n. 91712

www.exor.com

Superior Outcome for Common Shareholders.

Superior and Certain Value. Our binding offer of $137.50 per share in cash delivers a 10% premium to the implied value of your shares under the amended AXIS Agreement of $125.17, based on the AXIS closing price on May 5, 2015, the last trading day prior to published reports of takeover interest in AXIS, if its transaction with PartnerRe fails.
PartnerRe’s Board effectively acknowledged the superiority of EXOR’s initial proposal by entering into a revised agreement with AXIS (albeit on terms that continue to be inferior).  EXOR’s $137.50 binding offer further widens the gap and unequivocally provides superior value to shareholders.
Our binding offer provides certainty of value to PartnerRe shareholders and avoids the inherent uncertainty in the AXIS stock-for-stock transaction. The AXIS stock value is subject to significant risks related to the realization of meaningful synergies, complex integration plans, retention of key clients and employees, the impacts of a challenging operating environment and market conditions.
Improved Contractual Terms and Conditions. Our binding offer includes a definitive Merger Agreement signed by the EXOR parties, containing substantially the same terms and conditions as those in the AXIS Agreement, except for the superior cash price, requirements about terminating the AXIS Agreement and the following material improvements:
1)            Our Merger Agreement does not have an A.M. Best minimum rating condition to closing as in the AXIS Agreement;
2)            Our Merger Agreement includes a customary covenant regarding employees and benefits that AXIS did not provide due to its expected level of employee “redundancies”;
3)            Our transaction does not require any approvals from EXOR’s shareholders, unlike the AXIS Agreement which requires approval of AXIS’ shareholders; and
4)            Our Merger Agreement has a $250 million break-up fee (approximately 3.7% of the common equity value). This contrasts with the excessive break-up fee in the AXIS Agreement, which, at $280 million, constitutes over 4.5% of common equity value under the AXIS Agreement, and appears to be an attempt to be preclusive.
In addition, our Merger Agreement will result in the same treatment of the existing preferred shares as the AXIS Agreement.
Finally, there remains no financing condition in the Merger Agreement and we have separately forwarded to your legal advisors copies of our fully executed definitive loan documents providing for up to $4.75 billion in loans from Citibank and Morgan Stanley for the closing of the Merger. As you will see, those documents provide for a “certain funds” investment grade financing. We have also included a customary financing covenant in the Merger Agreement. All of this, together with EXOR’s credit strength and available cash (details of which we have shared with you and your financial advisors during the “clarification process” under your AXIS waiver), should resolve any questions as to our ability and commitment to fund our binding offer.

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For your convenience we have also enclosed a markup of our Merger Agreement against the AXIS Agreement.
Efficient, Customary Closing Process. We are confident that we will obtain all necessary approvals to close a merger with PartnerRe by the end of 2015. As you know, we have a highly experienced and dedicated regulatory team across the globe and we have already commenced preparation of our application filings.
We believe regulatory authorities will view our transaction favorably. Unlike AXIS, we have no intention of materially changing PartnerRe’s business operations, corporate structure or key management and employees. EXOR will have more flexibility than AXIS to strengthen PartnerRe’s balance sheet by retaining more capital over the next several years.
EXOR has an established operating history and business reputation, previous and current investments in regulated financial services companies, experience in executing large and complex transactions, strong capital position and investment grade ratings. As a result, EXOR does not expect regulatory authorities to raise any significant concerns in connection with their review of our transaction.
Superior Outcome for PartnerRe Employees and Clients.

Our binding offer is clearly superior for employees. Our offer preserves PartnerRe’s franchise with continuity of management and brand.  Under EXOR’s ownership we will empower PartnerRe management to continue to operate the business with autonomy, guided by our entrepreneurial mindset and long-term vision for the franchise. We believe that, regardless of the legal styling of a “merger of equals,” the reality for your employees will be an AXIS takeover under the AXIS Agreement. This is evidenced by the fact that five of the seven named senior executive roles of the combined company were awarded to AXIS (including the Chief Executive Officer and Chief Financial Officer positions). Our offer respects the contribution of PartnerRe employees and seeks to build long-term value with them, while the AXIS transaction would include efforts to “rationalize” and “synergize” the employees of the two companies (as determined under the leadership of the AXIS chief executive officer). As previously expressed, EXOR’s preference is to appoint an internal candidate as permanent CEO. As your largest shareholder, we want to express the unequivocal view that, until a shareholder vote is taken on the AXIS transaction,  the employee integration plan should not be implemented, since doing so would be value-destroying and not in the interests of PartnerRe, EXOR or your other shareholders.
We also believe our binding offer is the superior, less disruptive outcome for PartnerRe clients who will appreciate the importance of management continuity and a reinsurer that does not compete with its clients.
*            *            *
Our binding offer is clearly a Superior Proposal, within the meaning of the AXIS Agreement. We and our financial advisors, BDT & Company, LLC and Morgan Stanley & Co. LLC, and our legal advisors, Pau1, Weiss, Rifkind, Wharton & Garrison LLP, are prepared to move forward immediately. We believe that our offer presents a compelling opportunity for your shareholders, clients and employees.

3

Given your familiarity with EXOR and the strength of our proposal, we respectfully request that the Board promptly (a) reach a determination that our binding offer constitutes a Superior Proposal, (b) withdraw its recommendation for the transaction contemplated by the AXIS Agreement and (c)  make a recommendation in favor of the transaction contemplated by this binding offer. We have withdrawn our request for pre-signing due diligence, and you now have all the information necessary to make these determinations and recommendations.
Our offer will expire at 5:00 p.m., Bermuda time on the earlier of: (i) two days after the AXIS Agreement is terminated; and (ii) July 11, 2015 (which is two days after PartnerRe’s expected shareholder special general meeting date) (such earlier date and time, the “Expiration Time”), if you do not execute and deliver to us the enclosed Merger Agreement prior to the Expiration Time. In addition, our offer will be deemed to expire prior to any acceptance if your acceptance would violate any Law (as defined in the Merger Agreement). The enclosed Merger Agreement will become null and void and of no further force or effect if our offer is not accepted by delivery of your countersignatures to the Merger Agreement prior to the expiration thereof.
The terms and provisions of Sections 9.4 (Counterparts), 9.7 (No Third-Party Beneficiaries), 9.8 (Governing Law), 9.9 (Consent to Jurisdiction) and 9.11 (Assignment) of the AXIS Agreement as in effect on the date hereof are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this letter.
I regret that the terms of the AXIS takeover preclude PartnerRe and EXOR from cooperating in delivering a superior outcome for PartnerRe shareholders, but we are resolved to work directly with your shareholders to achieve the same end. Given the importance of this binding offer to our respective shareholders, we are also publicly disclosing this letter and filing today preliminary proxy materials with the Securities and Exchange Commission in connection with your upcoming special general meeting.  We remain fully committed to our offer.
We hope to hear from you promptly.

Sincerely,

John Elkann

/s/ John Elkann
Chairman and Chief Executive Officer
EXOR S.p.A.

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EXHIBIT 99.3

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG
EXOR N.V.,
PILLAR LTD.,
PARTNERRE LTD.
AND
SOLELY WITH RESPECT TO SECTION 9.13, EXOR S.p.A.
Dated as of ______ __, 2015

TABLE OF CONTENTS
Page

ARTICLE I THE MERGER		2

1.1	The Merger; Effective Time	2
1.2	Closing	2
1.3	Effects of the Merger	2
1.4	Surviving Company Memorandum of Association and Bye-Laws	3
1.5	Governance; Directors and Officers	3

ARTICLE II CONVERSION OF SECURITIES		3

2.1	Effect on Share Capital	3
2.2	Payment Procedures	4
2.3	Treatment of Equity Awards	7
2.4	Amendment of Structure	8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PRE		8

3.1	Organization, Standing and Power	8
3.2	Capitalization	9
3.3	Corporate Authorization	10
3.4	Board Approval	11
3.5	Enforceability	11
3.6	Non-Contravention	11
3.7	Subsidiaries	12
3.8	Governmental Authorizations	12
3.9	Vote Required	13
3.10	SEC Reports	14
3.11	Financial Statements; Internal Controls	14
3.12	Liabilities	15
3.13	Absence of Certain Changes	16
3.14	Litigation	16
3.15	Investments; Derivatives	17
3.16	Insurance Matters	17
3.17	Material Contracts	19
3.18	Benefit Plans	20
3.19	Labor Relations	22
3.20	Taxes	23
3.21	Intellectual Property	24
3.22	Real Property; Personal Property	26
3.23	Permits; Compliance with Laws	26
3.24	Takeover Statutes	27

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3.25	Interested Party Transactions	28
3.26	Reserves	28
3.27	Insurance Policies	28
3.28	Proxy Statement	28
3.29	Opinion of Financial Advisor	29
3.30	Brokers or Finders	29
3.31	Reorganization	29
3.32	Environmental Matters	29
3.33	Termination of AXIS Agreement	30
3.34	No Other Representations or Warranties	30

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		30

4.1	Organization, Standing and Power	30
4.2	Corporate Authorization	30
4.3	Non-Contravention	31
4.4	Board Approval	31
4.5	Governmental Authorizations	31
4.6	Financial Capability	32
4.7	Ownership of Merger Sub; No Prior Activities	32
4.8	Litigation	32
4.9	Company Proxy Statement	32
4.10	Brokers or Finders	32
4.11	No Other Representations or Warranties	32

ARTICLE V MUTUAL COVENANTS OF THE PARTIES		33

5.1	Preparation of Proxy Statement; Shareholder Meeting	33
5.2	Access to Information; Confidentiality	34
5.3	Filings; Reasonable Best Efforts; Notification	35
5.4	Intentionally Left Blank	36
5.5	Public Announcements	36
5.6	Section 16 Matters	36
5.7	Notification of Certain Matters	37

ARTICLE VI ADDITIONAL COVENANTS OF THE PARTIES		37

6.1	Conduct of Operations of PRE	37
6.2	Bermuda Required Actions	41
6.3	Indemnification; Directors’ and Officers’ Insurance	41
6.4	Intentionally Left Blank	42
6.5	Employees and Employee Benefits	42
6.6	Stock Exchange Delisting	43
6.7	Intentionally Left Blank	43
6.8	Acquisition Proposals	43
6.9	Approvals	46

ii

6.10	Financing	46

ARTICLE VII CONDITIONS		47

7.1	Conditions to the Obligations of Each Party	47
7.2	Conditions to Obligations of PRE	47
7.3	Conditions to Obligations of Parent and Merger Sub	48

ARTICLE VIII TERMINATION AND AMENDMENT		49

8.1	Termination	49
8.2	Effect of Termination	50
8.3	Amendment	52
8.4	Extension; Waiver	52

ARTICLE IX MISCELLANEOUS		52

9.1	Survival of Representations and Warranties	52
9.2	Notices	53
9.3	Interpretation	54
9.4	Counterparts	55
9.5	Entire Agreement	55
9.6	Severability	55
9.7	Third-Party Beneficiaries	55
9.8	Governing Law	55
9.9	Consent to Jurisdiction; Venue	55
9.10	Specific Performance	56
9.11	Assignment	56
9.12	Expenses	56
9.13	Guarantee	57
9.14	Defined Terms	57

iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of ________  , 2015, by and among Exor N.V., a Dutch public limited liability company (naamloze vennootschap) (“Parent”), Pillar Ltd., a Bermuda exempted company and a wholly owned subsidiary of Parent (“Merger Sub”), PartnerRe Ltd., a Bermuda exempted company (“PRE” ), and solely with respect to Section 9.13, EXOR S.p.A., a società per azioni organized under the laws of the Republic of Italy (“Parent Guarantor”).  PRE, Parent, Merger Sub and solely with respect to Section 9.13, Parent Guarantor, are collectively referred to herein as the “parties.”
W I T N E S S E T H:
WHEREAS, the Board of Directors of Parent (the “Parent Board”), the Board of Directors of Merger Sub (the “Merger Sub Director”) and  the Board of Directors of PRE (the “PRE Board”) have determined that a business combination between Merger Sub and PRE is in the best interest of their respective companies  and accordingly have determined to effect a business combination upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, it is proposed that Merger Sub will merge with and into PRE (the “Merger”) and the surviving company shall continue as a Bermuda exempted company (the “Surviving Company”), upon the terms and subject to the conditions of this Agreement and a statutory merger agreement in a form to be agreed between the parties (the “Statutory Merger Agreement”), and in accordance with the Companies Act 1981 of Bermuda, as amended (the “Companies Act”);
WHEREAS, the Parent Board, the Merger Sub Director and the PRE Board have unanimously: (i) determined that the Merger is advisable and fair to, and in the best interests of, Parent, Merger Sub and PRE, respectively; and (ii) approved and adopted this Agreement, the Statutory Merger Agreement and the Transactions;
WHEREAS, that certain Agreement and Plan of Amalgamation dated as of January 25, 2015 as amended (the “AXIS Agreement”) between AXIS Capital Holdings Limited (“AXIS”) and PRE has been terminated in accordance with its terms prior to the execution and delivery of this Agreement by PRE; and
WHEREAS, in connection with such termination, PRE has paid to AXIS in cash $280,000,000 (the “AXIS Termination Fee”) plus  up to $35,000,000 of expense reimbursement in full satisfaction of all of PRE’s remaining obligations under the AXIS Agreement.
NOW, THEREFORE, in consideration of these premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER
1.1            The Merger; Effective Time.  Upon the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, Merger Sub and PRE will cause an application for registration of the Surviving Company (the “Merger Application”) to be prepared, executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”) as provided under S.108 of the Companies Act on or prior to the Closing Date and will cause the Merger to become effective pursuant to the Companies Act. The Merger shall become effective upon the issuance of a certificate of merger (the “Certificate of Merger”) by the Registrar or such other time as the Certificate of Merger may provide. The parties agree that they will request the Registrar provide in the Certificate of Merger that the Effective Time will be 9:00 a.m., New York City time, on the Closing Date (the “Effective Time”).
1.2            Closing.  Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP,  1285 Avenue of the Americas, New York, New York, at 11:00 a.m., New York City time, on the date (the “Closing Date”) that is the third Business Day after the day on which the last of those conditions (other than any conditions set forth in Article VII that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) is satisfied or waived in accordance with this Agreement, or at such other place and time or on such other date as Parent and PRE may agree in writing.  When any condition is first satisfied after 11:00 a.m. New York City time on any day, that condition shall be deemed to have been first satisfied at 8:00 a.m. New York City time on the immediately succeeding Business Day for purposes hereof.
1.3            Effects of the Merger.  As of the Effective Time, subject to the terms and conditions of this Agreement and the Statutory Merger Agreement, Merger Sub shall merge with and into PRE and the Surviving Company shall continue after the Merger. The parties acknowledge and agree that for purposes of Bermuda Law: (i) the Merger shall be effected so as to constitute an “merger” in accordance with S.104H of the Companies Act; and (ii) the Surviving Company shall be deemed to be a “surviving company” as such term is understood under the Companies Act. Under the Companies Act, from and after the Effective Time: (a) the merger of Merger Sub with and into PRE and the vesting of their undertaking, property and liabilities in the Surviving Company shall become effective; (b) the property of each of Merger Sub and PRE shall become the property of the Surviving Company; (c) Surviving Company shall continue to be liable for the obligations and liabilities of each of Merger Sub and PRE; (d) any existing cause of action, claim or liability to prosecution shall be unaffected; (e) a civil, criminal or administrative action or proceeding pending by or against Merger Sub or PRE may be continued to be prosecuted by or against Surviving Company; and (f) a conviction against, or ruling, order or judgment in favor of or against, Merger Sub or PRE may be enforced by or against Surviving Company.
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1.4            Surviving Company Memorandum of Association and Bye-Laws.
(a)            The memorandum of association of PRE immediately prior to the Effective Time shall be the memorandum of association of the Surviving Company until thereafter changed or amended as provided therein or pursuant to applicable law; and
(b)            The bye-laws of Merger Sub in effect immediately prior to the Effective Time shall be the bye-laws of the Surviving Company until thereafter changed or amended as provided therein or pursuant to applicable law.
1.5            Governance; Directors and Officers.
(a)            The parties shall take all actions necessary to cause the Merger Sub Board at the Effective Time to constitute the full Surviving Company board of directors to serve until the earlier of their resignation or removal or until their respective successors are duly elected or appointed in accordance with the Bye-Laws of the Surviving Company.
(b)            The parties shall take all actions necessary to cause the officers of PRE at the Effective Time to constitute the officers of the Surviving Company.
ARTICLE II

CONVERSION OF SECURITIES
2.1            Effect on Share Capital.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders of any share capital of Merger Sub or PRE:
(a)            Cancellation of Treasury Shares.  Notwithstanding anything in this Agreement to the contrary, each common share of PRE, par value $1.00 per share (a “PRE Common Share”) that is owned by PRE, Parent or by any respective Subsidiary or Affiliate of PRE or Parent immediately prior to the Effective Time (the “Excluded Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and shall cease to exist, and no PRE Consideration shall be delivered in respect of the Excluded Shares.
(b)            Conversion of PRE Common Shares.  Each PRE Common Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) shall automatically be cancelled and converted into the right to receive an amount in cash equal to $137.50, without interest thereon (the “PRE Consideration”).  As of the Effective Time, all PRE Common Shares shall be cancelled automatically and shall cease to exist and the holders of PRE Common Shares (the “PRE Shareholders”) shall cease to have any rights with respect to such PRE Common Shares, except: (i) in the case of the PRE Common Shares (other than Excluded Shares), the right to receive the PRE Consideration in accordance with Section 2.2, and (ii) in the case of the PRE Dissenting Shares that are PRE Common Shares, the right to receive the excess, if any, of the fair value thereof as determined in accordance with (and subject to the terms and conditions of) Section 2.1(f) over the PRE Consideration.
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(c)            Conversion of Merger Sub Shares.  Each common share of Merger Sub, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and converted into one validly issued, fully paid and non-assessable common share of the Surviving Company, par value $1.00 per share.
(d)            Certain Adjustments.  The PRE Consideration shall be appropriately adjusted to reflect fully and equitably the effect of any share split, reverse share split, share consolidation, share subdivision, share bonus issue, share dividend (including any dividend or similar distribution of securities convertible into PRE Common Shares), reorganization, recapitalization, reclassification or other similar event that occurs between the date of this Agreement and the Effective Time with respect to PRE Common Shares in order to provide the PRE Shareholders with the same economic effect as contemplated by this Agreement and the Statutory Merger Agreement prior to any such event; provided, that nothing in this Section 2.1(d) shall be construed to permit PRE to take any action with respect to its securities that is prohibited by the terms of this Agreement or the Statutory Merger Agreement.
(e)            Intentionally Left Blank.
(f)            Shares of PRE Dissenting Holders.  At the Effective Time any PRE Dissenting Shares shall be cancelled, and unless otherwise required by applicable Law, be converted into the right to receive the PRE Consideration as described in Section 2.1(b) or, as the case may be, the preferred shares of the Surviving Company as described in Section 2.1(g) and any PRE Dissenting Holders, in the event that the Appraised Fair Value of a PRE Dissenting Share is greater than the PRE Consideration or, as the case may be, the value of their preferred shares of the Surviving Company described in Section 2.1(g), be entitled to receive such difference from the Surviving Company by payment within thirty (30) days after such Appraised Fair Value is finally determined pursuant to such appraisal procedure.  PRE shall give Parent:  (i) prompt notice of (A) any demands for appraisal of PRE Dissenting Shares or withdrawals of such demands received by PRE and (B) to the extent that PRE has Knowledge, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the PRE Dissenting Shares; and (ii) to the extent permitted by applicable Law, the opportunity to participate with PRE in, and to be regularly consulted by PRE with respect to, any settlement negotiations and proceedings with respect to any written demands for appraisal under the Companies Act.
(g)            Preferred Shares.  Each of the PRE Preferred Shares issued and outstanding at the Effective Time shall be converted into PRE Preferred Shares in the name of PRE as the Surviving Company and shall be entitled to the same dividend and other relative rights, preferences, limitations and restrictions as are now provided by the respective certificate of designation, preferences and rights of such PRE Preferred Shares.
2.2            Payment Procedures.
(a)            Paying Agent.  At least five Business Days prior to the Effective Time, Parent shall designate a paying agent reasonably acceptable to PRE (the “Paying Agent”) for the purpose of acting as the paying agent for the payments to be made in respect of the share certificates registered in the name of a PRE Shareholder and representing PRE Common Shares

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(each, a “PRE Certificate”) or PRE Common Shares registered in the register of shareholders of PRE (the “PRE Share Register”) outstanding immediately prior to the Effective Time (“Uncertificated PRE Common Shares”).

(b)            Payment Fund.  At or as soon as reasonably practicable following the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent in accordance with this Article II sufficient funds for the payment of the aggregate PRE Consideration to be paid in respect of the PRE Certificates and Uncertificated PRE Common Shares, together with the aggregate PRE Option Payments and PRE SAR Payments payable pursuant to this Agreement (except to the extent that Parent determines to make any such PRE Option Payments or PRE SAR Payments to employees through the payroll of the Surviving Company).  The PRE Consideration and other amounts so deposited pursuant to this Section 2.2(b) are hereinafter referred to as the “Payment Fund.” No interest shall be paid or accrued for the benefit of the respective holders of the PRE Certificates and Uncertificated PRE Common Shares on cash amounts payable from the Payment Fund pursuant to this Section 2.2.
(c)            Investment of Payment Fund.  The Paying Agent shall invest any cash in the Payment Fund as directed by the Surviving Company; provided, that such investments shall be in either direct obligations of, or fully guaranteed by, the United States of America or in money market funds having a rating in the highest investment category granted by an internationally recognized credit rating agency at the time of investment. Any interest and other income resulting from such investments shall be promptly paid to the Surviving Company and any amounts in excess of the amounts payable under Sections 2.1(b) and (d) shall be promptly returned to the Surviving Company.  To the extent that there are any losses with respect to any such investments, the Surviving Company shall promptly replace or restore the cash to the Payment Fund so as to ensure that there is sufficient cash for the Paying Agent to make all such payments.
(d)            Payment Procedures.  As promptly as practicable (but in no event later than five Business Days) following the Effective Time, the Surviving Company shall cause the Paying Agent to mail to: (1) each PRE Shareholder of record of PRE Common Shares converted pursuant to Section 2.1(b):  (i) a letter of transmittal (which shall be in form and substance as the parties may reasonably specify at least three Business Days prior to the Effective Time, including that delivery shall be effective upon the proper delivery of the PRE Certificates or, in the case of Uncertificated PRE Common Shares, pursuant to customary provisions with respect to delivery of an “agent’s” message in accordance with the instructions set forth therein), and (ii) instructions to effect the surrender of PRE Certificates or Uncertificated PRE Common Shares in exchange for the PRE Consideration.  Following the Effective Time, upon surrender of title to the PRE Common Shares previously held by a PRE Shareholder in accordance with this Section 2.2, together with a duly executed letter of transmittal and such other documents as the Paying Agent may reasonably require, a PRE Shareholder shall be entitled to receive the PRE Consideration in exchange therefor, and any PRE Certificate so surrendered shall be marked as cancelled immediately.  In the event that the PRE Consideration is to be paid to a Person that is not registered in the transfer records of PRE, the PRE Consideration may be issued to such Person if: (i) the PRE Certificate representing such PRE Common Shares (if any) is presented to the Paying Agent; (ii) all documents so required to evidence and effect such transfer that are reasonably satisfactory to the Surviving Company are presented to the Paying Agent; and (iii)
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evidence reasonably satisfactory to the Surviving Company is presented confirming that any applicable stock transfer taxes have been paid.
(e)            Intentionally Left Blank.
(f)            No Further Rights in PRE Common Shares.  All PRE Consideration paid upon the surrender of title to PRE Common Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such PRE Common Shares.  From and after the Effective Time, the PRE Share Register shall be closed and there shall be no further registration of transfers on the share transfer books of the Surviving Company of the PRE Common Shares that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, any outstanding PRE Common Shares are presented to the Surviving Company or the Paying Agent, such PRE Common Shares shall be cancelled and exchanged for PRE Consideration provided for, and in accordance with the provisions set forth, in this Article II.
(g)            Intentionally Left Blank.
(h)            Lost, Stolen or Destroyed Certificates.  If any PRE Certificates have been lost, stolen or destroyed, the Paying Agent shall issue and pay in exchange for such lost, stolen or destroyed PRE Certificates, upon the making of an affidavit of that fact by the Person claiming to be the holder thereof, the PRE Consideration payable pursuant to this Article II in respect thereof; provided, that the Surviving Company may, in its reasonable discretion, require such Person to either deliver a bond in such sum as the Surviving Company may reasonably direct or otherwise indemnify the Surviving Company in a manner reasonably satisfactory to the Surviving Company against any claim that may be made against the Surviving Company or the Paying Agent with respect to the PRE Certificates alleged to have been lost, stolen or destroyed.
(i)            Termination of Payment Fund.  Any portion of the Payment Fund that remains undistributed to the respective PRE Shareholders for 180 days following the Effective Time shall be delivered to the Surviving Company, upon demand.  Any respective holder of PRE Common Shares who has not theretofore complied with this Article II shall thereafter look only to the Surviving Company for payment of their respective PRE Consideration.
(j)              No Liability.  To the extent permitted under applicable Law, any PRE Consideration that remains undistributed to the PRE Shareholder shall be delivered to and become the property of the Surviving Company on the Business Day immediately prior to the day that such property is required to be delivered to any public official pursuant to any applicable abandoned property, escheat or similar Law.  Neither the Surviving Company nor the Paying Agent shall be liable to any PRE Shareholder for any such property delivered to the Surviving Company  or to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(k)            Withholding Rights.  The Paying Agent, Parent and the Surviving Company shall be entitled to deduct and withhold from any PRE Consideration or other amounts payable pursuant to this Agreement to any PRE Shareholder such amounts as may be required under the Code or any other provision of applicable federal, state, local or foreign Tax Law.  To
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the extent that such amounts are so deducted or withheld and are paid over to the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the PRE Shareholder in respect of whom such deduction or withholding was made.
2.3            Treatment of Equity Awards.
(a)            Treatment of PRE Options.  As of the Effective Time, each outstanding option to purchase PRE Common Shares under any PRE Share Plan (each, a “PRE Option”), whether vested or unvested, shall be treated in accordance with the terms of the applicable grant or award agreement and PRE Share Plan and, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest thereon, equal to the product of (i) the total number of PRE Common Shares subject to such PRE Option immediately prior to the Effective Time and (ii) the excess, if any, of the PRE Consideration over the exercise price per PRE Common Share of such cancelled PRE Option, less applicable withholding taxes (such excess amounts payable hereunder, the “PRE Option Payments”).  For the avoidance of doubt, in the event that the product obtained by such calculation with respect to a PRE Option is zero or a negative number than such PRE Option shall, immediately prior to the Effective Time, be cancelled without consideration and such PRE Option shall have no further force or effect
(b)            Treatment of PRE Share Appreciation Rights. As of the Effective Time, each outstanding share appreciation right under any PRE Share Plan (each, a “PRE SAR”), whether vested or unvested, shall be treated in accordance with the terms of the applicable grant or award agreement and PRE Share Plan and, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest thereon, equal to the product of (i) the total number of PRE Common Shares subject to such PRE SAR immediately prior to the Effective Time and (ii) the excess, if any, of the PRE Consideration over the exercise price per PRE Common Share of such cancelled PRE SAR, less applicable withholding taxes (such amounts payable hereunder, the “PRE SAR Payments”).  For the avoidance of doubt, in the event that the product obtained by such calculation with respect to a PRE SAR is zero or a negative number than such PRE SAR shall, immediately prior to the Effective Time, be cancelled without consideration and such PRE SAR shall have no further force or effect.
(c)            Treatment of PRE Other Company Share-Based Awards.  Immediately prior to the Effective Time, each right of any kind, contingent or accrued, to receive PRE Common Shares (including restricted share units and performance share units), other than PRE Options and PRE SARS (each, a “PRE Other Share-Based Award”), which under the terms of the applicable grant or award agreement and PRE Share Plan becomes fully vested and settled effective as of the Effective Time shall vest and be settled in accordance with its terms (and for the avoidance of doubt, all such performance share units shall vest and settle as if the maximum performance were achieved) and each PRE Common Share delivered in settlement thereof (after giving effect to any required reduction in respect of withholding tax obligation due in respect of such vesting and settlement), shall be eligible to receive the PRE Consideration pursuant to Section 2.1(b) of this Agreement.
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(d)            Intentionally Left Blank.
(e)            Intentionally Left Blank.
(f)            Intentionally Left Blank.
(g)            Prior to the Effective Time, the PRE Board and its compensation committee, shall take all actions necessary to effectuate the provisions of this Section 2.3.
2.4            Amendment of Structure.  The parties shall amend this Agreement prior to the filing of the Proxy Statement to provide for a structure other than a merger (with either PRE or Merger Sub surviving or continuing or both surviving or continuing as subsidiaries of a new holding company, as the case may be) if the advantages (after taking into account any disadvantages) of such other structure would be more favorable after the Closing to the shareholders of Parent than in the Merger.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PRE
Except as: (i) set forth in the disclosure letter delivered by PRE to AXIS simultaneously with the execution of the AXIS Agreement as amended to date and publicly disclosed prior to  Parent’s execution of this Agreement (the “AXIS Letter”), a copy of which is delivered to Parent simultaneously with the execution of this Agreement along with certification by PRE’s chief executive officer that  a complete and accurate copy of the AXIS Letter has been so delivered to Parent  (collectively, the “PRE Disclosure Letter”), or (ii) disclosed in the PRE SEC Reports publicly filed with the SEC on or following January 1, 2014 and at least two Business Days prior to the date of Parent’s execution of this Agreement (excluding any disclosures set forth in the “Risk Factors” or “Forward-Looking Statements” sections of such PRE SEC Report or that otherwise constitute risk factors or that are cautionary, predictive or forward-looking in nature), PRE hereby represents and warrants to Parent and Merger Sub, with respect to itself and its Subsidiaries, as follows:
3.1            Organization, Standing and Power.
(a)            Each of it and its Subsidiaries is a corporation, exempted company, limited liability company or other legal entity duly organized or incorporated, validly existing and in good standing (if and to the extent such term is so recognized in the relevant jurisdiction) under the Laws of its jurisdiction of organization or incorporation, except for those jurisdictions where failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of it and its Subsidiaries has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted, except where failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)            Each of it and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, exempted company, limited liability company or other legal entity and is in good standing (if and to the extent such term is so recognized in the relevant jurisdiction) in

8

each jurisdiction where the character or location of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither it nor any of its Subsidiaries is in violation of their respective Organizational Documents in any material respect.
(c)            It has provided or made available to Parent and Merger Sub true and complete copies of:  (i) its memorandum of association (the “Memorandum of Association”) and bye-laws (the “Bye-Laws”) in effect as of the date hereof; and (ii) the memorandum of association and bye-laws or other similar Organizational Documents in effect as of the date hereof of each of its material Insurance Subsidiaries.
3.2            Capitalization.
(a)            Its authorized share capital and issued and outstanding share capital as of the date set forth in Section 3.2(a) of the PRE Disclosure Letter, including any capital reserved for issuance upon the exercise or payments of outstanding warrants, share options, share appreciation rights or other equity-related securities or awards (such share option and other equity-related award plans, agreements and programs, each an “Equity Award”), are described in Section 3.2(a) of the PRE Disclosure Letter.  None of its share capital, equity-related securities or warrants are held by it or by its Subsidiaries.  Section 3.2(a) of the PRE Disclosure Letter also sets forth a true and complete list of all outstanding Equity Awards  outstanding as of the date of this Agreement and the name of each holder thereof and the number of PRE Common Shares for which any such warrant, option, share appreciation right, restricted share, restricted share unit or other equity-related security or award is exercisable for as of the date of this Agreement (without regard to any vesting or other limitations with respect thereof).
(b)            Except as described in this Section 3.2, as of the date hereof, there are:  (i) no shares or securities of, or other equity or voting interests in, it; (ii) no issued and outstanding shares or securities of it that are convertible into or exchangeable for share capital of, or other equity or voting interests in, it; (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from it, or that obligate it to issue, any shares or securities, or other equity or voting interests in, it; (iv) no obligations of it to grant, extend or enter into any subscription, warrant, right, convertible or exchange security or other similar agreement or commitment relating to any shares or securities of, or other equity or voting interests in it (the items in clauses (i), (ii), (iii) and (iv) being referred to, collectively, as its “Securities”); and (v) no other obligations by it or any of its Subsidiaries to make any payments based on the price or value of any of its Securities, or dividends paid thereon.
(c)            With respect to the Equity Awards:  (i) each grant of an Equity Award was duly authorized no later than the date on which the grant of such Equity Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the PRE Board, or a committee thereof or such committee’s designee (as the case may be) and any required approval by its shareholders; (ii) each such grant was made in accordance with all applicable Laws, including the rules of the NYSE; (iii) the per share exercise price of each PRE Option was not less than the fair market value of a respective PRE Common

9

Share on the applicable Grant Date; (iv) each such grant qualifies in all material respects for the Tax and accounting treatment afforded to such Equity Awards in its Tax Returns and its SEC Reports, respectively; and (v) no material modifications have been made to any such grants after the Grant Date and all such grants either comply in all material respects with or are exempt from Section 409A of the Code.  The treatment of the Equity Awards provided in Section 2.3 will comply with all applicable Laws and the terms and conditions of the PRE Share Plans and the applicable Equity Award agreements.
(d)            All PRE Common Shares and PRE Preferred Shares that are issued and outstanding or that are subject to issuance prior to the Effective Time upon the terms and subject to the conditions specified in the instruments under which they are issuable: (i) are, or, in the case of shares issued after the date hereof, will be, duly authorized, validly issued, fully paid and non-assessable, and issued in compliance with applicable Law and the terms and provisions of its applicable Organizational Documents; and (ii) are not, or, in the case of shares issued after the date hereof, will not be, subject to any pre-emptive or similar rights, purchase option call or right of first refusal or similar rights.
(e)            There are no outstanding contractual obligations of it or any of its Subsidiaries:  (i) to repurchase, redeem or otherwise acquire any PRE Common Shares, PRE Preferred Shares, bonds, debentures, notes or other indebtedness of it or share capital, bonds, debentures, notes or other indebtedness of any Subsidiary of it; or (ii) to provide any funds to or make any investment in (A) any Subsidiary of it that is not wholly owned by it or (B) any other Person.  No holder of securities in it or any of its Subsidiaries has any right to have such securities registered by it or any of its Subsidiaries under the Exchange Act.
(f)            The PRE Common Shares and PRE Preferred Shares constitute the only issued and outstanding classes of securities of it or its Subsidiaries registered under the Exchange Act.
(g)            Section 3.2(g) of the PRE Disclosure Letter contains a list of all insurance linked securities, sidecars, catastrophe bonds or weather-related bonds or similar instruments issued, guaranteed or sponsored by it or any of its Subsidiaries.
(h)            It has not guaranteed the obligations of any of its Subsidiaries.
3.3            Corporate Authorization.   It has all necessary corporate power and authority to enter into this Agreement and the Statutory Merger Agreement and, subject to approval and adoption of this Agreement and the Statutory Merger Agreement by the Requisite PRE Vote to consummate the Transactions.  The execution, delivery and performance by it of this Agreement, the Statutory Merger Agreement and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action on its part, subject only to the Requisite PRE Vote.  The Requisite PRE Vote is the only vote of the holders of any class or series of its share capital or other securities necessary to approve this Agreement, the Statutory Merger Agreement or the Transactions to which it is a party.
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3.4            Board Approval.
(a)            The PRE Board, by resolutions duly passed at a meeting duly called and held, has: (i) determined that the PRE Consideration constitutes fair value for each PRE Common Share in accordance with the Companies Act and deemed it advisable and fair to, and in the best interests of, PRE to enter into this Agreement and to consummate the Transactions to which PRE is a party; (ii) approved and adopted this Agreement and authorized and approved the Transactions to which PRE is a party; (iii) recommended that the shareholders of PRE vote affirmatively in connection with obtaining the Requisite PRE Vote (the “PRE Board Recommendation”), subject to Section 6.8, and directed that this Agreement, the Statutory Merger Agreement and the Transactions to which PRE is a party be submitted for consideration by the shareholders of PRE at the PRE Shareholder Meeting; and (iv) determined that the PRE Bye-law Amendment is in the best interests of PRE and authorized and approved the PRE Bye-law Amendment.
(b)            Intentionally Left Blank.
3.5            Enforceability.  This Agreement has been duly executed and delivered by it and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding agreement of it, enforceable against it in accordance with the terms of this Agreement, subject to the effect of any applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (whether considered in a proceeding at equity or at law).
3.6            Non-Contravention.   The execution, delivery and performance of this Agreement and the Statutory Merger Agreement by it and the consummation by it of the Transactions to which it is a party do not and will not (assuming the accuracy of the representations and warranties of Parent and Merger Sub made in Section 4.3 and Section 4.5 below):
(a)            contravene or conflict with, or result in any violation or breach of, any provision of its Organizational Documents, as they may be amended by the PRE Bye-law Amendment;
(b)            contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to it or any of its Subsidiaries or by which any of its assets or those of any of its Subsidiaries (“PRE Assets”) are bound, assuming that all consents, approvals, authorizations, filings and notifications described in Section 3.8 have been obtained or made or, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(c)            result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any Contracts, except for any Reinsurance Contracts, to which it or any of its Subsidiaries is a party or by which any of their assets are bound (collectively, “PRE Contracts”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
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(d)            require any consent, approval or other authorization of, or filing with or notification to, any Person under any PRE Contracts, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(e)            give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations under any PRE Contracts, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or
(f)            cause the creation or imposition of any Liens on any PRE Assets, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.7            Subsidiaries.
(a)            Each of its Subsidiaries is wholly owned by it, directly or indirectly, free and clear of any Liens other than Permitted Encumbrances.  Except for Investment Assets held in the ordinary course of business and the capital stock or other equity ownership interests of its Subsidiaries set forth in Section 3.7 of the PRE Disclosure Letter, it does not own, directly or indirectly, any share capital or other equity interest of, or any other securities convertible or exchangeable into or exercisable for share capital or equity interest of, any Person.
(b)            Each issued and outstanding share of the share capital or non-corporate equity interests (including partnership interests and limited liability company interests), as applicable, of each of its Subsidiaries that is held, directly or indirectly, by it:  (i) is duly authorized, validly issued, fully paid and nonassessable, and was issued in compliance with the applicable Laws, terms and conditions of the applicable Subsidiary’s Organizational Documents and any preemptive or similar rights, subscription rights, anti-dilutive rights, purchase option, call or right of first refusal or similar rights; and (ii) is not or, in the case of any share or non-corporate equity interest issued after the date hereof, will not be, subject to any pre-emptive or similar rights, purchase option, call or right of first refusal or similar rights.
(c)            All of the outstanding share capital of, or other equity or voting interests in, each of its Subsidiaries are owned directly or indirectly, by it free and clear of all Liens other than Permitted Encumbrances.  There are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any share capital or other equity or voting interests of any of its Subsidiaries, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any of its Subsidiaries.  None of its Subsidiaries has any outstanding equity compensation plans relating to the share capital of, or other equity or voting interests in, any of its Subsidiaries.  Neither it nor any of its Subsidiaries has any obligation to make any payments based on the price or value of any securities of any of its Subsidiaries or dividends paid thereon.
3.8            Governmental Authorizations.   The execution, delivery and performance of this Agreement and the Statutory Merger Agreement by it and its Subsidiaries and the consummation by it and its Subsidiaries of the Transactions do not and will not require any

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consent, approval or other authorization of, or filing, license, permit, declaration or registration with or notification to, or waiver from, any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, whether domestic or foreign (each, a “Governmental Entity”), other than:
(a)            (i)  the filing of the Merger Application and related attachments with the Registrar and (ii) the written notification from the Bermuda Monetary Authority confirming that the Bermuda Monetary Authority has no objection to the Merger;
(b)            (i) the filing with the Securities and Exchange Commission (the “SEC”) of the Proxy Statement and any other materials as may be required in connection with this Agreement and the Transactions and (ii) any other filings and reports that may be required in connection with this Agreement and the Transactions under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”);
(c)            compliance with the New York Stock Exchange (“NYSE”) rules and regulations;
(d)            Intentionally Left Blank.
(e)            compliance with the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and, as set forth in Section 3.8(e) of the PRE Disclosure Letter, with respect to any Governmental Entity with jurisdiction over enforcement of any applicable antitrust or competition Laws;
(f)            notices, applications, filings, authorizations, orders, approvals and waivers that are set forth in Section 3.8(f) of the PRE Disclosure Letter (such notices, filings, authorizations, orders, approvals and waivers described in clauses (e) and (f), together with the Specified Approvals,1 the “Transaction Approvals”); and
(g)            where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.9            Vote Required.
(a)            The Requisite PRE Vote is the only vote of the holders of any class or series of the share capital of it or any of its Subsidiaries necessary (under its Organizational Documents, the Companies Act, other applicable Laws or otherwise) to approve and adopt this Agreement, the Statutory Merger Agreement and the Merger.
(b)            There are no shareholder agreements, voting trusts, proxies or similar agreements, arrangements or commitments to which it or any of its Subsidiaries is a party or of which it has Knowledge with respect to the voting of any of its shares or those of any of its

[1]	Without the benefit of prior review of the AXIS Letter, Parent has set forth a list that includes the regulatory approvals discussed with the Company’s legal advisors.
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Subsidiaries.  There are no bonds, debentures, notes or other instruments of indebtedness of it or any of its Subsidiaries that have the right to vote, or that are convertible or exchangeable into or exercisable for securities having the right to vote, on any matters on which its shareholders may vote.
3.10         SEC Reports.
(a)            It has timely filed with the SEC (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) all forms, reports, schedules, statements and other documents required to be filed by it with the SEC, and any documents or information furnished to the SEC on a voluntary basis on Current Reports on Form 8-K, in each case since January 1, 2012 (collectively, the “SEC Reports”).  Its SEC Reports, as filed with or furnished to the SEC: (i) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or the Exchange Act; (ii) were prepared in all material respects in accordance with the respective requirements of the Securities Act, the Exchange Act and other applicable Laws; and (iii) did not, at the time they were filed, or if amended or restated, at the time of such later amendment or restatement, and at their respective effective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading.  None of its Subsidiaries is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any forms, reports, schedules, statements or other documents with the SEC, any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation service.
(b)            As of their respective dates, or, if amended, as of the date of the last such amendment, its SEC Reports, as filed with or furnished to the SEC, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder.  As of the date hereof, there are no outstanding or unresolved written comments from the SEC with respect to its SEC Reports.  As of the date hereof, to its Knowledge, none of its SEC Reports filed on or prior to the date hereof is the subject of ongoing SEC review.
3.11         Financial Statements; Internal Controls.
(a)            The audited consolidated financial statements and unaudited consolidated interim financial statements (including all related notes and schedules) of it and its consolidated Subsidiaries included or incorporated by reference in its SEC Reports:
(i)            complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC;
(ii)            were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes to those financial statements); and
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(iii)            fairly present in all material respects the consolidated financial position of it and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which are, individually or in the aggregate, material).
(b)            No material weaknesses exist with respect to its internal control over financial reporting that would be required to be disclosed pursuant to Item 308(a)(3) of Regulation S-K promulgated by the SEC that have not been disclosed in its SEC Reports as filed with or furnished to the SEC prior to the date hereof.  It has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act designed to ensure that information required to be disclosed by it in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by it in the reports that it files and submits under the Exchange Act is accumulated and communicated to its management, as appropriate, to allow timely decisions regarding required disclosure.  It has disclosed, based on its most recent evaluation, to its outside auditors and the audit committee of its board of directors:  (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal control over financial reporting.  It has provided or made available to Parent and Merger Sub true and complete copies of any such disclosure contemplated by clauses (i) and (ii) of the immediately preceding sentence made by management to its independent auditors and the audit committee of its Board since January 1, 2012.
3.12         Liabilities.
(a)            There are no liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise (collectively, “Liabilities”) of it or any of its Subsidiaries that are required to be recorded or reflected on a balance sheet, including the footnotes thereto, prepared in accordance with GAAP, other than:
(i)            Liabilities reflected or reserved for in the consolidated balance sheet of it and its consolidated Subsidiaries as of December 31, 2014 or disclosed in the footnotes thereto, set forth in its Annual Report on Form 10-K for the period ended December 31, 2014, as filed with the SEC prior to the date hereof; and
(ii)            Liabilities incurred since December 31, 2014 in the ordinary course of business.
(b)            Neither it nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among it and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured
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finance, special purpose or limited purpose entity, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, it or any of its Subsidiaries in its SEC Reports.
(c)            It is in compliance in all material respects with:  (i) the provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations of the SEC promulgated thereunder that are applicable to it and (ii) the rules and regulations of the NYSE that are applicable to it.  With respect to each of its SEC Reports on Form 10-K or Form 10-Q, each of its principal executive officer and principal financial officer has made all certifications required by Rule 13a-14 or 15(d) under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder with respect to such SEC Reports.  None of the “back-up” or “sub-certifications” made by any of its officers or employees or any of its Subsidiaries since January 1, 2012 to support any such certifications made by its principal executive officer or principal financial officer has identified or raised any significant exceptions.
3.13         Absence of Certain Changes.   Since December 31, 2014 to the date of this Agreement:  (i) except for the execution, delivery and performance of this Agreement and the discussions, negotiations and Transactions related thereto, its business and that of its Subsidiaries has been carried on and conducted in all material respects in the ordinary course; (ii) there has not been any declaration, setting aside for payment or payment of any dividend or other distribution in respect of any of the PRE Common Shares or other of its equity or voting interests, except for ordinary course quarterly dividends with payment dates and amounts consistent with past practice; (iii) there has not been any change in any material respect in its or any of its Subsidiaries’ financial accounting or actuarial methods, principles or practices, except insofar as may have been required by GAAP, by Applicable SAP or applicable Law, and (iv) there has not been any effect, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
3.14         Litigation.   Other than ordinary course claims under Reinsurance Contracts within applicable policy or contractual limits that do not involve allegations of bad faith or seek extra-contractual obligations, are not the subject of any proceeding by or before any Governmental Entity and have not proceeded to formal litigation, arbitration or mediation, there are no legal actions, claims, demands, arbitrations, hearings, charges, complaints, investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings (collectively, “Legal Actions”) pending or, to its Knowledge, threatened against: (i) it or any of its Subsidiaries; or (ii) any of its or its Subsidiaries’ directors, officers or employees or other Person for whom it or any of its Subsidiaries may be liable, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no Orders outstanding against it, any of its Subsidiaries or their respective properties and assets, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
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3.15         Investments; Derivatives.
(a)            Except for bonds, stocks, mortgage loans, derivatives (including swaps, swaptions, caps, floors, foreign exchange and options or forward agreements) and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, alternatives investments and direct and indirect investments in hedge funds and other investments (the “Investment Assets”) sold in the ordinary course of business after December 31, 2014 or in compliance with the Investment Guidelines, each of it and its Subsidiaries, as applicable, has good and marketable title to all of the Investment Assets it purports to own, free and clear of all Liens except Permitted Encumbrances.  A copy of its policies with respect to the investment of the Investment Assets has been made available no later than one day prior to the date hereof (the “Investment Guidelines”), and the composition of the Investment Assets complies in all material respects with, and it and its Subsidiaries have complied in all material respects with, the Investment Guidelines.
(b)            The Investment Assets in all material respects comply with, and the acquisition thereof complied with, any and all investment restrictions under applicable Law.
3.16         Insurance Matters.
(a)            Section 3.16(a) of the PRE Disclosure Letter contains a true and correct list of each of its Subsidiaries which, by virtue of its operations and activities, is required to be licensed as an insurance company, reinsurance company or insurance or reinsurance intermediary (collectively, its “Insurance Subsidiaries”), together with the jurisdiction of domicile thereof and each jurisdiction in which each such Insurance Subsidiary is licensed to conduct the business of insurance or reinsurance or as an intermediary.  None of its Insurance Subsidiaries is commercially domiciled in any other jurisdiction or is otherwise treated as domiciled in a jurisdiction other than that of its formation.  Each of its Insurance Subsidiaries and each of its other Subsidiaries that provide services to its Insurance Subsidiaries is licensed, authorized or otherwise eligible to conduct its business as currently conducted, to the extent required by Law, in each jurisdiction where it engages in business and for each line of business written therein, except where the failure to be so licensed, authorized or otherwise eligible to conduct its business as currently conducted would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)            Except as required by Insurance Laws of general applicability and the insurance Permits maintained by its Insurance Subsidiaries, there are no material written agreements, memoranda of understanding, commitment letters or similar undertakings binding on it or on any of its Insurance Subsidiaries or to which it or any of its Insurance Subsidiaries is a party, on the one hand, and any Governmental Entity is a party or addressee, on the other hand, or any Orders by, or supervisory letters or cease-and-desist orders from, any Governmental Entity, nor have it or any of its Insurance Subsidiaries adopted any board or committee resolutions at the request of any Governmental Entity, in each case with respect to such Insurance Subsidiaries, including any that would (i) limit the ability of any of its Insurance Subsidiaries to enter into Reinsurance Contracts, (ii) require any divestiture of any investment of any of its Insurance Subsidiaries, (iii) in any manner relate to the ability of any of its Insurance
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Subsidiaries to pay dividends, (iv) require any investment of any of its Insurance Subsidiaries to be treated as non-admitted assets (or the local equivalent), (v) require or impose any capital commitment, “keep well” or similar capital maintenance arrangement with respect to any of its Insurance Subsidiaries, or (vi) otherwise restrict the conduct of business of any of its Insurance Subsidiaries, nor have any of its Insurance Subsidiaries been advised by any Governmental Entity that it is contemplating any such undertakings.
(c)            The financial statements included in all annual, quarterly and other periodic statements submitted to the appropriate Insurance Regulator of each jurisdiction in which any of its Insurance Subsidiaries is licensed or authorized or otherwise eligible or accredited with respect to the conduct of the business of reinsurance since January 1, 2012 (collectively, its “Statutory Statements”) were prepared in accordance with Applicable SAP, applied on a consistent basis during the periods involved, and fairly present in all material respects the statutory financial position of the relevant Insurance Subsidiary as of the respective dates thereof and the results of operations and changes in capital and surplus (and shareholders’ equity, as applicable) of such Insurance Subsidiary for the respective periods then ended.  Such Statutory Statements complied in all material respects with all applicable Insurance Laws when filed or submitted and no material violation or deficiency has been asserted in writing (or, to the Knowledge of it, orally) by any Insurance Regulator with respect to any of such Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Insurance Regulator.
(d)            It has provided or made available to Parent and Merger Sub to the extent permitted by applicable Law, true and complete copies of all material examination reports (and has notified Parent of any pending material examinations) of any Insurance Regulators received by it on or after January 1, 2012 through the date of this Agreement relating to its Insurance Subsidiaries.  All material deficiencies or violations noted in such examination reports have been cured or resolved to the satisfaction of the applicable Insurance Regulator prior to the date of this Agreement.  It has also provided Parent with true and complete copies of its written guidelines and policies with regard to underwriting, claims handling and actuarial reserves practices.
(e)            (i) Each Ceded Reinsurance Contract is valid and binding on its applicable Insurance Subsidiary, and to its Knowledge, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) its applicable Insurance Subsidiary and, to its Knowledge, any other party thereto, has performed all obligations required to be performed by it under each Ceded Reinsurance Contract, except where such nonperformance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) none of its Insurance Subsidiaries has received written or, to its Knowledge, oral, notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of such Insurance Subsidiary under any Ceded Reinsurance Contract, except where such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) to its Knowledge, with respect to each Ceded Reinsurance Contract, (A) there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute, a default on the part of any counterparty under such Ceded Reinsurance Contract, (B) to its Knowledge as of the date hereof, no such counterparty is insolvent or the subject of a rehabilitation, liquidation,
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conservatorship, receivership, bankruptcy or similar proceeding, (C) the financial condition of any reinsurer or retrocessionaire under such Ceded Reinsurance Contract is not impaired to the extent that a default thereunder is reasonably anticipated, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (D) no notice of intended cancellation has been received by its Insurance Subsidiary from any such reinsurer or retrocessionaire, and (E) its Insurance Subsidiary is entitled under the law of its domiciliary jurisdiction to take full credit in its Statutory Statements for all amounts recoverable by it pursuant to such Ceded Reinsurance Contract and all such amounts recoverable have been properly recorded in its books and records of account and are properly reflected in its Statutory Statements.  As of the date hereof, there are no pending, and since January 1, 2012 to the date hereof, there have not been any, material disputes under any of the Ceded Reinsurance Contracts.
(f)             Section 3.16(f) of the PRE Disclosure Letter contains a true and correct list, as of the date of this Agreement, of each intercompany Reinsurance Contract between it and any of its Subsidiaries or among its Subsidiaries.
3.17         Material Contracts.
(a)            As of the date hereof, there are no Contracts to which it or any of its Subsidiaries is a party (other than Reinsurance Contracts, Real Property Leases and Benefit Plans):  (i) that are required to be described in, or filed as an exhibit to, any of its SEC Reports that are not so described or filed as required by the Securities Act or the Exchange Act; (ii) that contain any provisions restricting the ability of it or any of its Subsidiaries, or which, following the consummation of the Merger, would restrict the ability of PRE or any of its Subsidiaries or any of their successors, including the Surviving Company and its Subsidiaries, to compete or transact in any business or with any Person or in any geographic area or grants a right of exclusivity to any Person; (iii) pursuant to which any indebtedness of it or any of its Subsidiaries is outstanding or may be incurred in excess of $50 million or pursuant to which it or any of its Subsidiaries guarantees any indebtedness of any other Person (other than it or any of its Subsidiaries) (except for trade payables arising in the ordinary course of business); (iv) involving any material partnership, joint venture or other similar arrangement with any other Person (other than it or any of its Subsidiaries), relating to the formation, creation, operation, management or control of any such partnership or joint venture; (v) that involves or could reasonably be expected to involve aggregate payments or receipts by or to it and/or its Subsidiaries in excess of $5 million in any twelve-month period, other than:  (A) Contracts that can be terminated by it or any of its Subsidiaries on less than 90 days’ notice without payment by it or any of its Subsidiaries of any penalty, or (B) Assumed Reinsurance Contracts; (vi) that have been entered into since January 1, 2012 or otherwise provide for material ongoing obligations of it or any of its Subsidiaries and involve the acquisition from another Person or disposition to another Person of capital stock or other equity interests of another Person or of a business (excluding, for the avoidance of doubt, acquisitions or dispositions of Investment Assets, and immaterial tangible assets in the ordinary course of business); (vii) that outsources any material function or part of its business or that of any Subsidiary or Subsidiaries; (viii) that prohibits or restricts the payment of dividends or distributions in respect of its shares or capital stock or those of any of its Subsidiaries, prohibits the pledging of the shares or capital stock of it or any of its Subsidiaries or prohibits or restricts the issuance of any guarantee by it or any of its Subsidiaries; (ix) that restricts its ability to incur indebtedness or guarantee the indebtedness of others; (x) in its case
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(and not in the case of any of its Subsidiaries) that are guarantees, including of obligations, suretyship contracts, performance bonds or other form of guaranty agreement or capital maintenance agreements or any keep wells; or (xi) Contracts or agreements that contain a put, call or similar right pursuant to which it or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $50 million (each such Contract described in clauses (i)-(xi), other than any Reinsurance Contract, Real Property Lease or Benefit Plan, a “Material Contract”).
(b)            (i)  Each Material Contract is a legal, valid and binding agreement of it and its Subsidiaries to the extent such Person is a party thereto and, to its Knowledge, each other party thereto is in compliance in all material respects with its terms and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) it and each of its Subsidiaries and, to its Knowledge, each other party thereto, has performed all obligations required to be performed by such Person under such Material Contract, except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) neither it nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of it or any of its Subsidiaries under any Material Contract, except where such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Material Contract, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)            Section 3.17(c) of the PRE Disclosure Letter contains a true and correct list, as of the date of this Agreement, of each Material Contract entered into by it or any of its Subsidiaries.
3.18         Benefit Plans.
(a)            It has disclosed in Section 3.18 of the PRE Disclosure Letter a true and complete list of all material Benefit Plans other than Benefit Plans maintained by it outside of the United States primarily for the benefit of Associates working outside of the United States (collectively, the “Non-U.S. Benefit Plans”), which are contributed to, sponsored by or maintained by it or its Subsidiaries, or under which any current or former Associate of it has any present or future rights to benefits. For the purposes of this Agreement, “Benefit Plans” include all benefit and compensation plans, programs, contracts, policies, agreements or arrangements covering its current or former Associates, or under which it has any liability (including any contingent liability), including but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not such plans are subject to ERISA, and deferred compensation, pension, retirement, health, welfare, severance, employment, perquisite, change in control, stock option, stock purchase, stock appreciation rights, stock based, incentive, collective bargaining, fringe benefit, employee loan and bonus plans, programs, contracts, policies, agreements or arrangements.  True and complete copies of all material Benefit Plans (or a written summary of any unwritten material Benefit Plan), including, to the extent applicable, (i) any trust agreement
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or insurance contract forming a part of such Benefit Plans, (ii) the most recent determination letter, (iii) the most recent Form 5500 and attached schedules, (iv) actuarial valuation reports, and (v) any amendments and a summary of any proposed amendments or changes anticipated to be made to such Benefit Plans, have been provided or made available to Parent and Merger Sub prior to the date of this Agreement.
(b)            Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Benefit Plan other than the Non-U.S. Benefit Plans, (collectively, the “U.S. Benefit Plans”) has been funded, established, maintained and administered in compliance with their respective terms, ERISA, the Code and other applicable Laws, (ii) each U.S. Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination or opinion letter from the Internal Revenue Service as to its qualification and there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the qualified status of any such plan, (iii) there are no pending or, to its Knowledge, threatened actions, claims or lawsuits against or relating to the Benefit Plans, the assets of any of the trusts under such plans or the sponsor or the administrator, or against any fiduciary of the Benefit Plan with respect to the operation of such arrangements (other than routine benefits claims), (iv) no Benefit Plan is under audit or investigation by any Governmental Entity which is reasonably expected to result in a material liability to it, (v) no “reportable event” (as such term is defined by Section 4043 of ERISA) or failure to satisfy the “minimum funding standard” within the meaning of Sections 412 and 430 of the Code or Section 302 of ERISA has occurred with respect to any Benefit Plan.
(c)            It has not engaged in a transaction with respect to any Benefit Plan which is subject to ERISA that, assuming the taxable period of such transaction expired as of the date of this Agreement, would reasonably be expected to subject it to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.  It has not incurred, and it does not reasonably expect to incur, a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA or any material liability under Section 4071 of ERISA.
(d)            Except as disclosed in Section 3.18(d) of the PRE Disclosure Letter, neither it, its Subsidiaries, nor any of their respective predecessors, has contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any Liability, directly or indirectly, within the last six (6) years prior to the date hereof with respect to (i) an employee benefit plan that is or was subject to Title IV of ERISA, including, without limitation, any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), (ii) a “multiple employer plan” (as defined in Section 413 of the Code), (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iv) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code.  None of the Benefit Plans provide retiree health, life insurance or other welfare benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA or any other applicable Law.
(e)            There has been no amendment to, or announcement by it relating to, any of the U.S. Benefit Plans that would result in a material increase in liabilities to it above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2014.  Except
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as disclosed in Section 3.18(e) of the PRE Disclosure Letter, neither the execution of this Agreement, shareholder approval and adoption of this Agreement and the Statutory Merger Agreement, receipt of approval or clearance from any one or more Governmental Entities in connection with the Merger or the other Transactions, nor the consummation of the Transactions, alone or in combination with any other event, will (i) entitle any Associates of it to severance or other payment, or increase any compensation or benefits due (other than severance pay required by applicable Law), (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of any compensation or benefits under, or increase the amount of compensation or benefits payable, under any Benefit Plan, (iii) result in payments that would individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(l) of the Code, or (iv) limit or restrict its right to merge, amend or terminate any Benefit Plan.  Except as disclosed in Section 3.18(e) of the PRE Disclosure Letter, it is not a party to, and is not otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of a Tax, interest or penalties imposed by Section 409A or 4999 of the Code (or any corresponding provision of state or local Law).
(f)            All of the material Non-U.S. Benefit Plans are listed in Section 3.18(f) of the PRE Disclosure Letter.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of its Non-U.S. Benefit Plan been funded, established, maintained and administered in compliance in all material respects with their respective terms and all applicable Law (including compliance with any applicable requirements with respect to registration and good standing with regulatory authorities) and have been approved by any applicable taxation authorities for favorable taxation status to the extent such approval is available (and circumstances do not exist that are reasonably likely to cause such approval to cease to apply), (ii) it has no material unfunded liabilities with respect to any such Non-U.S. Benefit Plans that are not set forth in the consolidated balance sheets included in or incorporated by reference into its SEC Reports filed prior to the date of this Agreement and (iii) there is no pending or, to the Knowledge of its executive officers, threatened material litigation relating to the Non-U.S. Benefit Plans.
3.19         Labor Relations.
(a)            Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each individual who renders (or, since January 1, 2012, any other individual who previously rendered) services to it or any of its Subsidiaries who is or was classified by it or any of its Subsidiaries as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Benefit Plans) is currently or was previously properly so characterized.
(b)            It is not party to any collective bargaining or similar agreement covering its employees, and its employees are not represented by any union, works council or labor organization.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth in Section 3.19(b) of the PRE Disclosure Letter: (i) neither it nor any of its Subsidiaries is the subject of any proceeding that asserts that it or any of its Subsidiaries has committed an unfair labor practice or that seeks to compel it to bargain with any labor union or labor organization; and (ii) there is no pending or, to its Knowledge,
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threatened, labor strike, dispute, walk-out, work stoppage, slow down or lockout involving it or any of its Subsidiaries.
(c)            Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of it and its Subsidiaries are, and since January 1, 2012, have been, in compliance in all material respects with all applicable Laws relating to employment and employment practices, the classification of employees, wages, overtime, hours, collective bargaining, unlawful discrimination, civil rights, safety and health, workers’ compensation, plant closing and mass layoff Laws (including the Worker Adjustment and Retraining Notification Act, as amended, and each similar state, local or foreign Law) and terms and conditions of employment.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no charges with respect to or relating to either it or its Subsidiaries pending or, to its Knowledge, threatened before the U.S. Equal Employment Opportunity Commission or any national, federal, state or local agency, domestic or foreign, responsible for the prevention of unlawful employment practices.
3.20         Taxes.   Except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)            All Tax Returns required to be filed by or with respect to it or any of its Subsidiaries have been timely (taking into account any applicable extensions) filed and all such Tax Returns are true, complete and correct.
(b)            It and each of its Subsidiaries have fully paid all Taxes required to be paid and have made adequate provision (in accordance with GAAP or Applicable SAP, as applicable) for any Taxes that are not yet due and payable or that are being contested in good faith for all taxable periods, or portions thereof, ending on or before the date of this Agreement.
(c)            It and each of its Subsidiaries have withheld all Taxes required to have been withheld from payments made to its employees, independent contractors, creditors, shareholders and other third parties and, to the extent required, such Taxes have been paid to the relevant Governmental Entity.
(d)            There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from it or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending.
(e)            No audit or other proceeding by any Governmental Entity is pending or to its Knowledge, threatened in writing with respect to any Taxes due from or with respect to it or any of its Subsidiaries.  No claim for unpaid Taxes has been asserted against it or any of its Subsidiaries by a Governmental Entity, other than any claim that has been resolved and paid in full.
(f)             Neither it nor any of its Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Tax Law) or been issued any private letter rulings, technical advice memoranda or similar agreement or rulings by any taxing authority.
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(g)            Neither it nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or non-U.S. Law).
(h)            There are no Liens for Taxes on its assets or the assets any of its Subsidiaries other than Permitted Encumbrances.
(i)              Neither it nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (other than loss transactions) or comparable provision of any other applicable Tax Law, and neither it nor any of its Subsidiaries has been a “material advisor” to any such transaction within the meaning of Section 6111 of the Code.
(j)              Neither it nor any of its Subsidiaries (A) has ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return (other than a group of which it or one of its Subsidiaries is the common parent) or (B) has any liability for any Taxes of any Person (other than it or its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or non-U.S. law, or as a transferee or successor, by contract or by operation of Law.
(k)            Neither it nor any of its Subsidiaries is a party to or bound by or has any obligation under any Tax sharing or similar agreement or arrangement (other than commercial agreements the primary subject matter of which is not Tax matters).
(l)              It and each of its Subsidiaries currently satisfies (assuming the relevant taxable year ended on the date this representation is being given), and expects to satisfy with respect to the taxable year which includes the Closing Date falls, either or both of the exceptions described in Sections 953(c)(3)(A) and (B) of the Code so that none of its “United States shareholders” (within the meaning of Section 953(c) of the Code) will be required to include in income any of its or its Subsidiaries’ “related person insurance income” (within the meaning of Section 953(c)(2) of the Code) by operation of Sections 951(a) and 953(c)(5) of the Code.
(m)            Neither it nor any of its Subsidiaries reasonably expects that it will be a passive foreign investment company (as defined in Section 1297 of the Code and the Treasury Regulations thereunder) for the taxable year which includes the Closing Date.
(n)            Neither it nor any of its non-U.S. Subsidiaries are engaged in a trade or business within the United States within the meaning of Section 864(b) of the Code or have a permanent establishment in the United States.
(o)            It has not elected under Section 897(i) of the Code to be treated as a “domestic corporation.”
3.21         Intellectual Property.
(a)            Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
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(i)            it and its Subsidiaries own or have enforceable rights or licenses to use the Intellectual Property used in, and necessary for, their business as currently conducted.  Its and its Subsidiaries’ conduct of their business as currently conducted does not infringe upon, misappropriate or otherwise violate the Intellectual Property rights of any third party, and no claim has been asserted or, to its Knowledge, threatened against it or any of its Subsidiaries that the conduct of its and its Subsidiaries’ business as currently conducted infringes upon, misappropriates or otherwise violates the Intellectual Property rights of any third party;
(ii)            none of its present or former employees, officers, or directors, or agents, outside contractors or any other third party holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Owned Intellectual Property;
(iii)            none of the Intellectual Property owned or purported to be owned by it or any of its Subsidiaries (the “Owned Intellectual Property”) has been adjudged invalid or unenforceable in whole or in part and, to its Knowledge, the Owned Intellectual Property is valid and enforceable.  To its Knowledge, no Person is engaging in any activity that infringes upon the Owned Intellectual Property;
(iv)            to its Knowledge, each agreement under which Intellectual Property is licensed to it or any of its Subsidiaries is valid and enforceable, is binding on all parties to such license, and is in full force and effect, and no party thereto is in breach thereof or default thereunder;
(v)            it and its Subsidiaries have taken commercially reasonable measures to protect the confidential nature of the trade secrets and confidential information that they own or use;
(vi)            to its Knowledge, the software it or any of its Subsidiaries owns or licenses for use does not contain any disabling mechanism or protection feature designed to prevent its use, including any computer virus, worm, software lock, drop-dead device, Trojan-horse routine, trap door, back door (including capabilities that permit non-administrative users to gain unrestricted access or administrative rights to software or that otherwise bypasses security or audit controls), time bomb or malware or any other codes or instructions that may be used to access, modify, replicate, distort, delete, damage or disable software or data, other software operating systems, computers or equipment with which the software interacts; and
(vii)            in the past 12 months, there has been no failure or malfunction of any IT Systems which has caused any material disruption to its business or that of its Subsidiaries.  It and its Subsidiaries have implemented reasonable backup, security and disaster recovery technology and procedures.
(b)            To its Knowledge, it and its Subsidiaries are compliant in all material respects with their respective privacy policies and contractual commitments to their respective customers and employees, concerning data protection and the privacy and security of Personal Data of such customers and employees, including any applicable Data Protection Laws.  Since
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January 1, 2012, to its Knowledge, it and its Subsidiaries have not experienced any Information Security Breach.
3.22         Real Property; Personal Property.
(a)            Set forth in Section 3.22(a) of the PRE Disclosure Letter is a complete list of real property that it or its Subsidiaries own (“Owned Real Property”).  With respect to each Owned Real Property, except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:  (i) it or its respective Subsidiary has good and clear record and marketable title to such property, free and clear of any Lien other than Permitted Encumbrances; and (ii) there are no outstanding options or right of first refusal to purchase the Owned Real Property, or any portion of the Owned Real Property, or interest therein.
(b)            It and its Subsidiaries have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) material to the conduct of their respective businesses as such businesses are currently being conducted.  Neither it nor any of its Subsidiaries’ leasehold interest in any such real property is subject to any Lien, except for Permitted Encumbrances.  None of it or any of its Subsidiaries is in material breach of, or material default under, or has received written notice of any material breach of, or material default under, any Real Property Lease, agreement evidencing any Lien or other agreement affecting any lease, license, or sublease or other agreement (“Real Property Lease”) under which it or any of its Subsidiaries uses or occupies or has a right to use or occupy now or in the future, any real property (“Leased Real Property”), which default remains uncured as of the date of this Agreement.
(c)            Each Real Property Lease is valid, binding and in full force and effect, and no termination event or condition or uncured material breach or default on the part of it or any of its Subsidiaries exists under any Real Property Lease.  No option has been exercised by it or any of its Subsidiaries under any Real Property Lease, and neither it nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof.  None of it or any of its Subsidiaries has sold, assigned, transferred, pledged or created or suffered a Lien (except for Permitted Encumbrances) on all or any part of its leasehold interest in the Leased Real Property.  As of the date hereof, to its Knowledge, no landlord under any Real Property Lease has indicated that it will not grant its consent to the sublease of the respective Leased Real Property or assignment of such Real Property Lease by the tenant thereunder, or that such landlord will condition its granting of any such consent on the payment of any non de minimis fee.
(d)            The Owned Real Property, the Leased Real Property and any buildings or equipment thereon owned or leased by it or its Subsidiaries have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (given due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present and intended uses, and, in the case of buildings (including the roofs thereof), are structurally sound.
3.23         Permits; Compliance with Laws.
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(a)            Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of it and its Subsidiaries is, and since January 1, 2012, has been, in possession of all franchises, grants, authorizations, licenses, easements, variances, exceptions, consents, certificates, approvals and other permits of any Governmental Entity (“Permits”) necessary for it to own, lease and operate its properties and assets or to carry on its business as it is currently being conducted (collectively, its “Required Permits”), and all such Required Permits are in full force and effect.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no suspension or cancellation of any of the Required Permits is pending or threatened, and no such suspension or cancellation will result from consummation of the Transactions.
(b)            Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, it and each of its Subsidiaries is, and since January 1, 2012 has been, in compliance with: (i) all Laws applicable to it or such Subsidiary or its respective business or properties; and (ii) all its Required Permits.  Neither it nor any of its Subsidiaries is subject to any Order of, or any continuing, pending or threatened in writing formal investigation or formal inquiry by, any Governmental Entity except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)            Without limiting the generality of the foregoing, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, it and each of its Subsidiaries is, and since January 1, 2012 has been, in compliance with: (i) the Foreign Corrupt Practices Act of 1977, as amended, and any rules and regulations promulgated thereunder; (ii) the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such Convention; and (iii) the United Kingdom Bribery Act of 2010, as amended, and any rules and regulations promulgated thereunder.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither it or any of its Subsidiaries nor, to its Knowledge, any of their respective directors, officers, employees or agents, does any business with or involving the government of, any Person or project located in any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control, or knowingly supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions.  Neither it nor any of its Subsidiaries has received any written notice of violation (or allegation of violation) of such sanctions from any Governmental Entity.  This Section 3.23 does not relate to its SEC Reports, financial statements or compliance with the Sarbanes-Oxley Act (as associated rules and regulations), which are the subject of Section 3.10, Section 3.11 and Section 3.12.
3.24         Takeover Statutes.  No “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other anti-takeover statute or regulation (collectively, “Takeover Statutes”) would reasonably be expected to restrict or prohibit this Agreement, the Statutory Merger Agreement or the Transactions by reason of it being a party to this Agreement and the Statutory Merger Agreement, or performing its obligations hereunder and thereunder and consummating the Merger and the other Transactions.
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3.25         Interested Party Transactions.  There are no undisclosed transactions, Contracts, arrangements or understandings between: (i) it and any of its Subsidiaries, on the one hand; and (ii) any director, officer or employee of it or any Person (other than it or its Subsidiaries) which owns of record or beneficially any equity interest in it or any of its Subsidiaries, on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K of the SEC (each, an “Interested Party Transaction”).
3.26         Reserves.
(a)            The insurance reserves for claims, losses (including incurred, but not reported, losses), loss adjustment expenses (whether allocated or unallocated) and unearned premiums of each of its Insurance Subsidiaries contained in its Statutory Statements: (i) were, except as otherwise noted in the applicable Statutory Statement, determined in all material respects in accordance with generally accepted actuarial standards consistently applied as in effect at such time, except as otherwise noted in the financial statements and notes thereto included in such Statutory Statements; (ii) were computed on the basis of methodologies consistent with those used in computing the corresponding reserves in prior fiscal years, except as otherwise noted in the financial statements and the notes thereto included in such Statutory Statements, and (iii) satisfied the requirements of all applicable Laws in all material respects.
(b)            With respect to its Insurance Subsidiaries, it has provided or made available to Parent and Merger Sub true and complete copies of: (i) all actuarial reports by independent external actuaries and (ii) all material internal actuarial reports, in each case, prepared on or after January 1, 2012 and prior to the date of this Agreement.  The information and data furnished by it and its Insurance Subsidiaries to its actuaries in connection with the preparation of such actuarial reports were (i) obtained from the books and records of the relevant Insurance Subsidiary and (ii) accurate in all material respects for the periods covered in such reports.
3.27         Insurance Policies.   Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) all property and liability insurance policies maintained by it and its Subsidiaries covering it and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid; (ii) neither it nor any of its Subsidiaries is in breach or default of any such insurance policies or has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or modification of any such insurance policies; and (iii) no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination or modification under such insurance policies.
3.28         Proxy Statement.   None of the information contained in the proxy statement and form of proxies relating to the PRE Shareholders Meeting to be held to obtain approval to the PRE Bye-law Amendment and to obtain the Requisite PRE Vote (as it may be amended, supplemented or modified and including any such amendments or supplements, the “Proxy Statement”) at the date of the mailing of the Proxy Statement and at the date of the PRE Shareholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except that no

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representation or warranty is made by PRE with respect to statements made therein based on information supplied by Parent and Merger Sub in writing expressly for inclusion therein. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.
3.29         Opinion of Financial Advisor.  The PRE Board has received the opinion of its financial advisor, Credit Suisse, dated as of a recent date, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth therein, the PRE Consideration  is fair, from a financial point of view, to the holders of PRE Common Shares.
3.30         Brokers or Finders.   Other than Credit Suisse, no agent, broker, investment banker, financial advisor is or will be entitled to any broker’s, finder’s or other similar commission or fee in connection with the Transactions based upon arrangements made by or on behalf of it or any of its Subsidiaries.
3.31         Reorganization.   Neither it nor any of its Subsidiaries has taken or agreed to take any action, has failed to take any action, or has knowledge of any fact, agreement, plan or other circumstance, that would be reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
3.32         Environmental Matters.
(a)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no notice, notification, demand, request for information, citation, summons or complaint has been received, no order, judgment decree or injunction has been issued or is otherwise in effect, no penalty has been assessed, and no investigation, action, claim, suit or proceeding is pending or, to its Knowledge, is threatened with respect to it or any of its Subsidiaries (or any of their respective predecessors) that relates to any Environmental Law or Hazardous Substance; (ii) it and its Subsidiaries (and their respective predecessors) are and have at all times been in compliance with all Environmental Laws; and (iii) there are no liabilities or obligations of it or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance and there is no condition, situation or set of circumstances that could reasonably be expected to result in or be the basis for any such liability or obligation.
(b)            Other than as does not identify any actual or potential material violation of or material liability under Environmental Law, there has been no environmental investigation, study, audit, test, review or other analysis conducted of which it has Knowledge in relation to its or its Subsidiaries’ current or prior business or any property or facility now or previously owned or leased by it or any of its Subsidiaries that has not been delivered to Parent and Merger Sub at least five Business Days prior to the date hereof.
(c)            The consummation of the transactions contemplated hereby require no filings to be made or actions to be taken pursuant to the New Jersey Industrial Site Recovery Act or the “Connecticut Property Transfer Law” (Sections 22a-134 through 22-134e of the Connecticut General Statutes).
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3.33         Termination of AXIS Agreement.  PRE has (a) terminated the AXIS Agreement  in accordance with its terms and has no further Liabilities thereunder, (b) paid to AXIS the AXIS Termination Fee of $280,000,000 pursuant to Section 7.2(c) of the AXIS Agreement, (c) paid to AXIS no more than $35,000,000 pursuant to Section 7.2(j) of the AXIS Agreement and (d) instructed AXIS to return to PRE or destroy any non-public information previously furnished to AXIS or to AXIS’ Representatives by or on behalf of  PRE or any of its Subsidiaries. Since the date that is two Business Days prior to Parent’s execution of this Agreement (the “Parent Signing Date”), the AXIS Agreement has not been amended, modified, supplemented or waived. Since the termination of the AXIS Agreement, PartnerRe has complied with all covenants contained in this Agreement to the same extent as if they were in full force and effect since such termination and prior to PartnerRe’s execution and delivery of this Agreement.  The conditions in Section 7.1(e) and Section 7.3(a) would have been satisfied as of the Parent Signing Date if PartnerRe had executed and delivered this Agreement as of the Parent Signing Date, and the conditions in Section 7.1(e) are also satisfied as of the date PartnerRe countersigns this Agreement.
3.34         No Other Representations or Warranties.  Except in the case of fraud and except for the representations and warranties set forth in Article III, Parent and Merger Sub acknowledge and agree that PRE is not making, nor shall either of them have been deemed to have made, any representation or warranty of any kind whatsoever, express or implied, at law or in equity, and PRE disclaims having made any such representation or warranty.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the disclosure letter delivered by Parent and Merger Sub to PRE simultaneously with the execution of this Agreement by Parent and Merger Sub (the “Parent Disclosure Letter”),  each of Parent and Merger Sub hereby represents and warrants to PRE as follows:
4.1            Organization, Standing and Power.  Each of it and its Subsidiaries is a corporation, exempted company, limited liability company or other legal entity duly organized or incorporated, validly existing and in good standing (if and to the extent such term is so recognized in the relevant jurisdiction) under the Laws of its jurisdiction of organization or incorporation, except for those jurisdictions where failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of it and its Subsidiaries has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted, except where failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.2            Corporate Authorization.   It has all necessary corporate power and authority to enter into this Agreement and the Statutory Merger Agreement and to consummate the Transactions.  The execution, delivery and performance by it of this Agreement, the Statutory Merger Agreement and the consummation by it of the Transactions have been duly and validly

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authorized by all necessary corporate action on its part.  This Agreement and the Statutory Merger Agreement have been approved and adopted by the Requisite Merger Sub Vote.
4.3            Non-Contravention.   The execution, delivery and performance of this Agreement and the Statutory Merger Agreement by it and the consummation by it of the Transactions to which it is a party do not and will not (assuming the accuracy of the representations and warranties of the other parties hereto made in Section 3.6 and Section 3.8 above):
(a)            contravene or conflict with, or result in any violation or breach of, any provision of its Organizational Documents;
(b)            contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to it or any of its Subsidiaries or by which any of its assets or those of any of its Subsidiaries are bound (collectively, the “Parent Assets”), assuming that all consents, approvals, authorizations, filings and notifications described in Section 4.5 have been obtained or made or, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(c)            result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any Contracts, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(d)            require any consent, approval or other authorization of, or filing with or notification to, any Person under any Contracts, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(e)            give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations under any Contracts, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or
(f)             cause the creation or imposition of any Liens on any Parent Assets, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.4            Board Approval.  Each of the PRE Board and Merger Sub Board, by resolutions duly passed at a meeting duly called and held, has approved and adopted this Agreement and authorized and approved the Transactions to which PRE is a party.
4.5            Governmental Authorizations.  Assuming the accuracy and completeness of the representations and warranties contained in Section 3.8, the execution, delivery and performance of this Agreement and the Statutory Merger Agreement by it and its Subsidiaries and the consummation by it and its Subsidiaries of the Transactions do not and will not require any consent, approval or other authorization of, or filing, license, permit, declaration or registration with or notification to, or waiver from, any Governmental Entity, other than:
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(a)            those contemplated under Section 3.8 hereof (including Section 3.8 of the PRE Disclosure Letter) (including any not included in the PRE Disclosure Letter upon reliance of Section 3.8(g));
(b)            notices, applications, filings, authorizations, orders, approvals and waivers that are set forth in Section 4.5(b) of the Parent Disclosure Letter (the “Specified Approvals”); and
(c)            where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.6            Financial Capability.   Parent and Merger Sub will each have all funds needed to pay and perform all of its obligations when due under this Agreement.
4.7            Ownership of Merger Sub; No Prior Activities.
(a)            Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.
(b)            Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not prior to the Closing Date have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.
4.8            Litigation.  There are no Legal Actions pending or, to its Knowledge, threatened against: (i) it or any of its Subsidiaries; or (ii) any of its or its Subsidiaries’ directors, officers or employees or other Person for whom it or any of its Subsidiaries may be liable, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.9            Company Proxy Statement.  The information supplied by Parent and Merger Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement (and any amendment thereof) will not, at the date first mailed to PRE’s shareholders and at the time of the PRE Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.
4.10         Brokers or Finders.   Other than Morgan Stanley & Co. LLC and BDT & Company, no agent, broker, investment banker, financial advisor is or will be entitled to any broker’s, finder’s or other similar commission or fee in connection with the Transactions based upon arrangements made by or on behalf of it or any of its Subsidiaries.
4.11         No Other Representations or Warranties.   Except in the case of fraud and except for the representations and warranties set forth in Article IV, PRE  acknowledges and agrees that Parent and Merger Sub are not making, nor shall have been deemed to have made,

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any representation or warranty of any kind whatsoever, express or implied, at law or in equity, and Parent and Merger Sub disclaim having made any such representation or warranty.
ARTICLE V

MUTUAL COVENANTS OF THE PARTIES
5.1            Preparation of Proxy Statement; Shareholder Meeting.
(a)            As promptly as practicable following the date of this Agreement PRE shall prepare and shall cause to be filed with the SEC the Proxy Statement in preliminary form.
(b)            PRE shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing.  Parent shall promptly furnish all information concerning it to PRE, including all information required the Exchange Act to be included therein, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement.  PRE shall cause the Proxy Statement to include all information reasonably requested by Parent.  Each of PRE and Parent shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent such information shall have become false or misleading in any material respect.  PRE shall, as promptly as practicable after the receipt thereof, provide the Parent with copies of any written comments and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC, including any request from the SEC for amendments or supplements to the Proxy Statement or for additional information, and shall provide Parent with copies of all written correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand.  PRE shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC.  Prior mailing the Proxy Statement or responding to any comments of the SEC with respect thereto, PRE shall: (i) provide Parent with a reasonable opportunity to review and comment on such document or response or amendment or supplement as applicable (including the proposed final version of such document or response) and (ii) give due consideration to incorporating in such document or response any comments reasonably proposed by Parent.  PRE shall also use its reasonable best efforts to take any other action (other than qualifying to do business in any jurisdiction in which it is not so qualified on the date of this Agreement) required to be taken under any applicable securities Laws in connection with the Transactions, with respect to the treatment of PRE Options, PRE SARs and PRE Other Share-Based Awards pursuant to Section 2.3, and PRE shall furnish all information concerning PRE and the PRE Shareholders, holders of PRE Options, PRE SARs and PRE Other Share-Based Awards as may be reasonably requested in connection with any such action.
(c)            If, at any time prior to the Effective Time, either PRE or Parent obtains Knowledge of any information pertaining to it or previously provided by it for inclusion in the Proxy Statement that would require any amendment or supplement to Proxy Statement so that any such document would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such party shall promptly advise the other party thereof and PRE and Parent shall cooperate in the prompt filing with the SEC of any necessary
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amendment or supplement to the Proxy Statement and, as required by applicable Law, in disseminating the information contained in such amendment or supplement to the shareholders of PRE.
(d)            PRE shall, in accordance with its Bye-Laws and applicable Law,  duly call, give notice of, convene and hold a meeting of the shareholders of PRE (the “PRE Shareholders Meeting”) for purposes of seeking and obtaining the approval of the PRE Bye-law Amendment and the Requisite PRE Vote as soon as reasonably practicable after the date of this Agreement (but in no event later than 40 days after the mailing of the Proxy Statement).  Without the prior written consent of Parent, no proposals other than the PRE Bye-law Amendment Requisite PRE Vote and routine proposals required in connection therewith shall be included in the Proxy Statement or transacted at the PRE Shareholders Meeting.  Unless the PRE Board shall have made a Change of Recommendation, as permitted by Section 6.8(d), PRE shall: (A) use its reasonable best efforts to solicit or cause to be solicited from its shareholders, in accordance with applicable Law, its Bye-Laws and the rules and regulations of the NYSE, proxies to secure the PRE Bye-law Amendment and the  Requisite PRE Vote; (B) shall include the PRE Board Recommendation in the Proxy Statement; and (C) take all other actions necessary or advisable to secure the PRE Bye-law Amendment and the Requisite PRE Vote.  PRE agrees that, unless this Agreement has been terminated in accordance with Section  8.1, its obligations pursuant to this Section 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to PRE of any Acquisition Proposal with respect to PRE or by a Change of Recommendation by the PRE Board.
(e)            Following the PRE Shareholders Meeting and at or prior to the Closing, PRE shall deliver to the corporate secretary of Parent a certificate setting forth the voting results from the PRE Shareholder Meeting.
5.2            Access to Information; Confidentiality.   Subject to applicable Law, PRE shall, and shall cause each of its Subsidiaries to, permit Parent and its Representatives (including debt financing sources), during the period before the earlier of the termination of this Agreement pursuant to Article VIII  and the Effective Time, to: (i) have reasonable access for reasonable purposes related to the consummation of the Transactions, during normal business times and upon reasonable advance written notice, to PRE’s premises, properties, books, records, contracts and documents and (ii) promptly furnish to Parent and its Representatives such information concerning its business, personnel and prospects as reasonably requested; provided, that, Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of PRE; provided, further, that PRE shall not be obligated to provide such access or information if doing so could violate applicable Law or a Contract or obligation of confidentiality owing to a third party, or waive the protection of an attorney-client privilege or other legal privilege, in each case to the extent existing as of the date hereof (as long as PRE has used commercially reasonable efforts to obtain the consent of any third party required thereunder).  Information exchanged pursuant to this Section 5.2 shall be subject to the same obligations to maintain confidentiality as would be applicable if PRE and Parent had executed an Acceptable Confidentiality Agreement; provided that simultaneous with execution hereof by PRE, PRE delivers a copy of the Confidentiality Agreement (as defined in the AXIS Agreement) to Parent (such confidentiality obligations, the “Confidentiality Agreement”).  No investigation conducted under this Section 5.2 will affect or be deemed to

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modify any representation or warranty made in this Agreement, and PRE and Parent agree that the Confidentiality Agreement shall terminate immediately upon the Closing.
5.3            Filings; Reasonable Best Efforts; Notification.
(a)            Upon the terms and subject to the conditions of this Agreement and in accordance with applicable Laws, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable on their part to consummate and make effective, in the most expeditious manner practicable and in any event prior to the End Date, the Merger and the other Transactions, including: (i) the obtaining of all necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Entities and the making of all other necessary registrations and filings; (ii) the obtaining of all consents, approvals or waivers from third parties that are necessary or desirable or required in connection with the Transactions and material to the business of PRE; (iii) the preparation of the Proxy Statement; (iv) the execution and delivery of any additional instruments necessary to consummate any of the Transactions; and (v) the providing of all such information concerning such party, its Affiliates and its Affiliates’ officers, directors, employees and partners as may reasonably be requested or necessary in connection with any statement, filing, action or application or any of the matters described in this Section 5.3.
(b)            In furtherance and not in limitation of the foregoing, each of PRE and Parent agrees to make the appropriate initial application filings and notifications required by the Transaction Approvals as promptly as practicable after the date hereof, including in connection with approvals required pursuant to the HSR Act and filings and notifications with respect to the Bermuda Monetary Authority and Registrar.  Subject to applicable Laws relating to the exchange of information, Parent and PRE shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all the information relating to Parent or PRE, as the case may be, and any of their respective Affiliates, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with this Agreement, the Statutory Merger Agreement and the Transactions. In exercising the foregoing rights, each of Parent and PRE shall act reasonably and as promptly as practicable. None of PRE, Parent or any of their respective Affiliates shall permit any of their respective Representatives to participate in any meeting with any Governmental Entity (including any Insurance Regulator) in respect of any filings, investigation or other inquiry relating to this Agreement, the Statutory Merger Agreement and the Transactions unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity and applicable Laws, gives the other party the opportunity to attend and participate at such meeting.
(c)            Subject to applicable Laws and as required by any Governmental Entity, Parent and PRE shall each keep the other apprised of the status of matters relating to the consummation of the Transactions, including promptly furnishing the other party with copies of non-routine notices or other communications received by Parent, PRE or any of their respective Affiliates, as the case may be, from any third party or any Governmental Entity with respect to the Transactions. If Parent or PRE receives a request for information or documentary material from any such Governmental Entity that is related to the Transactions, then such party will
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endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Parent and its Affiliates shall advise PRE, and PRE and its Affiliates shall advise Parent, prior to making or entering into any understandings, undertakings or agreements (oral or written) in connection with the Transactions with the Federal Trade Commission, the Department of Justice, any Insurance Regulator or any other Governmental Entity or any private party challenging the Transactions.
(d)            In connection with subsections 5.3(a), 5.3(b) and 5.3(c) above: (i) neither party nor any of its Subsidiaries shall be required to sell, divest, hold separate, or otherwise dispose of any of its or its Subsidiaries respective businesses, product lines or assets; (ii) the Surviving Company and its Subsidiaries shall not be required to conduct the businesses of Parent and its Subsidiaries and PRE and its Subsidiaries, taken as a whole after giving effect to the Merger in a specified manner; and (iii) no party shall be required to agree to (A) take any of the actions set forth in clause (i) or (ii), (B) take any other action or (C) any restriction, limitation or condition that, in the case of any of clause (i), (ii) or this clause (iii), would or would reasonably be expected to have a Material Adverse Effect on the Surviving Company and its Subsidiaries taken as a whole after giving effect to the Merger (such material adverse effect, a “Regulatory Material Adverse Effect”).
5.4            Intentionally Left Blank.
5.5            Public Announcements.   The initial press release following the execution of this Agreement shall be a joint press release by the parties. Except: (i) as required by applicable Law or requirements of the NYSE (and in that event only if time does not permit), (ii) with respect to any Change of Recommendation by the PRE Board that has occurred pursuant to Section 6.8, or (iii) in connection with any unsolicited Acquisition Proposal made to, or received by, PRE at any time following the date of this Agreement, at all times prior to the earlier of the Closing or termination of this Agreement pursuant to Section 8.1, Parent and PRE shall consult with each other before issuing, and shall give each other the opportunity to review and approve, any press release or other public statement or any broadly−distributed emails or memos to non−executive employees relating to this Agreement or any of the Transactions and shall (A) not issue any such press release or make such other public statement or comment or issue any such broadly−distributed emails or memos to non−executive employees prior to such review and subsequent approval and (B) include in such press release or other public statement or comment or in such broadly−distributed emails or memos to non−executive employees all comments reasonably proposed by the other party.
5.6            Section 16 Matters.   Prior to the Effective Time, PRE shall take such steps as may be reasonably necessary or advisable to cause the dispositions of PRE’s equity securities (including derivative securities thereof) resulting from the Transactions by each individual who is a director or officer of PRE subject to Section 16 of the Exchange Act, or who will become subject to Section 16 of the Exchange Act, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
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5.7            Notification of Certain Matters.
(a)            PRE shall promptly notify Parent, and Parent shall promptly notify PRE, of: (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the Transactions; (ii) any communication from any Governmental Entity in connection with the Transactions; (iii) any Legal Actions threatened or commenced against or otherwise affecting PRE or any of its Subsidiaries (in the case of PRE) or Parent or any of its Subsidiaries (in the case of Parent) that are related to the Transactions (including any Legal Action brought by a shareholder of PRE, in accordance with Section 5.7(b)) or (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause a Material Adverse Effect.
(b)            PRE shall promptly advise Parent, orally and in writing, of any Legal Action brought by any shareholder of PRE, either derivatively, individually or on behalf of a putative class of shareholders as applicable, against PRE or its respective directors or officers relating to this Agreement or the Transactions.  PRE shall give Parent the opportunity to participate, in any such Legal Action, including the defense or settlement of any Legal Action initiated by any shareholder of PRE, either derivatively, individually or on behalf of a putative class of shareholders as applicable, or any of its respective directors or officers relating to the Transactions, and no such settlement shall be agreed to without the prior written consent of Parent, as applicable, which consent shall not be unreasonably withheld, conditioned or delayed.
ARTICLE VI

ADDITIONAL COVENANTS OF THE PARTIES
6.1            Conduct of Operations of PRE.   Except as required by applicable Law as otherwise expressly provided in this Agreement or as set forth in Section 6.1 of the PRE Disclosure Letter, without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed, PRE shall, and shall cause each of its respective Subsidiaries to: (i) conduct its operations only in the ordinary course of business consistent with past practice; and (ii) use its commercially reasonable efforts to maintain and preserve intact its business, maintain its Permits and to preserve the goodwill of its customers, cedents, reinsureds, retrocessionaires, reinsurance brokers, regulators, suppliers and other Persons with whom it has material business relationships.  Without limiting the generality of the foregoing, from the date of this Agreement and until the Closing, and except as required by applicable Law, expressly provided in this Agreement or set forth in Section 6.1 of the PRE Disclosure Letter, PRE shall not, and shall not permit any of its Subsidiaries to, take any of the following actions, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):
(a)            Amend or propose to amend its Memorandum of Association or Bye-Laws (other than the PRE Bye-law Amendment) or other Organizational Documents (whether by merger, amalgamation, consolidation or otherwise) or waive any requirement thereof;
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(b)            Declare or pay, or propose to declare or pay, any dividends on or make other distributions in respect of any of its share capital, whether in cash, shares or property or any combination thereof, except for: (i) dividends paid by a direct or indirect wholly owned Subsidiary to it or its other wholly owned Subsidiaries; and (ii) ordinary course quarterly cash dividends on PRE Common Shares and PRE Preferred Shares, with record and payment dates consistent with past practice, provided, that, in the case of this clause (ii), (A) the quarterly cash dividends payable in respect of PRE Common Shares shall be permitted to increase to an amount not to exceed $0.70 per share per quarter, and (B) PRE shall be entitled to pay immediately prior to the Effective Time on PRE Common Shares, for the quarter in which the Closing Date occurs, a pro rata dividend for the period from the first day of such quarter until the day immediately preceding the Closing Date;
(c)            (i) Adjust, subdivide, consolidate or reclassify its share capital or issue, deliver or sell or authorize or propose the issuance, delivery or sale of any other securities in respect of, in lieu of or in substitution for, its share capital or that of its Subsidiaries; (ii) redeem, purchase or otherwise acquire, or offer to purchase, redeem or otherwise acquire, directly or indirectly, any shares or any securities convertible or exchangeable into or exercisable for any shares; (iii) grant any Person any right or option to acquire any shares; (iv) issue, deliver or sell (other than repurchases in the ordinary course pursuant to employee benefit plans or employment agreements, in each case in effect on the date hereof) any additional shares or any securities convertible or exchangeable into or exercisable for any shares or such securities; or (v) enter into any Contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of its share capital, other than, as may be applicable in each case:  (A) the issuance of PRE Common Shares required to be issued upon the exercise or settlement of PRE Options or other equity-related awards outstanding on the date hereof under the PRE Share Plans, in effect on the date hereof (including any PRE Common Shares issued for any associated payment of exercise price and/or withholding taxes and the purchase of PRE Common Shares under the Purchase Plans pursuant to Section 6.5(a)), (B) issuances, sales or transfers by a wholly owned Subsidiary of share capital, to it or another of its wholly owned Subsidiaries, and (C) grants of equity awards to its or its Subsidiaries’ employees in the amounts, and with the vesting schedule, set forth in Section 6.1(c) of the PRE Disclosure Letter;
(d)            Except as required under any Benefit Plan in effect as of the date of this Agreement: and except with respect to any bonuses accrued but unpaid as of December 31, 2014 pursuant to a Benefit Plan disclosed in Section 3.18(a) or Section 3.18(f) (i) grant or increase any severance, change in control, retention or termination payments or benefits or any equity or equity-based compensation to any of its Associates (except for equity awards pursuant to Section 6.1(c)(C) or set forth on Section 6.1 of the PRE Disclosure Letter or granted in the ordinary course of business to non-employee directors and non-equity based compensation in the ordinary course of business with respect to employees who are not directors or executive officers), (ii) increase, or commit to increase, the compensation, bonus or benefits of any of its Associates (except for equity awards pursuant to Section 6.1(c)(C) and non-equity in the ordinary course of business with respect to employees who are not directors or executive officers), (iii) establish, adopt, terminate or amend any Benefit Plan or any benefit plan, agreement, program, policy, commitment or other arrangement that would be a Benefit Plan if it were in existence as of the date of this Agreement (other than routine changes to welfare plans), (iv) take any affirmative action to accelerate the vesting or payment of, or fund or in any other way secure the payment of,
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compensation or benefits under any Benefit Plan, (v) hire or promote any Associate, or (vi) terminate, without “cause,” any of its employees, in each case of (v) and (vi) other than in the ordinary course of business and consistent with past practice; provided, that upon notification of and consultation with Parent during the process, it may hire employees to fill a vacancy as a result of the termination of employment of an employee on the date of this Agreement so long as (A) such terminated employee’s aggregate annual compensation and benefits during 2014 were less than $500,000 (with applicable adjustments made for periods of employment of less than a full calendar year) and (B) such replacement employee’s aggregate annual compensation and benefits (with applicable adjustments made for periods of employment of less than a full calendar year) are not in excess of the compensation and benefits that were provided to the terminated employee during 2014 (with applicable adjustments made for periods of employment of less than a full calendar year);
(e)            (i) Acquire, by merger, amalgamation, consolidation, acquisition of equity interests or assets, or otherwise, any business or any corporation, partnership, limited liability company, joint venture or other Person or division thereof, or any substantial portion thereof, or (ii) sell, lease, assign, transfer, license, encumber, abandon or otherwise dispose of, or agree to sell, lease, assign, transfer, license, encumber, abandon or otherwise dispose of, any of its material assets, product lines, businesses, rights or properties (including capital stock or share capital of its Subsidiaries and indebtedness of others held by it and its Subsidiaries), other than as may be applicable in each case (A) transactions between it and any of its wholly owned Subsidiaries or transactions between any such wholly owned Subsidiaries, (B) the acquisition or disposition of Investment Assets in the ordinary course of business and in accordance with its Investment Guidelines, (C) acquisitions or dispositions, including in either case by lease or license, of immaterial or obsolete supplies, products, office equipment, furnishings, fixtures or other tangible assets (including software) in the ordinary course of business, and (D) the creation or incurrence of a Permitted Encumbrance;
(f)             Establish, adopt or enter into any collective bargaining agreement or similar labor agreement;
(g)            Make or authorize any capital expenditures individually in excess of $2,000,000;
(h)            (i)  Enter into, terminate, modify or amend in any material respect any Material Contract, (ii) enter into any new Ceded Reinsurance Contract except in the ordinary course of business consistent with past practice, (iii) enter into any Contract that would limit or otherwise restrict it or any of its Subsidiaries or any of their successors, or that would, after the Effective Time, limit or otherwise restrict the Surviving Company or any of its Subsidiaries or any of their successors, from engaging or competing in any line of business, in any geographic area or with any Person in any material respect, (iv) enter into, modify or amend any Contract constituting or relating to an Interested Party Transaction, (v) enter into, modify or amend any Contract involving the assumption or insurance by it or any of its Subsidiaries of liabilities other than in material compliance with their existing risk management and underwriting policies, practices and guidelines, (vi) terminate, cancel, request any material change or waive any of its material rights in connection with any Material Contract, Ceded Reinsurance Contract or Real
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Property Lease or (vii) enter, to the extent material, any new lines of business, classes or any markets in which it and its Subsidiaries do not operate as of the date of this Agreement;
(i)              Incur, assume, guarantee or prepay any indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities of it or any of its Subsidiaries, or enter into any “keep well” or other agreement to maintain any financial condition of another Person, or enter into any swap or hedging transaction or other derivative agreements, other than: (i) indebtedness incurred under the PRE Credit Facilities to support the insurance and reinsurance obligations of its Insurance Subsidiaries in the ordinary course of their business, including the replacement of existing or maturing letters of credit issued thereunder; (ii) any amendment or replacement of the PRE Credit Facilities in connection with the Transactions; (iii) indebtedness for borrowed money among it and any of its wholly-owned Subsidiaries or among any of its wholly-owned Subsidiaries; and (iv) any swap or hedging transaction or other derivative agreements entered into: (A) in the ordinary course of business in connection with Investment Assets and in accordance with its Investment Guidelines; or (B) in the ordinary course of business in connection with its weather and commodities business;
(j)               (i)  Except as provided in Section 6.1(j) of the PRE Disclosure Letter make any loans, advances or capital contributions to, or investments in, any other Person, other than to any of its wholly-owned Subsidiaries or (ii) make, forgive or discharge, in whole or in part, any loans or advances to any of its or its Subsidiaries’ current or former Associates;
(k)            Change the accounting policies or procedures of it or any of its Subsidiaries, other than as required by changes in applicable Laws, GAAP, Regulation S-X of the SEC or Applicable SAP;
(l)              Change any material method of Tax accounting, settle or compromise any audit or other proceeding relating to a material amount of Tax, make or change any material Tax election or file any material Tax Return (including any material amended Tax Return), agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes, enter into any closing agreement with respect to any material amount of Tax or surrender any right to claim any material Tax refund;
(m)           Alter or amend in any material respect any existing underwriting, claim handling, loss control, investment, reserving or actuarial practice, guideline or policy or any material assumption underlying any reserves or actuarial practice or policy, except as may be required by GAAP, Applicable SAP or applicable Laws;
(n)            Settle or compromise, or offer to do the same with respect to, any Legal Action, in each case made or pending against, or made by or contemplated to be made by, as applicable, it or any of its Subsidiaries, or any of their officers and directors in their capacities as such, other than the settlement of any Legal Actions that: (i) are solely for monetary damages for an amount not to exceed $500,000 for any such settlement individually or $2,000,000 in the aggregate; or (ii) are in the ordinary course for claims under Policies and Reinsurance Contracts within applicable policy or contractual limits;
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(o)            Acquire or dispose of any Investment Assets in any manner inconsistent with its Investment Guidelines;
(p)            Amend, modify or otherwise change its Investment Guidelines in any material respect;
(q)            Adopt or enter into any plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of it or any of its Subsidiaries;
(r)            Cancel any material indebtedness or waive any claims or rights of material value, in each case other than in the ordinary course of business;
(s)            Abandon, modify, waive or terminate any material Permit; or
(t)            Agree, authorize or commit to do any of the foregoing.
6.2            Bermuda Required Actions.   Prior to the Effective Time: (i) PRE shall: (a) procure that the statutory declaration required by Section 108(3) of the Companies Act is duly sworn by one of its officers; and (b) prepare a duly certified copy of the PRE shareholder resolutions evidencing the Requisite PRE Vote and deliver such documents to Parent; and (ii) Parent shall:  (a) procure that the statutory declaration required by Section 108(3) of the Companies Act is duly sworn by one of its officers; and (b) prepare a duly certified copy of the Merger Sub shareholder resolutions evidencing the Requisite Merger Sub Vote and deliver such documents to PRE.
6.3            Indemnification; Directors’ and Officers’ Insurance.
(a)            From and after the Effective Time, subject to applicable Law, the Surviving Company shall indemnify, defend and hold harmless, and provide advancement of expenses to, the present and former officers and directors of PRE and its Subsidiaries (collectively, the “Indemnified Parties”) against all losses, claims, damages, costs, expenses, liabilities or judgments that are paid in settlement of or in connection with any Legal Action based or arising, in whole or in part, on such Indemnified Party’s service as an officer or director of PRE or any of its respective Subsidiaries prior to the Effective Time, whether asserted or claimed prior to, at or after, the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions) to the fullest extent provided or permitted under PRE’s Organizational Documents and any indemnification agreement entered into between PRE or any of its Subsidiaries and such Indemnified Party as in effect as of the date of this Agreement.
(b)            The Surviving Company shall, at the Effective Time, purchase, a “tail” directors’ and officers’ liability insurance policy, for PRE’s and its Subsidiaries’ present and former directors and officers who are covered prior to the Effective Time by existing policies of directors’ and officers’ liability insurance, with coverage for six years following the Effective Time and on other terms that provide at least substantially equivalent benefits to the covered persons as such existing policies.  If such prepaid “tail policy” has been obtained by the Surviving Company, it shall be deemed to satisfy all obligations pursuant to this Section
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6.3(b) and the Surviving Company shall use its reasonable best efforts to cause such “tail policy” to be maintained in full force and effect for its full term and to honor all of its obligations thereunder.
(c)            If the Surviving Company or any of its respective successors or assigns: (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) shall transfer all or substantially all of its properties or assets to any Person, then, in each case, the Surviving Company or any of its respective successors and assigns, as applicable, shall take such action as may be necessary so that such Person shall assume all of the applicable obligations set forth in this Section 6.3.
(d)            This Section 6.3 is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and representatives, and is in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified Party may have by Contract, applicable Law or otherwise.
6.4            Intentionally Left Blank.
6.5            Employees and Employee Benefits.
(a)            For a period of one (1) year following the Closing Date (the “Continuation Period”), Parent shall, or shall cause the Surviving Company or any of its Affiliates to, provide to each Continuing Employee (i) the same salary or hourly wage rate provided to such Continuing Employee immediately prior to the Effective Time, (ii) the same short-term (annual or more frequent) bonus or commission opportunity provided to such Continuing Employee immediately prior to the Effective Time and (iii) other compensation and benefits (excluding equity and equity-based awards which will remain discretionary) that are no less favorable in the aggregate, determined on an individual basis, as those provided to such Continuing Employee under the compensation and benefit plans, programs, policies, agreements and arrangements of PRE and its Subsidiaries in effect immediately prior to the Effective Time.
(b)            Prior to the Effective Time, PRE shall take all actions necessary or required under the ESPP and SSPP (together, the “Purchase Plans”) and any applicable Laws to: (i) ensure that no offering period shall be authorized or commenced on or after the date of this Agreement; (ii) no PRE employees will be permitted to begin participating in the Purchase Plans, and no existing participants in the Purchase Plans will be permitted to make additional deferrals or increase elective deferral rates in respect of the current offering period under such Purchase Plan, in each case, on or after the date of this Agreement; and (iii) if the Closing shall occur prior to the end of the offering period in existence under the respective Purchase Plan, on the date of this Agreement, cause the rights of participants in such Purchase Plan, as applicable, with respect to any such offering period then underway to be determined by treating the last Business Day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under such Purchase Plan.  PRE shall terminate each Purchase Plan in its entirety effective as of the Effective Time.  Prior to the Effective Time, PRE shall take all actions
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(including, if appropriate, amending the terms of the Purchase Plans) that are necessary to give effect to the transactions contemplated by this Section 6.5.
(c)            With respect to any employee benefit plan maintained by the Surviving Company or any of its Affiliates in which any Continuing Employee becomes a participant, such Continuing Employee shall receive full credit for purposes of eligibility to participate and vesting thereunder (but not for purposes of benefit accrual or vesting of equity compensation) for service PRE or any of its respective Subsidiaries (or predecessor employers to the extent PRE provides such past service credit) to the same extent that such service was recognized as of the Effective Time under a comparable plan of the applicable entity in which the Continuing Employee participated.
6.6            Stock Exchange Delisting. PRE shall use its reasonable best efforts to cause the PRE Common Shares to be de-listed from the NYSE and deregistered under the Exchange Act promptly following the Effective Time.
6.7            Intentionally Left Blank.
6.8            Acquisition Proposals.
(a)            Subject to Section 6.8(c) through Section 6.8(h), PRE agrees that, from the date of this Agreement until the Effective Time or, if earlier, the date of termination of this Agreement in accordance with Article VIII, neither it nor any of its Subsidiaries shall, and it shall use its reasonable best efforts to cause its and its Subsidiaries’ directors, officers, employees, agents, investment bankers, attorneys, accountants and other representatives (“Representatives”) not to, directly or indirectly: (i) initiate, solicit or take any action to knowingly facilitate or knowingly encourage any inquiries or requests for information with respect to, the making of, or that could reasonably be expected to result in, an Acquisition Proposal; (ii) enter into, participate or engage in any negotiations concerning, or provide any non-public information or data relating to it or any of its Subsidiaries to any Person or afford access to the resources, properties, assets, books or records of it or any of its Subsidiaries to any Person relating to, in connection with, or in response to an Acquisition Proposal, or any inquiry or indication of interest that could reasonably expected to result in an Acquisition Proposal; (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal; (iv) approve or recommend, or propose publicly to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger or amalgamation agreement, acquisition agreement, option agreement or other similar agreement relating to any Acquisition Proposal (each an “Acquisition Agreement”); (v)  terminate, amend, release, modify or fail to enforce any provision (including any standstill or other provision) of, or grant any permission, waiver or request under, any confidentiality, standstill or similar agreement (including an Acceptable Confidentiality Agreement) or obligations of any Person (other than in respect of Parent); or (vi) propose publicly or commit, authorize or agree to do any of the foregoing relating to any Acquisition Proposal.
(b)            Subject to Section 6.8(c)  through Section 6.8(h), prior to the Closing, neither the PRE Board nor any committee thereof shall, directly or indirectly: (i) withhold, withdraw, modify or qualify, or publicly propose to withhold, withdraw, modify or qualify, in a

43

manner adverse to Parent, the PRE Board Recommendation; (ii) approve, adopt, recommend or declare advisable, or publicly propose to approve, adopt, recommend or declare advisable, any Acquisition Proposal; (iii) if a tender offer or exchange offer for any issued and outstanding shares PRE is commenced prior to obtaining the Requisite PRE Vote, fail to recommend against acceptance of such tender offer or exchange offer by its respective shareholders (including, for these purposes, by taking no position or a neutral position in respect of the acceptance of such tender offer or exchange offer by its shareholders, which shall be deemed to be a failure to recommend against the acceptance of such tender offer or exchange offer) within five Business Days after commencement thereof (or in the event of a change in the terms of the tender offer or exchange offer, within five Business Days of the announcement of such changes); or (iv) fail to include the PRE Board Recommendation in the  Proxy Statement (any action described in clauses (i)-(iv) above being referred to as a “Change of Recommendation”).
(c)            Notwithstanding the limitations set forth in Section 6.8(a) and Section 6.8(b), until the earlier of receipt of the Requisite PRE Vote and any termination of this Agreement pursuant to Section 8.1, if after the date of this Agreement, PRE receives a written unsolicited bona fide Acquisition Proposal that the PRE Board has determined in good faith, after consultation with its outside legal counsel and financial advisors: (i) constitutes a Superior Proposal; or (ii) would reasonably be likely to result in a Superior Proposal, then PRE may:  (A) furnish or disclose nonpublic information to the Person making such Acquisition Proposal if, prior to furnishing such information, PRE receives from the third party an executed Acceptable Confidentiality Agreement and (B) engage in discussions or negotiations with such Person with respect to such Acquisition Proposal, in each case only if the PRE Board determines in good faith, after consultation with its outside legal counsel that failure to do so would violate the fiduciary duties of the PRE Board under applicable Law.
(d)            Notwithstanding anything in this Agreement to the contrary, the PRE Board, at any time prior to the receipt of the Requisite PRE Vote, in response to the receipt of a written unsolicited bona fide Acquisition Proposal made or received after the date of this Agreement, shall be permitted to effect a Change of Recommendation, if the PRE Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that: (i) failure to make such Change of Recommendation would violate the fiduciary duties of the PRE Board under applicable Law; and (ii) such Acquisition Proposal constitutes a Superior Proposal; provided, that the PRE Board shall not be permitted to make such a Change of Recommendation unless and until (1) at least five Business Days shall have passed following the Parent Board’s receipt of a written notice from PRE (the “Superior Proposal Notice”) that includes PRE’s reasons for the Change of Recommendation and the material terms and conditions of any Superior Proposal (including the identity of the party making such proposal and its financing sources (if applicable), the most current version of the proposed agreement relating thereto and any agreement relating to such financing) that is the basis of the proposed Change of Recommendation (it being understood and agreed that any amendment to the financial or other material terms (including the form or allocation of consideration) of such Superior Proposal shall require a new Superior Proposal Notice and a new five Business Day period during which PRE shall comply with the terms of this Section 6.8), (2) during such five Business Day period (x) the PRE Board shall have provided the Parent Board with a reasonable opportunity to make any adjustments to the terms and conditions of this Agreement and the Transactions so that such Acquisition Proposal ceases to be a Superior Proposal and shall

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negotiate with Parent in good faith with respect thereto, and (y) the PRE Board shall have determined in good faith at the end of such notice period and, after considering the results of such negotiations and the revised proposals made by Parent, if any, and after consultation with its outside legal counsel and financial advisor that the Superior Proposal, giving rise to such Superior Proposal Notice, continues to be a Superior Proposal and that the failure to make such a Change of Recommendation would violate its fiduciary duties under applicable Laws, and (3) the PRE Board has not materially breached its obligations under this Section 6.8.
(e)            Notwithstanding any Change of Recommendation or anything contained in this Agreement: (i) PRE shall call, give notice of, convene and hold the PRE Shareholders Meeting for the purpose of obtaining the Requisite PRE Vote, and nothing contained herein shall relieve PRE of such obligation, and such obligation shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to PRE of any Acquisition Proposal; (ii) the Proxy Statement and any and all accompanying materials may include appropriate disclosure with respect to such Change of Recommendation if and to the extent the PRE Board determines after consultation with outside legal counsel that the failure to include such disclosure would violate applicable Laws; and (iii) PRE shall not take any action knowingly to facilitate such Acquisition Proposal including without limitation in connection with any approvals, except as required by applicable Law.
(f)             PRE agrees that it and its Subsidiaries shall (i) immediately cease and cause to be terminated any existing activities, solicitations, discussions or negotiations, if any, with any Person or its Representatives (other than the parties and their respective Representatives) conducted prior to the date of this Agreement with respect to any Acquisition Proposal, and shall request that any such Person (together with its Representatives) that has executed a confidentiality agreement in connection with an Acquisition Proposal with it or any of its Subsidiaries within the 24-month period prior to the date hereof and that is in possession of confidential information heretofore furnished by or on behalf of it or its Subsidiaries, to return or destroy such information as promptly as practicable, (ii) immediately take all steps necessary (to the extent reasonably possible) to terminate any approval under any confidentiality, “standstill” or similar provision that may have been heretofore given by PRE to any Person to make an Acquisition Proposal and (iii) take the necessary steps to promptly inform its and its Subsidiaries’ Representatives of the obligations undertaken in this Section 6.8.
(g)            From and after the date of this Agreement, PRE shall promptly orally notify Parent of any request for information or any inquiries, proposals or offers relating to an Acquisition Proposal indicating, in connection with such notice, the name of such Person making such request, inquiry, proposal or offer and the material terms and conditions of any proposals or offers (including the identity of the party making such proposal and its financing sources (if applicable), the most current version of the proposed agreement relating thereto and any agreement relating to such financing) and PRE shall provide Parent written notice of any such inquiry, proposal or offer within 24 hours of such event and copies of any written or electronic correspondence to or from any Person making an Acquisition Proposal.  PRE shall keep Parent informed orally, as soon as is reasonably practicable, of the status of any Acquisition Proposal, including with respect to the status and terms of any such proposal or offer and whether any such proposal or offer has been withdrawn or rejected and PRE shall provide to Parent written notice of any such withdrawal or rejection and copies of any written proposals or requests for
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information within 24 hours.  PRE also agrees to provide any information to Parent (not previously provided to Parent) that it is providing to another Person pursuant to this Section 6.8 at substantially the same time it provides such information to such other Person.  All information provided to Parent under this Section 6.8 shall be kept confidential by Parent in accordance with the terms of the Confidentiality Agreement.
(h)            Nothing contained in this Agreement shall prevent the PRE Board from complying with its disclosure obligations to the PRE Shareholders contemplated by Rule 14d-9, 14e-2 or Item 1012(a) of Regulation M-A under the Exchange Act.
6.9            Approvals.
(a)            Other than the Requisite PRE Vote, each of the parties agree to obtain all requisite board of directors, shareholder and member approvals, to the extent not obtained prior to the date of this Agreement, required to be obtained to consummate the Transactions.
(b)            Each of Merger Sub and PRE shall fulfill its obligations, and shall cause each of its Subsidiaries to fulfill each of their respective obligations, to inform and consult, under applicable Law, with any employee representative bodies (including any unions, labor organizations or works councils) which represent employees affected by the Transactions.
6.10         Financing.
(a)            Parent shall use its reasonable best efforts to take all actions and to do or cause to be done all things necessary, proper or advisable to obtain the proceeds of the Facilities on the terms and conditions set forth in the Facilities Agreement. Parent shall not permit any amendment or modification to be made to, or any waiver of any provision under, the Facilities Agreement without the prior written consent of PRE if such amendment, modification or waiver (i) reduces the aggregate amount of the Facilities by an amount or (ii) adversely expands, amends or modifies any of the conditions precedent to the Facilities in a manner, in each case that would reasonably be expected to prevent or materially delay the ability of Parent to consummate the Closing on the Closing Date.
(b)            Parent shall use reasonable best efforts to (i) satisfy (or, if deemed advisable by Parent, seek the waiver of) on a timely basis all conditions applicable to Parent that are within its control as set forth in the Facilities Agreement, (ii) upon satisfaction of such conditions, cause the funding of the Facilities at or prior to Closing, and (iii) give PRE prompt notice (A) of any material breach by any party to the Facilities Agreement of which Parent has become aware or (B) if Parent no longer believes in good faith that it will be able to obtain the Facilities on the terms set forth in the Facilities Agreement.
(c)            If any portion of the Facilities necessary to consummate the Closing becomes unavailable on the terms and conditions contemplated in the Facilities Agreement, Parent shall promptly notify PRE and shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources for such portion as promptly as practicable following such event on terms no less favorable to Parent as to conditionality than those contained in the Facilities Agreement and in an amount sufficient for Parent to consummate the Closing.  If Parent proceeds with such alternative financing, it shall be subject to the same
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obligations with respect to such alternative financing as those set forth in the foregoing clauses (a) and (b) with respect to the Facilities.  For the avoidance of doubt, all references herein to the Facilities shall be deemed to include such alternative financing, and all references to the Facilities Agreement shall be deemed to include the definitive agreement governing such alternative financing.

ARTICLE VII

CONDITIONS
7.1            Conditions to the Obligations of Each Party.   The obligation of each party to consummate the Transactions shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:
(a)            Shareholder Approval.  PRE shall have obtained the Requisite PRE Vote in accordance with its Bye-Laws and applicable Law.
(b)            Intentionally Left Blank.
(c)            Transaction Approvals. All Transaction Approvals shall have been filed, have occurred or been obtained and shall be in full force and effect or the waiting periods applicable thereto shall have terminated or expired, in each case, without any Regulatory Material Adverse Effect.
(d)            Intentionally Left Blank.
(e)            No Injunctions or Restraints.  No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Laws or Orders (whether temporary, preliminary or permanent) that restrain, enjoin or otherwise prohibit consummation of the Merger or the other Transactions.
7.2            Conditions to Obligations of PRE.
The obligations of PRE to consummate the Transactions shall be subject to the satisfaction of the following conditions unless waived by PRE on or prior to the Closing Date:
(a)            Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV shall be true and correct in all respects, without regard to any “materiality” or “Material Adverse Effect” qualifications contained therein, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of such representations and warranties to be true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)            Performance of Obligations of Parent and Merger Sub.  Each of Parent and Merger Sub shall have performed or complied in all material respects with all obligations
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and covenants required to be performed by it under this Agreement at or prior to the Closing Date.
(c)            Certification.  PRE shall have received a certificate signed on behalf of Parent by an executive officer of Parent, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
7.3            Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to consummate the Transactions shall be subject to the satisfaction of the following conditions unless waived by Parent on or prior to the Closing Date:
(a)            Representations and Warranties. (i) Each of the representations and warranties of PRE set forth in Section 3.2(a) (Capitalization) shall be true and correct in all respects, except for de minimis inaccuracies, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date); (ii) the representations and warranties of PRE set forth in Section 3.2(b)-3.2(g) (Capitalization), Section 3.3 (Corporate Authorization) Section 3.5 (Enforceability), Section 3.9 (Vote Required), Section 3.13(ii)-(iii) (Absence of Certain Changes),  Section 3.24 (Takeover Statutes),  Section 3.30 (Brokers and Finders) and Section 3.33 (Termination of AXIS Agreement), that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects, and all of such representations that are so qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects, in each case as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date); (iii) the representations and warranties contained in Section 3.13(iv) shall be true and correct in all respects and (iv) the other representations and warranties of PRE set forth in this Agreement shall be true and correct in all respects, without regard to any “materiality” or “Material Adverse Effect” qualifications contained therein, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of such representations and warranties to be true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)            Performance of Obligations of PRE. PRE shall have performed or complied in all material respects with all obligations and covenants required to be performed by it under this Agreement at or prior to the Closing Date.
(c)            Certification. Parent shall have received a certificate signed on behalf of PRE by the Chief Executive Officer or the Chief Financial Officer of PRE, certifying that the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(d) have been satisfied.
(d)            No Material Adverse Effect. Since the date of this Agreement there shall not have been any effect, change, event or occurrence that has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
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ARTICLE VIII

TERMINATION AND AMENDMENT
8.1            Termination.  This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time:
(a)            by mutual written consent of Parent and PRE by action of their respective boards of directors;
(b)            by either Parent or PRE if there shall be any Law that makes consummation of the Transactions illegal or otherwise prohibited, or if any Order enjoins, restrains or otherwise prohibits Parent or PRE from consummating the Transactions and such Order shall have become final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure to comply in any material respect with any covenant or obligation under this Agreement has primarily caused the issuance of any such Order;
(c)            by either Parent or PRE if the Transactions shall not have been consummated on or prior to one year from the date hereof (the “End Date”); provided, that, the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply in any material respect with any covenant or obligation under this Agreement has primarily contributed to the failure of the Transactions to occur on or before the End Date;
(d)            by Parent prior to obtaining the Requisite PRE Vote: (A) (i) if the PRE Board shall effect a Change of Recommendation; or (ii) if after the date hereof an Acquisition Proposal with respect to PRE was publicly announced or disclosed (or any Person shall have publicly announced an intention (whether or not conditional) to make such an Acquisition Proposal) and the PRE Board fails to reaffirm publicly the PRE Board Recommendation within five Business Days after receipt of a written request from Parent to do so (other than in connection with a tender offer or exchange offer contemplated by Section 6.8(b)(iii)); or (iii) the PRE Board publicly announces an intention to take any of the foregoing actions; or (B) PRE has materially breached its obligations under Section 5.1(d) or Section 6.8;
(e)            Intentionally Left Blank.
(f)             by Parent or PRE if at the PRE Shareholders Meeting (including any adjournment or postponement thereof) the Requisite PRE Vote shall not have been obtained; or
(g)            Intentionally Left Blank.
(h)            by Parent or PRE if there shall have been a breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure of one or more of the conditions set forth in Section 7.2(a) or Section 7.2(b) (in the case of a breach by Parent) or Section 7.3(a) or Section 7.3(b) (in the case of a breach by PRE) to be satisfied on or prior to the End Date, and such breach shall not be
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capable of being cured or shall not have been cured within 30 Business Days after detailed written notice thereof shall have been received by the party alleged to be in breach.
8.2            Effect of Termination.
(a)            In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement, except for the provisions of the second sentence of Section 5.2, this Section 8.2 and Sections 9.2 through 9.12, shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders with respect thereto.  Notwithstanding the foregoing, nothing in this Section 8.2 shall relieve any party to this Agreement of liability for fraud or any willful and intentional breach of any provision of this Agreement and, if it shall be judicially determined that termination of this Agreement was caused by a willful and intentional breach of this Agreement, then, in addition to other remedies at law or equity for a willful and intentional breach of this Agreement, the party so found to have willfully and intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective reasonable out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement, including related severance costs and expenses and related documentation and shareholders’ meetings and consents (collectively, “Costs”); provided, however, that upon payment by PRE of the Termination Fee in full, PRE shall no longer be required to indemnify and hold harmless Parent and Merger Sub for their Costs pursuant to this Section 8.2(a).  No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their respective terms.
(b)            If this Agreement is terminated by Parent for any reason pursuant to Section 8.1(d), then PRE will, within three Business Days following any such termination, pay to Parent or its designee in cash by wire transfer in immediately available funds to an account designated by Parent a termination fee in an amount equal to $250,000,000 (the “Termination Fee”).
(c)            Intentionally Left Blank.
(d)            If either party terminates this Agreement pursuant to Section 8.1(f) because the Requisite PRE Vote has not been obtained, then PRE shall, as promptly as reasonably practicable (and in any event within three Business Days following such termination), pay to Parent, by wire transfer in immediately available funds, an amount equal to $55,000,000 (the “No Approval Fee”); provided, that if: (i) an Acquisition Proposal in respect of PRE was publicly announced or disclosed (or any Person shall have publicly announced an intention to make an Acquisition Proposal in respect of PRE) prior to the PRE Shareholders’ Meeting at which the Requisite PRE Vote (including any adjournment or postponement thereof) was not obtained; and (ii) PRE, within 12 months after the date of such termination, enters into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement with respect to, or publicly announces, a Business Combination or consummates a Business Combination, then PRE will, prior to the earlier of the consummation of a Business Combination or execution of a definitive agreement with respect thereto, also pay to Parent or its designee, in cash by wire
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transfer in immediately available funds to an account designated by Parent, the Termination Fee less the No Approval Fee.
(e)            Intentionally Left Blank.
(f)             Intentionally Left Blank.
(g)            If this Agreement is terminated by Parent for any reason pursuant to Section 8.1(h) or by either Parent or PRE pursuant to Section 8.1(c) (i) following the public announcement or disclosure of an Acquisition Proposal in respect of PRE or the intention by any Person to make such an Acquisition Proposal and (ii) within 12 months after the date of such termination pursuant to Section 8.1(h) or Section 8.1(c), PRE enters into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement with respect to, or publicly announces, a Business Combination or consummates a Business Combination, then PRE will, upon the earlier to occur of the entering into such letter of intent, agreement-in-principle, acquisition agreement or other similar agreement and the consummation of such Business Combination, pay to Parent or its designee, in cash by wire transfer in immediately available funds to an account designated by Parent, the Termination Fee.
(h)            For the purposes of this Section 8.2, “Business Combination” means: (i) a merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, dissolution, liquidation or similar transaction involving PRE as a result of which the shareholders of PRE prior to such transaction in the aggregate cease to own more than 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate entity thereof); (ii) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount equal to or greater than a 50% voting or economic interest in PRE; or (iii) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 50% of the consolidated assets (including stock of the respective Subsidiaries of PRE), consolidated net revenues or earnings before interest, Taxes, depreciation and amortization of PRE and its Subsidiaries, taken as a whole.
(i)             The parties acknowledge and agree that in no event shall PRE be required to pay the Termination Fee on more than one occasion.  In the event the Termination Fee is paid to Parent in accordance with this Section 8.2, such payment shall be the sole and exclusive remedy of Parent and its Subsidiaries, shareholders and Representatives against PRE or any of its Subsidiaries, shareholders and Representatives with respect to the termination, event or breach giving rise to that payment, except in the case of fraud or any willful or intentional breach of any provision of this Agreement.
(j)             Upon any termination of this Agreement in circumstances where the Termination Fee or the No Approval Fee is payable, PRE shall, in addition to payment of the Termination Fee or the No Approval Fee (as applicable), reimburse Parent  and its Affiliates (by wire transfer of immediately available funds), no later than three Business Days after such termination, for 100% of their out-of-pocket fees, costs, obligations owed to third parties and expenses (including reasonable fees and expenses of their counsel) actually incurred by any of them in contemplation of, in connection with or in any way relating to the consideration,

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negotiation or implementation of this Agreement or the Transactions and other actions contemplated hereby in an amount not to exceed $35,000,000.
Parent and PRE each acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, neither party would enter into this Agreement.  Accordingly, if PRE fails promptly to pay any amount due to Parent pursuant to this Section 8.2, it shall also pay any costs and expenses incurred by Parent in connection with a legal action to enforce this Agreement that results in a judgment against PRE for such amount, together with interest on the amount of any unpaid fee, cost or expense at the rate per annum equal to the prime rate published in The Wall Street Journal on the date such payment was required to be made, from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.
8.3            Amendment.   This Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after receipt of the Requisite PRE Vote, but after any such approval, no amendment shall be made which by Law requires further approval or authorization by the shareholders of PRE without such further approval or authorization.  This Agreement may not be amended except by an instrument or instruments in writing signed and delivered by an authorized representative of each of the parties.
8.4            Extension; Waiver.   At any time prior to the Effective Time, Parent (with respect to PRE) and PRE (with respect to Parent) by action taken or authorized by their respective boards of directors, may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of such other party, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement and (iii) waive compliance with any of the agreements or conditions contained in this Agreement or in any document delivered pursuant to this Agreement.  Any agreement by a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.  No delay by any party in exercising any right hereunder shall operate as a waiver of such right, nor shall any waiver by any party of any such right nor any single or partial exercise of any such right preclude any further exercise of such right or the exercise of any other such right.
ARTICLE IX

MISCELLANEOUS
9.1            Survival of Representations and Warranties.   None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for those covenants and agreements contained in this Agreement and such other instruments that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.
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9.2            Notices.   All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including electronic mail transmission, so long as a receipt of such email is requested and received) and shall be given and shall be deemed given upon receipt if delivered personally, telecopied (delivery of which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties (delivery of which is confirmed) or  by registered or certified mail (postage paid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(a)	if to Parent or Merger Sub, addressed to it at:

c/o Exor N.V.
Postbus 11063
1001 GB Amsterdam
	Attention:	Marco Benaglia
	Facsimile:	00352 22 7841
	Email:	m.benaglia@lu.exor.com

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
	Attention:	Toby S. Myerson
Kelley D. Parker
	Facsimile:	(212) 492-0033
	Email:	tmyerson@paulweiss.com
kparker@paulweiss.com

(b)	if to PRE:

PartnerRe Ltd.
Wellesley House South, 90 Pitts Bay Road
Pembroke HM 08, Bermuda
	Attention:	Mark Wetherhill / Chief Legal Counsel
	Facsimile:	+1 441 292 3060
	Email:	marc.wetherhill@partnerre.com

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
	Attention:	Phillip R. Mills
	Facsimile:	(212) 701-5800
	Email:	phillip.mills@davispolk.com

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9.3            Interpretation.  When a reference is made in this Agreement to an Article, Section, Annex or Exhibit, such reference shall be to an Article, Section, Annex or Exhibit of this Agreement unless otherwise indicated to the contrary. The descriptive Article and Section headings and the table of contents contained in this Agreement are for reference purposes only and are not intended to be part of and shall not affect in any way the meaning or interpretation of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or other document.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Where a word or phrase is defined in this Agreement, each of its other grammatical forms shall have a corresponding meaning.  Any statute defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.  The parties have participated jointly in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted jointly by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.  Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein,” “herewith” and “hereby” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” shall be construed non-exclusively. The phrase “ordinary course of business” shall be construed to be followed by the phrase “consistent with past practice” regardless of whether such phrase is expressed. The phrases “the date of this Agreement,” “the date hereof” and words of similar import, shall be deemed to refer to the date set forth on the cover page of this Agreement.  Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a Business Day, the party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty.  Unless otherwise indicated, the word “day” shall be interpreted as a calendar day.  No summary of this Agreement prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement.  References to “dollars” or “$” are to United States dollars.  Each section or subsection of the PRE Disclosure Letter or Parent Disclosure Letter, as applicable, qualifies the correspondingly numbered representation, warranty or covenant of the Agreement; provided, that information disclosed in one section or subsection of the PRE Disclosure Letter or Parent Disclosure Letter, as applicable, shall be deemed to be included in each other section or subsection of such disclosure letter in which the relevance of such information would be readily apparent on the face thereof.  Unless the context shall require otherwise, any Contracts, documents, instruments or Laws defined or referred to in this Agreement shall be deemed to mean or refer to such Contracts, documents, instruments or Laws as from time to time may be amended, modified or supplemented, including (i) in the case of Contracts, documents or instruments, by waiver or consent and (ii) in the case of Laws, by succession of comparable successor statutes; provided, that with respect to Contracts, such rule of construction shall only be effective with respect to amendments, modification or supplements effected prior to the date hereof. All references in this Agreement to any particular Law shall be deemed to refer also to any rules and regulations promulgated under that Law.

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9.4            Counterparts.  This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of this Agreement, each of which shall constitute an original. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
9.5            Entire Agreement.  This Agreement (including the Exhibits and Annexes hereto), the Parent Disclosure Letter, the PRE Disclosure Letter, the Statutory Merger Agreement and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings or representations by or among the parties whether written and oral with respect to the subject matter hereof and thereof. The Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement. Each party hereby disclaims any other representation, warranty or inducement, express or implied, as to the accuracy or completeness of any other information made by, or made available by, itself or any of its Representatives, with respect to, or in connection with, the negotiation, execution or delivery of this Agreement, the Statutory Merger Agreement or the Transactions.
9.6            Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
9.7            Third-Party Beneficiaries.  Except for the Indemnified Parties intended to benefit from the provisions of Section 6.3, nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries or confer upon any Person other than the parties any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
9.8            Governing Law.   This Agreement shall be governed by and construed with regard to, in all respects, including as to validity, interpretation and effect, the Laws of the State of New York with respect to contracts performed within that state; provided, that any provisions of this Agreement which relate to the exercise of a director or officer’s fiduciary duties, statutory duties, obligations and/or statutory provisions, or which arise under, the laws of Bermuda (including but not limited to mergers under the Companies Act) shall be governed by and in accordance with the laws of Bermuda.
9.9            Consent to Jurisdiction; Venue.  (a) Each party irrevocably and unconditionally consents, agrees and submits to the exclusive jurisdiction of the Supreme Court of Bermuda (and appropriate appellate courts therefrom) (the “Chosen Courts”), for the purposes

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of any litigation, action, suit or other proceeding with respect to the subject matter hereof. Each party agrees to commence any litigation, action, suit or proceeding relating hereto only in the Supreme Court of Bermuda, or if such litigation, action, suit or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the other appellate courts therefrom or other courts of Bermuda. Each party irrevocably and unconditionally waives any objection to the laying of venue of any litigation, action, suit or proceeding with respect to the subject matter hereof in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party further irrevocably and unconditionally consents to and grants any such court jurisdiction over the Person of such parties and, to the extent legally effective, over the subject matter of any such dispute and agrees that mailing of process or other documents in connection with any such action or proceeding in the manner provided in Section 9.2 hereof or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. The parties agree that a final judgment in any such litigation, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
9.10         Specific Performance.   The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached or violated, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy under applicable Law.  Accordingly, each party agrees that, in addition to all other remedies to which it may be entitled, each of the parties is entitled to a decree of specific performance and shall further be entitled to an injunction restraining any violation or threatened violation of any of the provisions of this Agreement without the necessity of posting a bond or other form of security.  In the event that any Legal Action should be brought in equity to enforce any of the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy under applicable Law.
9.11         Assignment.   Neither this Agreement nor any of the rights, interests or obligations arising under this Agreement shall be directly or indirectly assigned, delegated sublicensed or transferred by any of the parties (whether by operation of law or otherwise), in whole or in part, to any other Person (including any bankruptcy trustee) without the prior written consent of the other parties; provided, that Parent and Merger Sub may assign any of their respective rights and obligations to any financing source for security purposes, and the enforcement of all rights and remedies that Parent and Merger Sub, as applicable, has against PRE, but no such assignment will relieve Parent and Merger Sub, as the case may be, of its obligations hereunder.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
9.12         Expenses.   Subject to the provisions of Section 8.2, all costs and expenses (including those payable to Representatives) incurred in connection with this Agreement and the Transactions and shall be paid by the party incurring such expenses, except that those expenses incurred in connection with filing, printing, and mailing the Proxy Statement (including filing

56

fees related thereto) and those expenses incurred in connection with obtaining the Transaction Approvals will be shared equally by Parent and PRE.
9.13        Guarantee.  Parent Guarantor absolutely, irrevocably and unconditionally guarantees the full and timely payment of all amounts owed by Parent when due and payable in accordance with this Agreement. If Parent fails to discharge any of its payment obligations when due under this Agreement, upon written notice from PRE to Parent Guarantor of such failure, Parent Guarantor will discharge such payment obligations. To enforce the obligations of Parent Guarantor in this Section 9.13, it shall not be necessary for PRE first to (a) institute suit or exhaust its remedies against Parent or any other Person, (b) join Parent or any other Person in any action seeking to enforce any obligation hereunder or (c) resort to any other means of obtaining payment from Parent.  The guarantee set forth in this Section 9.13 is a continuing and absolute guarantee, and it will not be discharged, and will remain in full force and effect, until the full payment required to be paid by Parent pursuant to this Agreement is satisfied.  The guarantee set forth in this Section 9.13 shall immediately and automatically terminate upon the full payment of all amounts required to be paid by Parent pursuant to the terms of this Agreement.  The guarantee set forth in this Section 9.13 shall constitute a guarantee of payment and not of collection.
9.14         Defined Terms.  For purposes of this Agreement, each of the following terms shall have the meaning set forth below.
“Acceptable Confidentiality Agreement” means any confidentiality agreement entered into by PRE from and after the date of this Agreement that contains customary confidentiality and other terms that are not materially less favorable in the aggregate to PRE than those contained in the Confidentiality Agreement.
“Acquisition Agreement” shall have the meaning set forth in Section 6.8(a).
“Acquisition Proposal” means any proposal or offer made by any Person (other than Parent and its Subsidiaries) with respect to: (i) a merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, dissolution, liquidation or similar transaction involving PRE; (ii) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount equal to or greater than a 15% voting or economic interest in PRE; or (iii) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets (including stock of the respective Subsidiaries of PRE), consolidated net revenues or earnings before interest, Taxes, depreciation and amortization of PRE and its Subsidiaries, taken as a whole.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
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“Agreement” shall have the meaning set forth in the Introduction.
“Applicable SAP” means, with respect to any Insurance Subsidiary of PRE the applicable statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed or permitted by the Insurance Regulator of the jurisdiction of domicile of such PRE Insurance Subsidiary under applicable Insurance Law.
“Appraised Fair Value” means the fair value of a PRE Dissenting Share as appraised by the Supreme Court of Bermuda, under Section 106(6) of the Companies Act.
“Associate” shall mean each officer or other employee, or individual who is an independent contractor, consultant or director of PRE.
“Assumed Reinsurance Contract” shall mean means a reinsurance or retrocession treaty or agreement, slip, binder, cover note or other similar arrangement or Contract under which any PRE Insurance Subsidiary is the reinsurer or retrocessionaire.
“AXIS” shall have the meaning set forth in the Recitals.
“AXIS Termination Fee” shall have the meaning set forth in the Recitals.
“Benefit Plans” shall have the meaning set forth in Section 3.18(a).
“Business Combination” shall have the meaning set forth in Section 8.2(h).
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York,  Milan or Bermuda are obligated by Law or executive order to be closed.
“Bye-Laws” shall have the meaning set forth in Section 3.1(c).
“Ceded Reinsurance Contract” means a reinsurance or retrocession treaty or agreement, slip, binder, cover note or other similar arrangement or Contract under which any Insurance Subsidiary of PRE is a cedent or retrocedent.
“Certificate of Merger” shall have the meaning set forth in Section 1.1.
“Change of Recommendation” shall have meaning set forth in Section 6.8(b).
“Chosen Courts” shall have the meaning set forth in Section 9.9(a).
“Closing” shall have the meaning set forth in Section 1.2.
“Closing Date” shall have the meaning set forth in Section 1.2.
“Code” shall have the meaning set forth in the Recitals.
“Companies Act” shall have the meaning set forth in the Recitals.

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“Confidentiality Agreement” shall have the meaning set forth in Section 5.2.
“Continuation Period” shall have the meaning set forth in Section 6.5(a).
“Continuing Employee” shall mean any employee of PRE or any of its Subsidiaries who continues employment with the Surviving Company or any of its Affiliates.
“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations.
“Costs” shall have the meaning set forth in Section 8.2(a).
“Data Protection Laws” means any data protection Laws and regulations in the United States of America, the European Union, or elsewhere in the world.
“Effective Time” shall have the meaning set forth in Section 1.1.
“End Date” shall have the meaning set forth in Section 8.1(b).
“Environmental Law” means any applicable Law that has as its principal purpose the protection of the environment.
“Equity Award” shall have the meaning set forth in Section 3.2(a).
“ERISA” shall have the meaning set forth in Section 3.18(a).
“ESPP” shall mean PRE’s 2009 Employee Share Purchase Plan.
“Exchange Act” shall have the meaning set forth in Section 3.8(b).
“Excluded Shares” shall have the meaning set forth in Section 2.1(a).
“Facilities” shall mean, collectively, each “Facility” as defined in the Facilities Agreement.
“Facilities Agreement” shall mean that certain Agreement, dated as of May 11, 2015, by and among the Parent Guarantor, Parent, Citigroup Global Markets Limited and Morgan Stanley Bank International Limited as mandated lead arrangers, the financial institutions listed on Schedule 1 thereto, and Citibank International Limited as facility agent (as amended, supplemented or otherwise modified from time to time to the extent not prohibited by Section 6.10 of this Agreement).
“GAAP” shall have the meaning set forth in Section 3.11(a)(ii).
“Governmental Entity” shall have the meaning set forth in Section 3.8.
“Grant Date” shall have the meaning set forth in Section 3.2(c).
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“Hazardous Substance” means any pollutant, contaminant, or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any substance, waste or material regulated under any Environmental Law.
“HSR Act” shall have the meaning set forth in Section 3.8(e).
“Indemnified Parties” shall have the meaning set forth in Section 6.3(a).
“Information Security Breach” means any unauthorized acquisition of or access to, or unauthorized disclosure of, any Personal Data of employees or customers of a party or any of its Subsidiaries.
“Insurance Laws” means all Laws (including all applicable domestic, foreign (including Bermuda), national, provincial, federal, state and local statutes and regulations) regulating the business and products of insurance or concerning the regulation of insurance companies (including acquisition of control), all applicable requirements relating to the sale, issuance, marketing, advertising, and administration of insurance products and all applicable Orders of Insurance Regulators.
“Insurance Regulator” means all Governmental Entities regulating the business of insurance and reinsurance under applicable Insurance Law.
“Insurance Subsidiaries” shall have the meaning set forth in Section 3.16(a).
“Intellectual Property” means: (i) patents, patent applications and statutory invention registrations; (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers, and registrations and applications for registration thereof; (iii) copyrights (including copyrights in computer software and Internet websites) and registrations and applications for registration thereof; (iv) trade secrets under applicable Laws, including confidential and proprietary information and know-how; (v) moral rights, rights of publicity and rights of privacy; and (vi) any other intellectual property rights, or similar proprietary or industrial rights, under the Laws of any jurisdiction.
“Interested Party Transaction” shall mean have the meaning set forth in Section 3.25.
“Investment Assets” shall have the meaning set forth in Section 3.15(a).
“Investment Guidelines” shall have the meaning set forth in Section 3.15(a).
“IT Systems” shall mean, with respect to a party and its Subsidiaries, all information technology systems, owned or otherwise used by such party or its Subsidiaries in their respective businesses, including servers, computer hardware, networks, software, databases, telecommunications systems, interfaces, and their related systems.
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“Knowledge” shall mean (i) with respect to Parent, the actual knowledge, without due inquiry, of the officers of Parent Guarantor set forth in Section 9.14(a) of the Parent Disclosure Letter and (ii) with respect to PRE, the actual knowledge, without due inquiry, of the officers of PRE set forth in Section 9.14(a) of the PRE Disclosure Letter, as the case may be.
“Law” shall mean any law, statute, ordinance, arbitration award, or any rule, regulation, judgment, order, writ, injunction, decree, agency requirement or published interpretation of any Governmental Entity.
“Leased Real Property” shall have the meaning set forth in Section 3.22(b).
“Legal Actions” shall have the meaning set forth in Section 3.14.
“Liabilities” shall have the meaning set forth in Section 3.12(a).
“Liens” means any liens, pledges, security interests, claims, options, rights of first offer or refusal, charges or other encumbrances.
“Material Adverse Effect” means, (1) for purposes of the representations and warranties in Article III, the covenants of  PRE hereunder and the conditions in Section 7.3, any event, circumstance, change or effect that is materially adverse (a) to the business, operations, assets or financial condition of PRE (or for purposes of Section 5.3, the Surviving Company) or its Subsidiaries, taken as a whole, or (b) on the ability of such party to perform its obligations hereunder without material delay or impairment; provided, that in this case of paragraph (a) in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any events, circumstances, changes or effects resulting from any of the following be taken into account in determining whether there has been, or will be, a Material Adverse Effect:
(i) (A) a change in general political, legislative, economic or financial market conditions or securities, credit, financial or other capital markets or currency conditions; (B) the commencement, continuation or escalation of actions or war, armed hostilities, sabotage, acts of terrorism, or other man-made disaster; (C) changes, circumstances or events generally affecting the property and casualty insurance and reinsurance industry in the geographic areas and product markets in which such party or its Subsidiaries conduct business; (D) any change in any applicable Laws; (E) any change in GAAP or Applicable SAP following the date of this Agreement; or (F) liabilities under policies of insurance written or Assumed Reinsurance Contracts from any terrorist act, earthquake, hurricane, tsunami, tornado, windstorm, epidemic or other natural or man-made disaster; except in the case of the foregoing clauses (A) through (E) to the extent those events, circumstances, changes or effects have a disproportionate effect on such party and its Subsidiaries compared to other companies of similar size operating in the industries and geographic regions in which such party and its Subsidiaries operate; and
(ii) (A) the public announcement of the execution of this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, cedents, reinsureds, retrocessionaires, reinsurance brokers or intermediaries, suppliers, vendors, lenders, venture partners or employees; (B) any decline, in and of itself, in the market price, or change in trading volume, of the PRE Common Shares; (C) the failure, in and of itself, to meet any revenue, earnings or other projections, forecasts or
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predictions for any period ending following the date of this Agreement; (D) any action taken at the written request of the other party; or (E) any change or announcement of a potential change in such Person’s or any of its Subsidiaries’ credit or claims paying rating or the rating of any of its or its Subsidiaries’ businesses or securities; provided, that the exceptions described in the foregoing clauses (B) and (C) shall not prevent or otherwise affect a determination that any underlying changes, state of facts, circumstances, events or effects have resulted in, or contributed to, a Material Adverse Effect; or
(2) for purposes of the representations and warranties in Article IV,  the covenants of Parent made hereunder and the conditions in Section 7.2, any event, circumstance, change or effect that prevents or materially delays, or would reasonably be expected to prevent or materially delay, consummation of the Merger or performance by Parent or Merger Sub of any of their material obligations under this Agreement.
“Material Contract” shall have the meaning set forth in Section 3.17(a).
“Memorandum of Association” shall have the meaning set forth in Section 3.1(c).
“Merger” shall have the meaning set forth in the Recitals.
“Merger Application” shall have the meaning set forth in Section 1.1.
“Merger Sub” shall have the meaning set forth in the Recitals.
“Merger Sub Director” shall have the meaning set forth in the Recitals.
“No Approval Fee” shall have the meaning set forth in Section 8.2(d).
“Non-U.S. Benefit Plans” shall have the meaning set forth in Section 3.18(a).
“NYSE” shall have the meaning set forth in Section 3.8(c).
“Order” means any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by any Governmental Entity.
“Organizational Documents” means, with respect to any entity, the memorandum of association or the certificate or articles of incorporation and bye-laws or by-laws of such entity, or any similar organizational documents of such entity.
“Owned Intellectual Property” shall have the meaning set forth in Section 3.21(a)(iii).
“Owned Real Property” shall have the meaning set forth in Section 3.22(a).
“Parent” shall have the meaning set forth in the Introduction.
“Parent Assets” shall have the meaning set forth in Section 4.3(b).
“Parent Board” shall have the meaning set forth in the Recitals.
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“Parent Counsel” shall have the meaning set forth in Section 5.4.
“Parent Disclosure Letter” shall have the meaning set forth in Article IV.
“Parent Guarantor” shall have the meaning set forth in the Introduction.
“parties” shall have the meaning set forth in the Introduction.
“Paying Agent” shall have the meaning set forth in Section 2.2(a).
“Payment Fund” shall have the meaning set forth in Section 2.2(b).
“Permits” shall have the meaning set forth in Section 3.23(a).
“Permitted Encumbrance” means, with respect to a party: (i) statutory liens securing payments not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP in the most recent financial statements included in the SEC Reports of such party; (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise impair business operations at such properties; (iii) restrictions on transfer imposed by applicable Laws; (iv) assets pledged or transferred to secure reinsurance or retrocession obligations; (v) ordinary course securities lending and short-sale transactions entered into in accordance with the Investment Guidelines; (vi) investment securities held in the name of a nominee, custodian or other record owner; (vii) statutory deposits required under any applicable Insurance Laws or as may be required under other applicable Laws or Material Contracts, Reinsurance Contracts or Benefit Plans; (viii) non-exclusive licenses of Intellectual Property granted in the ordinary course of business consistent with past practice; (ix) zoning, building codes and other land use laws regulating the use or occupancy of any Owned Real Property or Leased Real Property or the activities conducted thereon and which are not violated by the current use or occupancy of such Owned Real Property or Leased Real Property; (x) encumbrances and restrictions on any Owned Real Property or Leased Real Property (including easement, covenants, conditions, rights of way and similar restrictions) that, individually or in the aggregate, do not materially impair, and would not reasonably be expected to materially impair, the present or intended use, occupancy and/or operation of such Owned Real Property or Leased Real Property; or (xi) any failure to hold good title which would not reasonably be expected, individually or in the aggregate, to materially detract from the value of any of the property, rights or assets of the business of such party or any of the Subsidiaries of such party or materially interfere with the use thereof as currently used by such party or, as the case may be, any of the Subsidiaries of such party.
“Person” shall mean an individual, a company, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.
“Personal Data” has the same meaning as the term “personal data,” “personal information,” or the equivalent under applicable Data Protection Laws.
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“Policies” shall mean all policies, policy forms, binders, slips, treaties, certificates, insurance or reinsurance contracts or participation agreements and other agreements of insurance or reinsurance, whether individual or group (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) and all amendments, applications and certificates pertaining thereto issued by a party or any of its Insurance Subsidiaries.
“PRE” shall have the meaning set forth in the Introduction.
“PRE Assets” shall have the meaning set forth in Section 3.6(b).
“PRE Board” shall have the meaning set forth in the Recitals.
“PRE Board Recommendation” shall have the meaning set forth in Section 3.4(a).
“PRE Bye-law Amendment” shall mean amending the PRE Bye-laws by inserting in Bye-law 45 “AND MERGERS” in the title and after “amalgamation”  the words “or merger”.
“PRE Certificate” shall have the meaning set forth in Section 2.2(a).
“PRE Common Share” shall have the meaning set forth in Section 2.1(a).
“PRE Consideration” shall have the meaning set forth in Section 2.1(a).
“PRE Contracts” shall have the meaning set forth in Section 3.6(c).
“PRE’s Counsel” shall have the meaning set forth in Section 5.4.
“PRE Credit Facilities” shall mean those letter of credit facilities set forth on Section 9.14 of the PRE Disclosure Letter.
“PRE Disclosure Letter” shall have the meaning set forth in Section 3.
“PRE Dissenting Holder” shall mean a holder of PRE Common Shares or PRE Preferred Shares who did not vote in favor of the Merger and who complies with all of the provisions of the Companies Act concerning the right of holders of PRE Common Shares to require appraisal of their PRE Common Shares pursuant to Bermuda Law.
“PRE Dissenting Shares” shall mean PRE Common Shares held by a PRE Dissenting Holder.
“PRE Option” shall have the meaning set forth in Section 2.3(a).
“PRE Option Payments” shall have the meaning set forth in Section 2.3(a).
“PRE Other Share-Based Award” shall have the meaning set forth in Section 2.3(c).
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“PRE Preferred Shares” shall mean each of PRE’s 6.50% Series D Cumulative Preferred Shares, $1.00 par value, 7.25% Series E Cumulative Preferred Shares, $1.00 par value and 5.875% Series F Non-Cumulative Preferred Shares, $1.00 par value.
“PRE SAR” shall have the meaning set forth in Section 2.3(b).
“PRE SAR Payments” shall have the meaning set forth in Section 2.3(b).
“PRE SEC Reports” shall mean SEC Reports of PRE.
“PRE Share Plans” shall mean the PartnerRe Ltd. Amended and Restated Employee Equity Plan, the PartnerRe Ltd. Amended and Restated Non-Employee Directors Share Plan and the PartnerRe Ltd. Amended Employee Incentive Plan, in each case, as amended from time to time.
“PRE Share Register” shall have the meaning set forth in Section 2.2(a).
“PRE Shareholders” shall have the meaning set forth in Section 2.1(b).
“PRE Shareholders Meeting” shall have the meaning set forth in Section 5.1(d).
“Proxy Statement” shall have the meaning in Section 3.28.
“Purchase Plans” shall have the meaning in Section 6.5.
“Real Property Lease” shall have the meaning set forth in Section 3.22(b).
“Registrar” shall have the meaning set forth in Section 1.1.
“Regulatory Material Adverse Effect” shall have the meaning set forth in Section 5.3(d).
“Reinsurance Contracts” means the Assumed Reinsurance Contracts and the Ceded Reinsurance Contracts.
“Representatives” shall have the meaning set forth in Section 6.8(a).
“Required Permits” shall  have the meaning set forth in Section 3.23(a).
“Requisite Merger Sub Vote” means the approval and adoption of this Agreement, the Statutory Merger Agreement and the Merger by Parent, in its capacity as the sole shareholder of Merger Sub, which approval is provided in the form of a written resolution of Parent.
“Requisite PRE Vote” means the affirmative vote of a majority of the votes cast at a duly convened meeting of the shareholders of PRE, at which a quorum is present in accordance with PRE’s Bye-Laws, to approve and adopt this Agreement, the Statutory Merger Agreement, and the Merger; provided that if the PRE Bye-law Amendment is not approved, then “Requisite PRE Vote” shall mean the affirmative vote of three fourths of the votes cast at a duly convened
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meeting of the shareholders of PRE at which a quorum is present to approve and adopt this Agreement, the Statutory Merger Agreement and the Merger in accordance with section 106(4A) of the Companies Act.
“SEC” shall have the meaning set forth in Section 3.8(b).
“SEC Reports” shall have the meaning set forth in Section 3.10(a).
“Securities” shall have the meaning set forth in Section 3.2(b).
“Securities Act” shall have the meaning set forth in Section 3.10(a).
“Shareholders Meeting” shall have the meaning set forth in Section 3.28.
“SSPP” shall mean PRE’s Swiss Share Purchase Plan.
“Statutory Merger Agreement” shall have the meaning set forth in the Recitals.
“Statutory Statements” shall have the meaning set forth in Section 3.16(c).
“Subsidiary” shall mean, as to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of: (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person; or (iii) the beneficial interest in such trust or estate, is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
“Superior Proposal” means a bona fide written Acquisition Proposal (except that references in the definition of the “Acquisition Proposal” to 15% shall be replaced by 50%) made after the date of this Agreement by any Person (other than Parent or its Subsidiaries on terms that the PRE Board determines in good faith, after consultation with its outside legal counsel and financial advisors, and considering such factors as the PRE Board considers to be appropriate (including all the terms and conditions of the Acquisition Proposal, including any break-up fees, conditions to consummation, the timing and likelihood of consummation of such proposal), are more favorable to PRE and the PRE Shareholders than the transactions contemplated by this Agreement, taking into account any change to the transaction proposed by Parent.
“Superior Proposal Notice” shall have the meaning set forth in Section 6.8(d).
“Surviving Company” shall have the meaning set forth in the Recitals.
“Takeover Statutes” shall have the meaning set forth in Section 3.24.
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“Tax Return” means any report, return, document, declaration or other information or filing required to be filed with respect to Taxes (whether or not a payment is required to be made with respect to such filing), including, without limitation, information returns, declarations of estimated Taxes, amended returns or claims for refunds (and any attachments thereto).
“Taxes” shall mean any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes or other similar charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, capital, sales, use, transfer, inventory, license, capital stock, payroll, employment, unemployment, social security, workers’ compensation, severance, stamp, occupation, premium or net worth, and taxes or other similar charges in the nature of excise, withholding, ad valorem, value added, estimated taxes, or custom duties.
“Termination Fee” shall have the meaning set forth in Section 8.2(b).
“Transaction Approvals” shall mean have the meaning set forth in Section 3.8(f).
“Transactions” means the transactions contemplated by this Agreement and the Statutory Merger Agreement, including the Merger.
“Treasury Regulations” shall have the meaning set forth in the Recitals.
“U.S. Benefit Plans” shall have the meaning set forth in Section 3.18(b).
“Uncertificated PRE Common Shares” shall have the meaning set forth in Section 2.2(a).
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EXOR N.V.

By:	/s/ Marco Benaglia
	Name:	Marco Benaglia
	Title:	Director

PILLAR LTD.

By:	/s/ Marco Benaglia
	Name:	Marco Benaglia
	Title:	Director

PARTNERRE LTD.

By:
	Name:	David Zwiener
	Title:	President and Chief Executive Officer

EXOR S.p.A.*

By:	/s/ John Elkann
	Name:	John Elkann
Title:
* solely with respect to Section 9.13
[Signature Page to Agreement and Plan of Merger]

EXHIBIT 99.4
EXECUTION VERSION

AGREEMENT

DATED 11 MAY 2015

USD4,750,000,000

CREDIT FACILITIES

FOR

EXOR S.p.A.
as the Company

EXOR N.V.
as the Borrower

CITIGROUP GLOBAL MARKETS LIMITED
and
MORGAN STANLEY BANK INTERNATIONAL LIMITED
as Arrangers

CITIBANK INTERNATIONAL LIMITED
as Facility Agent

Allen & Overy LLP

Schedule
1.	Original Lenders		93
2.	Conditions precedent		94
	Part 1	Conditions Precedent to Signing	94
	Part 2	Conditions Precedent to Utilisation	96
3.	Forms of Request		97
	Part 1	Form of Utilisation Request	97
	Part 2	Form of Selection Notice applicable to a Loan	98
4.	Form of Transfer Certificate		99
5.	Form of Assignment Agreement		101
6.	Form of Compliance Certificate		104
7.	Timetables		105

Signatories			106

THIS AGREEMENT is dated 11 May 2015 and made

BETWEEN:

(1)
EXOR S.p.A., a company incorporated in Italy as a Società per Azioni, having its registered office at Via Nizza 250, Turin, and registered with the Chamber of Commerce of Turin under number 00470400011 (the Company);

(2)
EXOR N.V., a company incorporated in the Netherlands as Naamloze Vennootshap having its registered office at Claude Debussylaan 24, 1082 MD, Amsterdam, with company number 59433698, company fiscal code 853482196 (the Borrower);

(3)	CITIGROUP GLOBAL MARKETS LIMITED and MORGAN STANLEY BANK INTERNATIONAL LIMITED as mandated lead arrangers (in this capacity, the Arrangers);

(4)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Lenders) as original lenders (in this capacity, the Original Lenders); and

(5)	CITIBANK INTERNATIONAL LIMITED as facility agent (in this capacity, the Facility Agent).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

Acceptable Bank means a bank or financial institution which:

(a)
 has a rating of BBB- or higher by S&P or Fitch or Baa3 or higher by Moody's or a comparable rating from a nationally recognised credit rating agency for its long-term unsecured and non-credit enhanced debt obligations; or

(b)	has been approved by the Majority Lenders.
Administrative Party means an Arranger or the Facility Agent.
Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
Anti-Corruption Laws means the US Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and all other applicable laws from time to time concerning or relating to bribery or corruption.
Anti-Money Laundering Laws means all laws from time to time concerning or relating to money laundering.
Assignment Agreement means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the Facility Agent (acting on the instructions of the Majority Lenders) and the Company.
Authorisation means an authorisation, consent, approval, resolution, permit, licence, exemption, filing, notarisation or registration.

Availability Period means in relation to a Facility, the period from and including the date of this Agreement to and including the earliest of:
(a)	in the case of:
(i)	Facilities A and B, the Closing Date; and
(ii)	Facility C, the date falling one Month after the Closing Date;
(b)	the date falling 12 Months after the date of this Agreement (or, if the Company elects to extend this period by notice in writing to the Facility Agent given no later than 11 Months after the date of this Agreement, the date falling 15 Months after the date of this Agreement); and
(c)	the date falling 12 Months after the date of the Merger Agreement.
Available Commitment means in relation to a Facility and a Lender, that Lender’s Commitment under that Facility minus:
(a)	the amount of its participation in any outstanding Loans under that Facility; and
(b)	in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date.
Available Facility means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.
Break Costs means the amount (if any) by which:
(a)	the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;
exceeds:
(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.
Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Turin and New York.
Certain Funds Utilisation means a Loan made or to be made under the Facilities on the Closing Date.
Change of Control has the meaning given to it in Clause 7.2 (Change of Control).
Closing Date means the date on which completion of the Merger occurs under the Merger Agreement.
Code means the US Internal Revenue Code of 1986.

Commitment means a Facility A Commitment, a Facility B Commitment or a Facility C Commitment.
Compliance Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenant.
Confidential Information means all information relating to the Company, the Borrower, the Group, the Target Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:
(a)	any member of the Group or any of its advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:
(i)	information that:
(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party or any of its Affiliates of Clause 36 (Confidentiality);
(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; or
(ii)	any Funding Rate or Reference Bank Quotation.
Confidentiality Undertaking means a confidentiality undertaking substantially in the then current recommended form of the Loan Market Association or in any other form agreed between the Company and the Facility Agent (acting on the instructions of the Majority Lenders).
Default means:
(a)	an Event of Default; or
(b)	an event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of them (in each case as specified in Clause 23 (Events of Default)) be an Event of Default.
Defaulting Lender means any Lender:

(a)	which has failed to make its participation in a Loan available (or has notified the Facility Agent or the Company (which has notified the Facility Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders' participation);
(b)	which has otherwise rescinded or repudiated a Finance Document; or
(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:
(i)	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and
payment is made within five Business Days of its due date; or
(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question and has sent written notice to the Company stating the grounds on which it is disputing that payment.
Disruption Event means either or both of:
(a)	a material disruption to the payment or communications systems or to the financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out), provided that the disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
Dutch Civil Code means the Burgerlijk Wetboek.
euro or € means the single currency of the Participating Member States.
Event of Default means any event or circumstance specified as such in Clause 23 (Events of Default).
Facility means Facility A, Facility B or Facility C.
Facility A means the term loan facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

Facility A Commitment means:
(a)	in relation to an Original Lender, the amount set opposite its name under the heading Facility A Commitments in Schedule 1 (Original Lenders) and the amount of any other Facility A Commitment it acquires under this Agreement; and
(b)	in relation to any other Lender, the amount of any Facility A Commitment it acquires under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
Facility A Loan means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.
Facility B means the term loan facility made available under this Agreement as described in paragraph (c) of Clause 2.1 (The Facilities).
Facility B Commitment means:
(a)	in relation to an Original Lender, the amount set opposite its name under the heading Facility B Commitments in Schedule 1 (Original Lenders) and the amount of any other Facility B Commitment it acquires under this Agreement; and
(b)	in relation to any other Lender, the amount of any Facility B Commitment it acquires under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
Facility B Extension Option means the extension option set out in Clause 5.6 (Facility B Extension optionFacility B Extension option).
Facility B Loan means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.
Facility C means the term loan facility made available under this Agreement as described in paragraph (d) of Clause 2.1 (The Facilities).
Facility C Commitment means:
(a)	in relation to an Original Lender, the amount set opposite its name under the heading Facility C Commitments in Schedule 1 (Original Lenders) and the amount of any other Facility C Commitment it acquires under this Agreement; and
(b)	in relation to any other Lender, the amount of any Facility C Commitment it acquires under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
Facility C Loan means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan.
Facility Office means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

FATCA means:
(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
FATCA Application Date means:
(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;
(b)	in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or
(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) or (b) above, 1 January 2017, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.
FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.
Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties or the Original Lenders and the Company setting out the amount of any fees referred to in this Agreement or under any other Finance Document.
Finance Document means:
(a)	this Agreement;
(b)	a Fee Letter; or
(c)	any other document designated as such by an Administrative Party or the Original Lenders and the Company.
Finance Party means a Lender or an Administrative Party.
Financial Indebtedness means any indebtedness for or in respect of:
(a)	moneys borrowed;

(b)	any acceptance credit (including any dematerialised equivalent) treated as a borrowing in accordance with IFRS;
(c)	any bond, note, debenture, loan stock or other similar instrument;
(d)	any preference share which is mandatorily redeemable or redeemable at the option of the holder of that share prior to the latest Termination Date;
(e)	any agreement treated as a finance lease in accordance with IFRS;
(f)	receivables sold or discounted (otherwise than on a non-recourse basis) to the extent treated as a borrowing in accordance with IFRS;
(g)	any acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset and to the extent treated as a borrowing in accordance with IFRS;
(h)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction, determined in accordance with IFRS, will be used to calculate its amount);
(i)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing to the extent treated as a borrowing in accordance with IFRS;
(j)	without double counting, any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs.
Funding Rate means any rate notified by a Lender to the Facility Agent pursuant to paragraph (a)(ii) of Clause 10.4 (Cost of funds).
Group means the Company and its Subsidiaries for the time being.
Holding Company of any other person, means a person in respect of which that other person is a Subsidiary.
IFRS means international financial reporting standards as issued by the International Accounting Standards Board and adopted by the European Union.
Impaired Agent means the Facility Agent at any time when:
(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(b)	the Facility Agent otherwise rescinds or repudiates a Finance Document;
(c)	(if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of "Defaulting Lender"; or
(d)	an Insolvency Event has occurred and is continuing with respect to the Facility Agent;
unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:
(A)	an administrative or technical error; or
(B)	a Disruption Event; and
payment is made within five Business Days of its due date; or
(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question and has sent written notice to the Company stating the grounds on which it is disputing that payment.
Increased Costs has the meaning given to it in Clause 13 (Increased Costs).
Information Memorandum means the information memorandum prepared on behalf of, and approved by, the Company in connection with this Agreement.
Insolvency Event in relation to an entity means that the entity:
(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;
(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:
(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or
(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 90 days thereafter;
(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or
(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
Interest Period means each period determined under this Agreement by reference to which interest on a Loan or an Unpaid Sum is calculated.
Interpolated Screen Rate means, in relation to LIBOR any Loan or Unpaid Sum, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:
(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and
(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time for the currency of that Loan.
Italian Banking Act means Legislative Decree no. 385 of 1 September 1993, as amended and supplemented from time to time.
Italian Civil Code means the Italian codice civile, the initial version of which was approved by Italian Royal Decree No. 262 of 16 March 1942.
Legal Reservations means:
(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws affecting the rights of creditors generally;
(b)	the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;
(c)	similar principles, rights and defences under the laws of the jurisdiction of incorporation of any Obligor; and
(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion supplied to the Facility Agent as conditions precedent under this Agreement.
Lender means:

(a)	an Original Lender; or
(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 24 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
LIBOR means in relation to any Loan:
(a)	the applicable Screen Rate as of the Specified Time for US Dollars for a period equal to the Interest Period of that Loan; or
(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate)
and if, in either case, any such rate is below zero, LIBOR will be deemed to be zero.
LMA means the Loan Market Association.
Loan means a Facility A Loan, a Facility B Loan or a Facility C Loan.
Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent in value of the Total Commitments (or, if the Total Commitments have been reduced to zero, and there are no Loans then outstanding, aggregated more than 66 2/3 per cent of the Total Commitments immediately prior to the reduction).
Margin means the rate per annum determined in accordance with Clause 8.3 (Margin).
Material Adverse Effect means any effect which is materially adverse to the ability of the Obligors taken as a whole to perform their obligations under the Finance Documents.
Merger means the merger of the Merger Sub with and into the Target in accordance with the terms of the Merger Agreement.
Merger Agreement means the agreement and plan of merger by and among the Borrower, the Merger Sub, the Target, and solely with respect to Section 9.13 thereof, the Company, in the form attached to the irrevocable offer letter dated on or about the date of this Agreement by the Company (as modified from time to time to the extent not prohibited by Clause 21.7 of this Agreement).
Merger Sub means Pillar Ltd., a Bermuda exempted company, incorporated and existing under the laws of Bermuda, with registered office at Cumberland House 9th Floor, 1 Victoria Street, Hamilton HM 11 (Bermuda), and an indirect wholly-owned Subsidiary of the Company.
Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period will end on the next Business Day in the calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period will end on the last Business Day in that calendar month; and
(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period will end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.
Moody's means Moody's Investors Service Limited (including, for the avoidance of doubt, Moody's Deutschland GmbH) or any successor to its ratings business.
New Lender has the meaning given to it in Clause 24 (Changes to the Lenders).
Obligor means the Borrower or the Company.
OECD means Australia, Austria, Belgium, Canada, Chile, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Israel, Italy, Japan, Republic of Korea, Luxembourg, Mexico, Netherlands, New Zealand, Norway, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, Switzerland, Turkey, the United Kingdom and the United States of America.
Original Facility A Termination Date means the date falling 364 days after the date of this Agreement.
Original Facility B Termination Date means the date falling 364 days after the date of this Agreement.
Original Financial Statements means the audited consolidated financial statements of the Company for the financial year ended 31 December 2014.
Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with the legislation of the European Union relating to Economic and Monetary Union.
Party means a party to this Agreement.
Pro Rata Share means:
(a)	for the purpose of determining a Lender's participation in a Utilisation, the proportion which its Available Commitment under the relevant Facility bears to the Available Facility under that Facility; and
(b)	for any other purpose at any time:
(i)	the proportion which a Lender's participation in the Loans (if any) bears to all the Loans;
(ii)	if there is no Loan outstanding at the relevant time, the proportion which its Commitments bear to the Total Commitments at that time;
(iii)	if there is no Loan outstanding and the Total Commitments have been cancelled at the relevant time, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled; or
(iv)	when the term is used in relation to a Facility, the above proportions, but applied only to the Loans and Commitments in respect of that Facility.
For the purpose of paragraph (iv) above, the Facility Agent will determine, in the case of a dispute, whether the term in any case relates to a particular Facility.

Quotation Day means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the London interbank market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in that market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).
Reference Bank Quotation means any quotation supplied to the Facility Agent by a Reference Bank.
Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in US Dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.
Reference Banks means such bank(s) as the Facility Agent and the Company may agree from time to time.
Repeating Representations means each of the representations and warranties set out in Clauses 18.2 (Status) to 18.6 (Validity and admissibility in evidence) (inclusive), 18.9 (No default), 18.12 (Pari passu ranking), 18.13 (No proceedings pending or threatened), 18.15 (Anti-corruption law), 18.16 (Anti-money laundering law), 18.17 (Sanctions) and 18.18 (US Margin regulations).
Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
Restricted Group means the Company and its Restricted Subsidiaries.
Restricted Subsidiaries means each Subsidiary of the Company which is listed as being consolidated line-by-line in the latest Shortened Consolidated Financial Statements (which, as of the date hereof, comprises EXOR S.A., Exor Capital Limited, Exor Inc., Ancom USA Inc., Exor N.V. and Exor SN LLC)and for the avoidance of doubt does not include any member of the Target Group.
S&P means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (including, for the avoidance of doubt, Standard & Poor's Credit Market Services Europe Ltd.) or any successor to its ratings business.
Sanctions means the economic, trade or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by:
(a)	the Office of Foreign Assets control of the US Department of Treasury;
(b)	the United States Department of State;
(c)	the United Nations Security Council;
(d)	the European Union; or
(e)	Her Majesty's Treasury,
(together, the Sanctions Authorities).

Screen Rate means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters.  If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Company.
Security Interest means a mortgage, charge, pledge, lien, encumbrance or similar security interest.
Selection Notice means a notice substantially in the form set out in Part 2 of Schedule 3 (Forms of Request).
Shortened Consolidated Financial Statements means the statement of financial position and income of the Company which forms part of:
(a)	the annual consolidated financial statements and the half-year condensed consolidated financial statements of the Company; or
(b)	the quarterly consolidated financial results of the Company, in each case which includes a list of its financial holding companies which have been consolidated line-by-line and a list of the investments in the operating subsidiaries and associates which have been accounted for using the equity method.
Specified Time means a time determined in accordance with Schedule 7 (Timetables).
Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership and control for this purpose means the power to appoint a majority of the board of directors or other management board of the entity whether through the ownership of voting capital, by contract or otherwise.
Syndication Date means the earlier of the date falling five months after the date of this Agreement and the date on which the Facility Agent notifies the Company as the date on which primary syndication has closed.
Target means PartnerRe Ltd.
Target Group means the Target and its Subsidiaries for the time being.
Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of them).
Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
Tax Payment means either an increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).
Termination Date means:

(a)	in relation to Facility A, subject to Clause 5.5 (Facility A Extension option), the Original Facility A Termination Date;
(b)	in relation to Facility B, subject to Clause 5.6 (Facility B Extension option), the Original Facility B Termination Date; and
(c)	in relation to Facility C, the date falling three years after the date of this Agreement.
Total Commitments means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments and the Total Facility C Commitments.
Total Facility A Commitments means the aggregate of the Facility A Commitments.
Total Facility B Commitments means the aggregate of the Facility B Commitments.
Total Facility C Commitments means the aggregate of the Facility C Commitments.
Transaction means the transactions under or in connection with the Merger Agreement.
Transaction Documents means the Finance Documents and the Merger Agreement.
Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) with any amendments which the Facility Agent (acting on the instructions of the Majority Lenders) may approve or reasonably require or any other form agreed between the Facility Agent and the Company.
Transfer Date means, in relation to an assignment or a transfer, the later of:
(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.
UK means the United Kingdom of Great Britain and Northern Ireland.
Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.
US means the United States of America.
US Dollars, US$ or USD means the lawful currency of the US.
Utilisation means a utilisation of a Facility.
Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is or is to be made.
Utilisation Request means a notice substantially in the form set out in Part 1 of Schedule 3 (Forms of Request).
VAT means:
(a)	any Tax imposed in compliance with Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)	any other Tax of a similar nature whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in paragraph (a) above, or imposed elsewhere.
1.2	Construction
(a)	Unless this Agreement expressly provides to the contrary, any reference in this Agreement to:
(i)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;
(ii)	an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;
(iii)	assets includes present and future properties, revenues and rights of every description;
(iv)	disposal includes a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;
(v)	a Finance Document or any other agreement or instrument includes (without prejudice to any prohibition on amendments) any amendment to that Finance Document or other agreement or instrument, including any change in the purpose of, any extension of or any increase in the amount of a facility or any additional facility;
(vi)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(vii)	"know your customer" checks are to the identification checks that a Finance Party requests to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;
(viii)	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association or body (including a partnership, trust, fund, joint venture or consortium), or other entity (whether or not having separate legal personality);
(ix)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which persons to which it applies are generally accustomed to comply) of any governmental, inter-governmental or supranational body, agency or department, or of any regulatory, self-regulatory or other authority or organisation;
(x)	a currency is a reference to the lawful currency for the time being of the relevant country;
(xi)	a provision of law is a reference to that provision as amended and includes any subordinate legislation; and
(xii)	a time of day is a reference to London time.
(b)	The determination of the extent to which a rate is for a period equal in length for an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.
(c)	A Clause or a Schedule is a reference to a clause of or a schedule to this Agreement.

(d)	The headings in this Agreement are for ease of reference only and do not affect its interpretation.
(e)	Unless this Agreement expressly provides to the contrary:
(i)	a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;
(ii)	a Default is continuing if it has not been remedied or waived; and
(iii)	any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of any Obligor is outstanding or any Commitment is in force under the Finance Documents.
(f)	Any reference within a Clause to this Clause means the entirety of that Clause.
1.3	Third party rights
(a)	Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of that Finance Document.
(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a party to a Finance Document is not required to rescind or vary that Finance Document at any time.
1.4	Italian terms
In this Agreement, where it relates to the Company, a reference to:
(a)	a winding‑up, administration, dissolution or the like includes, without limitation, any scioglimento, liquidazione, procedura concorsuale (fallimento, concordato preventivo, liquidazione coatta amministrativa, amministrazione straordinaria or misure urgenti per la ristrutturazione industriale delle grandi imprese in stato di insolvenza), cessione dei beni ai creditori pursuant to article 1977 of the Italian Civil Code, implementing a piano di risanamento, entering into an accordo di ristrutturazione dei debiti, filing a petition for a concordato preventivo or entering into a similar arrangement for the majority of its creditors, or any other similar proceedings or legal concepts; and
(b)	a receiver, administrative receiver, administrator or the like includes, without limitation, a curatore, commissario giudiziale, commissario straordinario, commissario liquidatore, liquidatore, or any other person performing the same function of each of the foregoing.
1.5	Dutch terms
In this Agreement, where it relates to the Borrower, a reference to:
(a)	a necessary action to authorise where applicable, includes without limitation:
(i)	any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and
(ii)	obtaining an unconditional positive advice (advies) from the competent works council(s);
(b)	a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods

(recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);
(c)	a winding-up, administration or dissolution (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);
(d)	financial assistance means any act not permitted by Article 2:98c of the Dutch Civil Code;
(e)	an encumbrance includes any mortgage (hypotheek), pledge (pandrecht) and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);
(f)	a moratorium includes surséance van betaling and granted a moratorium includes surséance verleend;
(g)	any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36(2) of the Tax Collection Act of the Netherlands (Invorderingswet 1990);
(h)	a trustee in bankruptcy includes a curator;
(i)	an administrator includes a bewindvoerder;
(j)	an attachment includes a beslag; and
(k)	a receiver or an administrative receiver does not include a curator or bewindvoerder.
2.	THE FACILITIES
2.1	The Facilities
(a)	Subject to the terms of this Agreement, the Lenders make available to the Borrower:
(b)	a US Dollar term loan facility in an aggregate amount equal to the Total Facility A Commitments;
(c)	a US Dollar term loan facility in an aggregate amount equal to the Total Facility B Commitments; and
(d)	a US Dollar term loan facility in an aggregate amount equal to the Total Facility C Commitments.
2.2	Finance Parties' rights and obligations
(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
(b)	The rights of a Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party is a separate and independent debt.
(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	PURPOSE
3.1	Purpose
Each Facility may only be used for:
(a)	the financing of the aggregate per share consideration for the Merger pursuant to the terms of the Merger Agreement; and
(b)	the payment of costs and expenses incurred by the Company and the Borrower in connection with the Finance Documents, the Merger Agreement and the Transaction.
3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any utilisation of a Facility.
4.	CONDITIONS OF UTILISATION
4.1	Initial conditions precedent
(a)	No Utilisation may be made unless the Facility Agent has received (or waived receipt of) all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent (acting reasonably) or in the form agreed by or on behalf of the Facility Agent before the date of this Agreement. The Facility Agent must notify the Company and the Lenders promptly upon being so satisfied.
(b)	Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
4.2	Further conditions precedent
Except for a Utilisation on the Closing Date (in which case Clause 4.4 (Utilisations on the Closing Date) will apply), no Lender will be obliged to comply with Clause 5.4 (Lenders' participation) unless, on the date of the Utilisation Request and on the proposed Utilisation Date for the relevant Loan:
(a)	No Default is continuing or would result from the proposed Loan; and
(b)	the Repeating Representations are true in all material respects.
4.3	Maximum number
A Utilisation Request may not be given and a Loan may not be divided if, as a result of the proposed Utilisation or division, more than five Loans are outstanding under any Facility.
4.4	Utilisations on the Closing Date
(a)	Subject to Clause 4.1 (Initial conditions precedent), no Lenders will be obliged to comply with Clause 5.4 (Lenders' participation) in relation to a Utilisation on the Closing Date unless:
(i)	on the date of the Utilisation Request and on the proposed Utilisation Date:
(A)	no Major Default is continuing or would result from the proposed Utilisation; and

(B)	all the Major Representations are true in all material respects and will be true in all material respects immediately after the relevant Utilisation is made;
(ii)	it is not unlawful for the Lender to maintain its Commitment or to perform its obligations to make available that Loan;
(iii)	no Change of Control has occurred; and
(iv)	the Facility Agent has received (or waived receipt of) the conditions precedent listed in Part 2 of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent (acting reasonably) or in the form agreed by or on behalf of the Facility Agent before the date of this Agreement (and the Facility Agent must notify the Company and the Lenders promptly upon being so satisfied).
(b)	Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a)(iv) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
(c)	Until (and including) the Closing Date (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.4 (Lenders’ participation), none of the Finance Parties shall be entitled to:
(i)	cancel any of its Commitments;
(ii)	rescind, terminate or cancel this Agreement or any of the Facilities or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;
(iii)	refuse to participate in the making of a Certain Funds Utilisation;
(iv)	exercise any right of set-off or counterclaim or similar right or remedy in respect of a Utilisation to the extent to do so would prevent or limit the making of a Certain Funds Utilisation; or
(v)	cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the making of a Certain Funds Utilisation, provided that immediately following the Closing Date all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use up to the Closing Date.
(d)	In this Agreement:
Major Breach means breach of:
(i)	Clause 21.4 (Pari passu ranking);
(ii)	Clause 21.5 (Negative pledge);
(iii)	Clause 21.6 (Amalgamation);
(iv)	Clause 21.7 (Merger undertakings); and

(v)	Clause 21.9 (Sanctions).
Major Representation means any of the following representations in relation to the Obligors (for the avoidance of doubt excluding the Target Group):
(i)	Clause 18.2 (Status);
(ii)	Clause 18.3 (Binding obligations);
(iii)	Clause 18.4 (Non-conflict with other obligations), for this purpose, in Clause 18.4(b), the reference to “obligations” in the definition of Material Adverse Effect shall be construed as a reference to (A) payment obligations of the Obligors under the Finance Documents; and (B) obligations of the Obligors under the Clauses referred to in the definition of Major Breach above;
(iv)	Clause 18.5 (Power and authority);
(v)	Clause 18.6 (Validity and admissibility in evidence);
(vi)	Clause 18.12 (Pari passu ranking);
(vii)	Clause 18.14 (Merger Agreement); and
(viii)	Clause 18.18 (US Margin regulations).
Major Default means any of the following Events of Default (for the avoidance of doubt excluding the Target Group):
(i)	Clause 23.2 (Non-payment);
(ii)	Clause 23.4 (Other obligations) but only in so far as it relates to a Major Breach;
(iii)	Clause 23.5 (Misrepresentation) but only in so far as it relates to a Major Representation;
(iv)	Clauses 23.7 (Insolvency) and 23.8 (Insolvency proceedings);
(v)	Clause 23.11 (Unlawfulness); and
(vi)	Clause 23.12 (Repudiation).
5.	UTILISATION
5.1	Delivery of a Utilisation Request
The Borrower may borrow a Loan by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time (or such later time as the Facility Agent may agree).
5.2	Completion of a Utilisation Request
(a)	A Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:
(i)	it identifies the Facility under which the Loan is to be made;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;
(iii)	the currency and amount of the Loan comply with Clause 5.3 (Currency and amount); and
(iv)	the proposed Interest Period of the Loan complies with this Agreement.
(b)	Multiple Loans may be requested in a Utilisation Request where the proposed Utilisation Date is the Closing Date. Only one Loan may be requested in each other Utilisation Request.
5.3	Currency and amount
(a)	The currency specified in a Utilisation Request for a Loan must be US Dollars.
(b)	The amount of a proposed Loan must be:
(i)	if made on the Closing Date, in a minimum amount of USD50,000,000, or, if less, the relevant Available Facility; or
(ii)	if made after the Closing Date, in a minimum amount of USD10,000,000 or, if less, the Available Facility.
5.4	Lenders' participation
(a)	If the conditions set out in this Agreement have been met, each Lender must make its participation in a requested Loan available by the Utilisation Date through its Facility Office to the Facility Agent.
(b)	The amount of each Lender's participation in each requested Loan will be its Pro Rata Share immediately before making the Loan.
(c)	No Lender is obliged to participate in a Loan if, as a result:
(i)	its participation in the Loans under a Facility would exceed its Commitment under that Facility; or
(ii)	the Loans under a Facility would exceed the aggregate of the Commitments of all the Lenders under that Facility.
5.5	Facility A Extension option
(a)	The Company may by giving notice to the Facility Agent (the Facility A Extension Notice) no earlier than 60 days but no later than 30 days before the Original Facility A Termination Date, extend the Termination Date for Facility A to the date falling four Months after the Original Facility A Termination Date (the Facility A Extended Termination Date).
(b)	Following the delivery of a Facility A Extension Notice, the Termination Date for Facility A will be, on the Original Facility A Termination Date, extended to the Facility A Extended Termination Date, subject to:
(i)	no Event of Default being outstanding on each of the date of the Facility A Extension Notice and the Original Facility A Termination Date; and
(ii)	the Lenders having received payment of the extension fee payable in connection with such extension pursuant to paragraph (e) below, on or before the Original Facility A Termination Date.

(c)	The Facility Agent shall promptly notify the Lenders upon receipt by the Facility Agent of the Facility A Extension Notice.
(d)	The Facility A Extension Notice is irrevocable.
(e)	If the Facility A Extension Notice has been given by the Company to the Facility Agent, the Borrower must pay to the Facility Agent for the account of each Lender participating in Facility A, no later than the Original Facility A Termination Date, an extension fee in an amount equal to 0.05 per cent. of the aggregate amount of each Lender's Facility A Commitments as at close of business in London on the Original Facility A Termination Date.
5.6	Facility B Extension option
(a)	The Company may by giving notice to the Facility Agent (the Facility B Extension Notice) no earlier than 60 days but no later than 30 days before the Original Facility B Termination Date, extend the Termination Date for Facility B to the date falling 12 Months after the Original Facility B Termination Date (the Facility B Extended Termination Date).
(b)	Following the delivery of a Facility B Extension Notice, the Termination Date for Facility B will be, on the Original Facility B Termination Date, extended to the Facility B Extended Termination Date, subject to:
(i)	no Event of Default being outstanding on each of the date of the Facility B Extension Notice and the Original Facility B Termination Date; and
(ii)	the Lenders having received payment of the extension fee payable in connection with such extension pursuant to paragraph (e) below, on or before the Original Facility B Termination Date.
(c)	The Facility Agent shall promptly notify the Lenders upon receipt by the Facility Agent of the Facility B Extension Notice.
(d)	The Facility B Extension Notice is irrevocable.
(e)	If the Facility B Extension Notice has been given by the Company to the Facility Agent, the Borrower must pay to the Facility Agent for the account of each Lender participating in Facility B, no later than the Original Facility B Termination Date an extension fee in an amount equal to:
(i)	if the Total Facility B Commitments as at close of business in London on the Original Facility B Termination Date are less than 50 per cent. of the Total Facility B Commitments as at the date of this Agreement, 0.10 per cent. of the aggregate amount of each Lender's Facility B Commitments as at close of business in London on the Original Facility B Termination Date; or
(ii)	if the Total Facility B Commitments as at close of business in London on the Original Facility B Termination Date are 50 per cent. or more of the Total Facility B Commitments as at the date of this Agreement, 0.20 per cent. of the aggregate amount of each Lender's Facility B Commitments as at close of business in London on the Original Facility B Termination Date.
6.	REPAYMENT
(a)	Subject in the case of Facility B to paragraph (b) below, the Borrower must repay each Loan under a Facility in full on the Termination Date applicable to that Facility.

(b)	If the Facility B Extension Option is exercised, the Company must repay the Loans under Facility B in the amounts and at the times specified below:
(i)	on the date falling 18 Months after the date of this Agreement, in an amount equal to the outstanding amount of the Loans on the Original Facility B Termination Date less USD2,250,800,000 (and, if such amount is less than zero, such amount will be deemed to be zero).
(ii)	on the date falling 24 Months after the date of this Agreement, all of the Loans outstanding under Facility B in full.
7.	PREPAYMENT AND CANCELLATION
7.1	Illegality
(a)	If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by any Finance Document or to fund or maintain its participation in any Loan or it becomes unlawful in any applicable jurisdiction for any Affiliate of a Lender for that Lender to do so, that Lender must notify the Facility Agent promptly upon becoming aware of that event.
(b)	After receipt of a notice under paragraph (a) above the Facility Agent must notify the Company promptly and:
(i)	the Borrower must on the date specified in paragraph (c) below repay or prepay the participation of that Lender in each Loan made to it; and
(ii)	the Commitments of that Lender will be cancelled with effect from the date of the notice.
(c)	The date for repayment or prepayment of a Lender's participation in a Loan will be:
(i)	the last day of the Interest Period of that Loan which is current on the date of the notice under paragraph (b) above; or
(ii)	if earlier, the date specified by the Lender in the notice under paragraph (a) above which must be no earlier than the last day of any applicable grace period permitted by law.
7.2	Change of Control
(a)	For the purposes of this Agreement:
acting in concert means acting together pursuant to an agreement or understanding (whether formal or informal); and
Change of Control means:
(i)	the Company ceasing to be the direct or indirect beneficial owner of all the issued share capital of the Borrower; or
(ii)	any person or group of persons acting in concert (other than a Related Party) acquiring shares in the capital of the Company which carry more than 50 per cent. of the voting rights exercisable in a shareholders meeting of the Company.
Related Party means Giovanni Agnelli & C S.a.p.az. or any of its direct or indirect Subsidiaries.

(b)	The Company must notify the Facility Agent promptly upon becoming aware of any Change of Control. The Facility Agent must then promptly notify the Lenders of that event occurring.
(c)	After a Change of Control:
(i)	no Lender will be obliged to fund a Loan; and
(ii)	if a Lender so requires and notifies the Facility Agent within 45 days of the Company notifying the Facility Agent of the Change of Control, the Facility Agent must, by not less than five Business Days' notice to the Company:
(A)	cancel the Commitment(s) of that Lender; and
(B)	declare the participation of that Lender in all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.
Any such notice will take effect in accordance with its terms.
7.3	Mandatory prepayment/cancellation – disposals and equity issue
(a)	In this Clause 7.3:
excluded disposal proceeds means any amount received in cash by a member of the Restricted Group:
(i)	from a person which is not a member of the Restricted Group as consideration for a relevant disposal to a person which is not a member of the Restricted Group which does not exceed USD 50,000,000; or
(ii)	under or pursuant to the Merger Agreement as per share consideration for the Merger as a result of that member of the Restricted Group holding shares in the Target prior to the Closing Date, provided that, at no time, shall any amount received by a member of the Restricted Group from a person which is not a member of the Restricted Group as consideration for a relevant disposal of treasury shares to a person which is not a member of the Restricted Group constitute excluded disposal proceeds.
net proceeds means any amount received in cash by a member of the Restricted Group from a person which is not a member of the Restricted Group:
(i)	as consideration for a relevant disposal to a person which is not- a member of the Restricted Group except for excluded disposal proceeds; and
(ii)	in connection with a relevant equity issue,
in each case, less all Taxes and costs and expenses incurred by any member of the Restricted Group in connection with the relevant disposal or relevant equity issue (as applicable).
relevant equity issue means the raising of funds by way the issue of equity (including any preference shares) or the issue of a hybrid security, in each case, by a member of the Restricted Group;

relevant disposal means a disposal made by a member of the Restricted Group after the date of this Agreement of equity interests in a member of the Restricted Group or equity interests owned by a member of the Restricted Group.
(b)	At any time while a Loan is outstanding or Commitment is available, in each case, under Facility A or Facility B, upon receipt of an amount of net proceeds from a relevant disposal or a relevant equity issue, the Company must:
(i)	promptly notify the Facility Agent; and
(ii)	procure that an amount at least equal to the net proceeds is applied to reduce Facility A with the balance to reduce Facility B in accordance with Clause 7.5 (Reduction of a Facility).
7.4	Mandatory prepayment/cancellation – debt and capital markets proceeds
(a)	In this Clause:
Financing means the raising of funds by way of:
(i)	any bilateral, syndicated or other loan or credit facility, but excluding any facility entered into by a member of the Restricted Group and made available for general corporate or working capital purposes to replace another facility of the Restricted Group for general corporate or working capital purposes to the extent that the principal amount available under that facility is less than or equal to the amount available under the facility that it replaces (including any amount which is committed by the relevant lender but not drawn yet); or
(ii)	any bond, private placement, note, debt security or other debt capital markets transaction, in each case, entered into, issued or otherwise raised after the date of this Agreement by a member of the Restricted Group.
Financing Proceeds means the proceeds of any Financing received in cash by a member of the Restricted Group from a person which is not a member of the Restricted Group less any Tax, fees, costs or expenses incurred by any member of the Restricted Group in connection with such Financing.
(b)	At any time while a Loan is outstanding or Commitment is available under Facility A or Facility B, the Company must:
(i)	promptly notify the Facility Agent of the receipt of any Financing Proceeds; and
(ii)	procure that an amount at least equal to the Financing Proceeds is applied to reduce Facility B with any balance applied to reduce Facility A in accordance with Clause 7.5 (Reduction of a Facility).
7.5	Reduction of a Facility
Where an amount is required to be applied to reduce Facility A or reduce Facility B:
(a)	it will be applied first in immediate pro rata cancellation of the Available Commitments under that Facility and any balance will be applied in prepayment of the Loans under that Facility;
(b)	any prepayment will be made no later than the earlier of:

(i)	the last day of the first Interest Period for a Loan under the relevant Facility to end after receipt of the relevant net proceeds or Financing Proceeds; and
(ii)	the date falling 30 days after receipt of the relevant net proceeds.
7.6	Voluntary cancellation
(a)	The Company may at any time, if it gives the Facility Agent not less than five Business Days' prior notice, cancel the whole or any part of an Available Facility.
(b)	Partial cancellation of an Available Facility must be in a minimum amount of USD25,000,000 and an integral multiple of USD5,000,000.
(c)	Any cancellation in part will reduce the Commitment of each Lender under that Facility pro rata.
7.7	Voluntary prepayment
(a)	The Borrower may, if it gives the Facility Agent not less than five Business Days' prior notice, prepay the whole or any part of that Loan.
(b)	A prepayment of part of a Loan must be in a minimum amount of USD25,000,000 and an integral multiple of USD5,000,000.
7.8	Automatic cancellation
(a)	The unutilised Commitment of each Lender under a Facility will be automatically cancelled at close of business on the last day of the Availability Period applicable to that Facility.
(b)	The Commitments of each Lender under a Facility will be automatically cancelled in full on the earlier of:
(i)	the date on which the Company publicly announces that it is no longer pursuing the Merger; and
(ii)	the date on which the Company gives notice to the Facility Agent that the Merger Agreement is terminated (if the Closing Date has not occurred by such date).
7.9	Right of repayment and cancellation in relation to a single Lender
(a)	If:
(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or
(ii)	any Lender claims indemnification from the Company under Clause 12.3 (Tax indemnity) or any amount under Clause 13 (Increased Costs), the Company may, while the circumstances giving rise to the requirement for that increase or indemnification continue, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.
(b)	On receipt of a notice of prepayment and cancellation under paragraph (a) above:
(i)	the Commitments of that Lender will immediately be reduced to zero; and

(ii)	the Borrower must repay or prepay that Lender's participation in each Loan made to it on the date specified in paragraph (c) below.
(c)	The date for repayment or prepayment of a Lender's participation in a Loan will be:
(i)	the last day of the current Interest Period for that Loan; or
(ii)	if earlier, the date specified by the Company in the notice under paragraph (a) above.
7.10	Right of cancellation in relation to a Defaulting Lender
(a)	If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent one Business Days' notice of cancellation of each Available Commitment of that Lender.
(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.
(c)	The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.
7.11	Prepayment of Loans
No amount of a Loan prepaid or repaid under this Agreement may subsequently be re-borrowed.
7.12	Miscellaneous
(a)	Any notice of cancellation or prepayment under this Clause:
(i)	is irrevocable; and
(ii)	unless a contrary indication appears in this Agreement, must specify:
(A)	the date upon which the relevant cancellation or prepayment is to be made; and
(B)	the amount of that cancellation or prepayment.
(b)	Any prepayment under this Agreement must be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.
(c)	No prepayment or cancellation is allowed except at the times and in the manner expressly provided for in this Agreement.
(d)	No amount of the Commitments cancelled under this Agreement may be subsequently reinstated.
(e)	If the Facility Agent receives a notice under this Clause, it must promptly forward a copy of that notice to either the Company or the affected Lender(s), as appropriate.
(f)	If all or part of a Loan under a Facility is repaid or prepaid and is not available for re-utilisation, an equivalent amount of the Commitments in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph will reduce the Commitments of the Lenders who were repaid or prepaid under that Facility by the amount of the relevant repayment or prepayment.

(g)	If a Facility B Extension Notice is given, any prepayment of a Loan under Facility B will be applied against the outstanding repayment instalments under Facility B on a pro rata basis.
8.	INTEREST
8.1	Calculation of interest
The rate of interest on each Loan for each Interest Period is the aggregate of the applicable:
(a)	Margin; and
(b)	LIBOR.
8.2	Payment of interest
Except where this Agreement expressly provides to the contrary, the Borrower must pay accrued interest on each Loan made to it on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-Monthly intervals after the first day of that Interest Period).
8.3	Margin
(a)	The Margin under Facility A (the Facility A Margin) means, with respect to any period, the rate per annum set out below in relation to that period:

Period	Facility A Margin (per cent. per annum)
From (and including) the date of this Agreement to (and including) the date falling six Months after the date of this Agreement (the First Facility A Adjustment Date).	0.40
From the day following the First Facility A Adjustment Date to (and including) the date falling three Months after the First Facility A Adjustment Date (the Second Facility A Adjustment Date).	0.60
From the day following the Second Facility A Adjustment Date to (and including) the date falling three Months after the Second Facility A Adjustment Date (the Third Facility A Adjustment Date).	0.90
Thereafter:	1.50

(b)	The Margin under Facility B (the Facility B Margin) means, with respect to any period, the rate per annum set out below in relation to that period:

Period	Facility B Margin (per cent. per annum)
From (and including) the date of this Agreement to (and including) the date falling six Months after the date of this Agreement (the First Facility B Adjustment Date).	0.40
From the day following the First Facility B Adjustment Date to (and including) the date falling three Months after the First Facility B Adjustment Date (the Second Facility B Adjustment Date).	0.60
From the day following the Second Facility B Adjustment Date to (and including) the date falling three Months after the Second Facility B Adjustment Date (the Third Facility B Adjustment Date).	0.90
From the day following the Third Facility B Adjustment Date to (and including) the date falling six Months after the Third Facility B Adjustment Date (the Fourth Facility B Adjustment Date).	1.50
And thereafter	2.00
(c)	The initial Margin applicable to Facility C (the Facility C Margin) is 0.70 per cent. per annum. Subject to the other provisions of this paragraph (c), the Facility C Margin will be determined and adjusted by reference to the table below:

Long-term corporate credit rating of the Company / corporate family rating (as applicable)		Facility C Margin (per cent. per annum)
Moody's	S&P
Baa1 (or higher)	BBB+ (or higher)	0.70
Baa2	BBB	0.80
Baa3	BBB-	1.15
Ba1 (or lower, or unrated)	BB+ (or lower, or unrated)	1.40

(i)	In this paragraph (c), Rating Agency means Moody's or S&P.
(ii)	The Company must promtply notify the Facility Agent of any change made by a Rating Agency of the Company's long-term corporate credit rating or corporate family rating (as applicable) which occurs after the date of this Agreement. If the long-term corporate credit ratings or corporate family rating (as applicable) given to the Company by a Rating Agency is such that a different Facility C Margin is applicable to each rating, the applicable Facility C Margin will be an amount equal to the average of those Facility C Margins.
(iii)	If only one Rating Agency assigns a long-term corporate rating or corporate family rating (as applicable) to the Company, the Facility C Margin will be determined on the basis of that rating.
(iv)	Any change in the Facility C Margin will, subject to sub-paragraph (v) below, apply to each relevant Loan on the Business Day after the date of notification by the Company of the assignment of, change in or loss of rating under sub-paragraph (ii) above.
(v)	For so long as:
(A)	the Company is in default of its obligations under this Agreement to notify the Facility Agent of any change in its rating under sub-paragraph (ii) above;
(B)	an Event of Default is continuing; or
(C)	no Rating Agency assigns a long-term corporate credit rating or corporate family rating (as applicable) to the Company, the applicable Facility C Margin will be the highest applicable rate for a Facility C Loan, being 1.40 per cent. per annum. Once the Event of Default is remedied or waived or the Rating Agency assigns again a long-term corporate credit rating or corporate family rating (as applicable) to the Company, the Margin will be determined in accordance with the table above.
8.4	Default interest
(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest will accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (c) below, is two per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each with a duration and Quotation Day selected by the Facility Agent (acting reasonably).
(b)	Any interest accruing under this Clause 8.4 will be immediately payable by the Obligor on demand by the Facility Agent.
(c)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of the then current Interest Period relating to that Loan:
(i)	the first Interest Period for that overdue amount will have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and
(ii)	the rate of interest applying to the overdue amount during that first Interest Period will be two per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.
(d)	Unpaid interest arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.5	Notification of rates of interest
(a)	The Facility Agent must notify each relevant Party promptly of the determination of a rate of interest under this Agreement.
(b)	The Facility Agent shall promptly notify the the Borrower (or the Company) of each Funding Rate relating to a Loan.
8.6	Italian law
With respect to the Company:
(a)	if, pursuant to a change in law or in the official interpretation of Law No. 108 of 7 March 1996 (as amended and/or restated from time to time, the Italian Usury Law), the rate of interest applicable to a Loan or the default rate of interest at any time during the life of this Agreement is deemed to exceed the maximum rate permitted by Italian Usury Law, then the relevant interest rate or default rate applicable to the Company shall immediately be reduced to the maximum admissible interest rate pursuant to such legislation, for the period during which it is not possible to apply the interest rate as originally agreed in this Agreement; and
(b)	the amount of interest on overdue amounts payable by the Company under this Agreement shall only be compounded in accordance with and to the extent permitted by article 1283 of the Italian Civil Code, article 120 of the Italian Banking Act and any relevant implementing regulation, each as amended, supplemented or implemented from time to time.
9.	INTEREST PERIODS
9.1	Selection of Interest Periods – Loans
(a)	The Borrower must select the first Interest Period for a Loan in the applicable Utilisation Request, and may select subsequent Interest Periods in a Selection Notice.
(b)	Each Selection Notice for a Loan is irrevocable and must be delivered to the Facility Agent by the Borrower to which that Loan was made not later than the Specified Time.
(c)	If the Borrower fails to deliver a Selection Notice to the Facility Agent by the Specified Time, the relevant Interest Period will, subject to the other provisions of this Clause 9.1, be one Month.
(d)	Subject to the other provisions of this Clause, each Interest Period for a Loan will be one, two, three or six Months or any other period agreed by the Company and all the Lenders which have (or will have) a participation in that Loan.
(e)	Each Interest Period for a Loan will start on its Utilisation Date or (if already made) on the last day of its preceding Interest Period.
9.2	Syndication period
Prior to the Syndication Date, all interest periods under a Facility shall not exceed one Month or such shorter period as may be agreed between the Company and the Facility Agent.
9.3	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.4	Consolidation and division of Loans
(a)	Subject to paragraph (b) below, if two or more Interest Periods:
(i)	relate to Loans under the same Facility; and
(ii)	end on the same date,
those Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan under that Facility on the last day of the Interest Period.
(b)	Subject to the other provisions of this Agreement, if the Borrower requests in a Selection Notice that a Loan be divided into two or more Loans that Loan will, on the last day of its Interest Period, be divided as specified in that Selection Notice.
9.5	No overrunning the Termination Date
If an Interest Period for a Loan under a Facility would otherwise overrun the Termination Date for that Facility, it will be shortened so that it ends on that Termination Date.
9.6	Other adjustments
(a)	Subject to paragraph (b) below, the Facility Agent (acting on the instructions of the Majority Lenders) and the Company may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or division of Loans.
(b)	No Interest Period in excess of six Months may be agreed by the Facility Agent without the prior consent of all the Lenders which have a participation in the relevant Loan.
(c)	If a Facility B Extension Option is exercised, the Facility Agent may shorten an Interest Period for any Facility B Loan to ensure that there are sufficient Facility B Loans (with an aggregate amount equal to or greater than the relevant repayment instalment) which have an Interest Period ending on the date falling 18 Months after the date of this Agreement for the Borrower to make that relevant repayment instalment.
9.7	Notification
The Facility Agent must notify each relevant Party of the duration of each Interest Period promptly after ascertaining it.
10.	CHANGES TO THE CALCULATION OF INTEREST
10.1	Unavailability of Screen Rate
(a)	If no Screen Rate is available for LIBOR for the Interest Period of a Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.
(b)	If no Screen Rate is available for LIBOR for:
(i)	the currency of a Loan; or
(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

(c)	the applicable LIBOR shall be the Reference Bank Rate as of Specified Time on the Quotation Day for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.
(d)	If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no LIBOR for that Loan and Clause 10.4 (Cost of funds) shall apply to that Loan for that Interest Period.
10.2	Calculation of Reference Bank Rate
(a)	Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.
(b)	If on or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.
10.3	Market disruption
(a)	If, before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR, then Clause 10.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.
10.4	Cost of funds
(a)	If this Clause 10.4 applies, the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:
(i)	the Margin; and
(ii)	the rate per annum determined by the Facility Agent to be the rates notified by that Lender to the Facility Agent as soon as practicable and in any event before the last day of such Interest Period, to be that which expresses as a percentage rate per annum the cost to such Lenders of funding their respective participations in that Loan from whatever source they may reasonably select.
(b)	If this Clause 10.4 applies and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest and/or funding for the affected Loan.
(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.
(d)	If this Clause 10.4 applies pursuant to Clause 10.3 (Market disruption) and:
(i)	a Lender's Funding Rate is less than LIBOR; or
(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above, the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

10.5	Notification to the Company
If Clause Clause 10.4 (Cost of funds) apply the Facility Agent shall, as soon as is practicable, notify the Company and provide the latter with details of the Funding Rate of the Lenders.
10.6	Break Costs
(a)	The Borrower must pay to a Finance Party its Break Costs if all or any part of a Loan or Unpaid Sum is paid on a day other than the last day of an applicable Interest Period.
(b)	Each Lender must, as soon as reasonably practicable after a request by the Facility Agent or the Company, provide a certificate confirming the amount of any Break Costs it claims.
11.	FEES
11.1	Underwriting arrangement and participation fees
The Borrower must pay underwriting, arrangement and participation fees in the amounts and at the times specified in the Fee Letters and the Facility Agent may, to the extent instructed to do so in the relevant Utilisation Request, deduct underwriting, arrangement and participation fees on the Closing Date from Utilisations on the Closing Date.
11.2	Commitment fee
(a)	The Borrower must pay to the Facility Agent (for the account of each Lender) commitment fees in respect of that Lender’s Available Commitment under a Facility computed at the rate applicable to the relevant period set out below:

Period	Commitment Fee (per cent. of the Margin which would be applicable to a Loan if drawn under the relevant Facility during the relevant period)
From (and including) the date of this Agreement to (and including) the date falling 30 days after the date of this Agreement (the First Period)	Zero
From the day following the end of the First Period to (and including) the date falling 60 days after the date of this Agreement (the Second Period)	20
From the date following the end of the Second Period to (and including) the date falling 90 days after the date of this Agreement	25
And thereafter	30

(b)	Commitment fees accrued under this Clause 11.2 in respect of any Facility is payable on the last day of each successive period of three Months which ends during the Availability Period for that Facility, on the last day of that Availability Period for that Facility and, if cancelled in full, on the cancelled amount of a Lender's Commitment under that Facility at the time the cancellation is effective.
(c)	No commitment fee is payable to the Facility Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that lender is a Defaulting Lender.
11.3	Facility Agent's fee
The Borrower must pay to the Facility Agent (for its own account) an agency fee in the amount and manner agreed in a Fee Letter between the Facility Agent and the Borrower.
12.	TAX GROSS UP AND INDEMNITIES
12.1	Definitions
(a)	In this Clause:
Protected Party means a Finance Party which  is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
Tax Credit means a credit against, relief or remission for, or repayment of any Tax.
(b)	Unless this Clause expressly provides to the contrary a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.
12.2	Tax gross-up
(a)	Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.
(b)	The Company must, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), notify the Facility Agent accordingly. A Lender must notify the Facility Agent promptly on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification, it must notify the affected Parties promptly.
(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor must be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(d)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.
12.3	Tax indemnity
(a)	Except as provided below, the Borrower must pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.
(b)	Paragraph (a) above does not apply:

(i)	with respect to any Tax assessed on a Finance Party:
(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or
(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or
(ii)	to the extent a loss, liability or cost:
(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or
(B)	relates to a FATCA Deduction required to be made by a Party.
(c)	A Protected Party making, or intending to make, a claim under paragraph (a) above must notify the Facility Agent promptly of the event which will give, or has given, rise to the claim, following which the Facility Agent must notify the Borrower.
(d)	A Protected Party must, on receiving a payment from an Obligor under this Clause 12.3, notify the Facility Agent.
12.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:
(a)	a Tax Credit is attributable to:
(i)	an increased payment of which that Tax Payment forms part;
(ii)	that Tax Payment; or
(iii)	a Tax Deduction in consequence of which that Tax Payment was required; and
(b)	that Finance Party has obtained and utilised that Tax Credit, the Finance Party must pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.
12.5	Stamp taxes
The Borrower must pay and indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration or other similar Tax payable in respect of any Finance Document.
12.6	Value added taxes
(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).
(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT), the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of such VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT), the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party must reimburse and indemnify (as the case may be) the Finance Party for the full amount of such cost or expense, including that part which represents VAT, except to the extent that the Finance Party reasonably determines that it is entitled to credit or repayment from the relevant tax authority.
(d)	Any reference in this Clause 12.6 to any Party will, at any time when that Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in article 11 of Council Directive 2006/112/EC as amended (or as implemented by any relevant member state of the European Union) so that reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).
(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.
12.7	FATCA Information
(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and
(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA.
(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.
(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
(c)	Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
12.8	FATCA Deduction
(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Obligors and the Facility Agent and the Facility Agent shall notify the other Finance Parties.
13.	INCREASED COSTS
13.1	Increased Costs
(a)	Except as provided below in this Clause, the Borrower must pay to a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:
(i)	the introduction of, or any change in, or any change in the official interpretation, administration or application of, any law or regulation;
(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)	the implementation or application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.
(b)	In this Agreement Increased Costs means:
(i)	a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital;
(ii)	an additional or increased cost; or
(iii)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into a Finance Document or funding or performing its obligations under any Finance Document.
13.2	Increased Costs claims
(a)	A Finance Party intending to make a claim for any Increased Costs must notify the Facility Agent of the circumstances giving rise to and the amount of the claim, following which the Facility Agent must promptly notify the Borrower.
(b)	Each Finance Party must, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.
13.3	Exceptions
(a)	The Borrower need not make any payment for any Increased Costs to the extent that the Increased Cost is:
(i)	attributable to a Tax Deduction required by law to be made by an Obligor;
(ii)	attributable to a FATCA Deduction required to be made by a Party;
(iii)	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not compensated for solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);
(iv)	attributable to the wilful breach by the relevant Finance Party or any of its Affiliates of any law or regulation;
(v)	attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or
(vi)	claimed pursuant to paragraph (a)(iii) of Clause 13.1 (Increased Costs) and the relevant Finance Party knew about or could reasonably be expected to have known about the relevant Increased Cost on or prior to the date on which it became a Finance Party (provided that, if the Increased Cost was not fully quantifiable on or prior to the date on which it became a Finance Party, Clause 13.1 (Increased Costs) shall apply to that amount of the Increased Cost which was not, or could not reasonably be expected to have been, quantifiable).

(b)	In this Agreement:
Basel III means:
(i)	the agreement on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(ii)	the rules of global systemically important banks contained in "Global systemically important banks; assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III"; and
CRD IV means:
(i)	Regulation (EU) No.575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and
(ii)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2001/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.
14.	OTHER INDEMNITIES
14.1	Currency indemnity
(a)	The Borrower must (or must procure that an Obligor will) as an independent obligation indemnify each Finance Party against any cost, loss or liability arising out of or as a result of:
(i)	that Finance Party receiving an amount in respect of an Obligor's liability under the Finance Documents; or
(ii)	that liability being converted into a claim, proof, judgment or order, in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.
(b)	Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.
14.2	Other indemnities
(a)	The Borrower must (or must procure that an Obligor will) indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:
(i)	the occurrence of any Event of Default;

(ii)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;
(iii)	funding, or making arrangements to fund, its participation in a Loan requested in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or
(iv)	a Loan (or part of a Loan) not being prepaid in accordance with the Finance Documents.
(b)	The Borrower's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any Loan or any other amount payable under any Finance Document.
(c)	The Borrower shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each an Indemnified Person) against any cost, loss, liability or expense (excluding loss of profit) incurred by that Indemnified Person in connection with or arising out of the Merger or the funding of the Merger (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Merger), except to the extent such loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person. The Contracts (Rights of Third Parties) Act 1999 shall apply to this paragraph (c) but only for the benefit of the Indemnified Persons.
14.3	Indemnity to the Facility Agent
The Borrower must indemnify the Facility Agent promptly against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:
(a)	investigating any event which the Facility Agent reasonably believes is a Event of Default; or
(b)	acting or relying on any notice, request or instruction which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.
15.	MITIGATION BY THE LENDERS
15.1	Mitigation
(a)	Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or being cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross up and indemnities), Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.
(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.
15.2	Limitation of liability
(a)	The Company must indemnify each Finance Party promptly for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under this Clause.

(b)	A Finance Party is not obliged to take any steps under this Clause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
16.	COSTS AND EXPENSES
16.1	Transaction expenses
Subject to any limits on other matters relating to the same that may previously have been agreed by the Arrangers before the date of this Agreement, the Company must pay to each Administrative Party the amount of all third party costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, execution and syndication of:
(a)	this Agreement and any other documents referred to in this Agreement; and
(b)	any other Finance Documents executed after the date of this Agreement,
(c)	within ten Business Days of demand, upon presentation of a statement of account reasonably documented for administrative and financial purposes.
16.2	Amendment costs
If:
(a)	an Obligor requests an amendment, waiver or consent; or
(b)	an amendment is required or expressly contemplated under a Finance Document, the Company must, within ten Business Days' of demand upon presentation of a statement of account reasonably documented for administrative and financial purposes, reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or amendment.
16.3	Enforcement costs
The Company must pay, within ten Business Days' of demand upon presentation of a statement of account reasonably documented for administrative and financial purposes, to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.
17.	GUARANTEE AND INDEMNITY
17.1	Guarantee and indemnity
The Company irrevocably and unconditionally, jointly and severally:
(a)	guarantees to each Finance Party punctual payment by the Borrower of all the Borrower's obligations under the Finance Documents;
(b)	undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, the Company must immediately on demand pay that amount as if it were the principal obligor in respect of that amount; and

(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Company under this indemnity will not exceed the amount it would have had to pay under this Clause if the amount claimed had been recoverable on the basis of a guarantee.
17.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
17.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Company under this Clause will continue or be reinstated as if the discharge, release or arrangement had not occurred.
17.4	Waiver of defences
The obligations of the Company under this Clause will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause including (without limitation and whether or not known to it or any Finance Party):
(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;
(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Restricted Group;
(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person;
(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(f)	any amendment of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;
(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security; or
(h)	any insolvency or similar proceedings.

17.5	Immediate recourse
(a)	The Company waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Company under this Clause.
(b)	This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
17.6	Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:
(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise) and the Company will not be entitled to the benefit of such moneys, security or rights; and
(b)	hold in an interest-bearing suspense account any moneys received from the Company or on account of the Company’s liability under this Clause.
17.7	Deferral of the Company’s rights
(a)	Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, the Company will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising under this Clause:
(i)	to be indemnified by the Borrower;
(ii)	to claim any contribution from any of the Borrower’s obligations under the Finance Documents;
(iii)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;
(iv)	to bring legal or other proceedings for an order requiring the Borrower to make any payment, or perform any obligation, in respect of which the Company has given a guarantee, undertaking or indemnity under this Clause;
(v)	to exercise any right of set-off against the Borrower; and/or
(vi)	to claim or prove as a creditor of the Borrower in competition with any Finance Party.
(b)	If the Company receives any benefit, payment or distribution in relation to such rights it must hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and must promptly pay or transfer them to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 29 (Payment mechanics).
17.8	Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.
17.9	Italian limitation
Notwithstanding any provision to the contrary under this Agreement or any other Financing Document, the obligations of the Company  under this Clause 17.9 shall at any time, for the purposes of Article 1938 of the Italian Civil Code, not exceed an amount equal to USD5,700,000,000 (or the equivalent amount in any other currency) (the “Original Guaranteed Amount”) provided that the Original Guaranteed Amount will be automatically reduced from time to time to an amount equal to 120 per cent. of the aggregate of the outstanding Loans under the Facilities and the Available Commitments.
18.	REPRESENTATIONS
18.1	Representations
The representations and warranties set out in this Clause are made by each Obligor or (if the relevant provision so states) the Company to each Finance Party on the dates set out in Clause 18.19 (Times for making representations).
18.2	Status
(a)	It is a limited liability company duly incorporated and validly existing under the law of its jurisdiction of incorporation.
(b)	It has the power to own its assets and carry on its business as it is being conducted.
18.3	Binding obligations
(a)	The obligations expressed to be assumed by it in each Transaction Document to which it is a party are or, with respect to the Merger Agreement will be (starting from the date of the Merger Agreement), in each case subject to the Legal Reservations, legal, valid, binding and enforceable obligations.
(b)	Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.
18.4	Non-conflict with other obligations
The entry into and the performance by it of, and the transactions contemplated by, the Transaction Documents do not conflict or, with respect to the Merger Agreement, will not conflict (starting from the date of the Merger Agreement) with:
(a)	any law or regulation applicable to it or its constitutional documents; or
(b)	any agreement or instrument binding upon it or any of its assets to an extent which has or is reasonably likely to have a Material Adverse Effect.

18.5	Power and authority
(a)	It has the power to enter into and perform, and all action has been taken to authorise its entry and performance of the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.
(b)	It will, on or prior to the date of the Merger Agreement, have the power to enter into the Merger Agreement and will have taken all corporate action necessary to authorise its entry and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement.
18.6	Validity and admissibility in evidence
All Authorisations required by law or regulation:
(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and
(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.
18.7	Deduction of Tax
The Borrower is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.
18.8	No filing or stamp taxes
Under the laws of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.
18.9	No default
(a)	No Event of Default is continuing or could reasonably be expected to result from the entry into of, or the performance of any transaction contemplated by, any Transaction Document.
(b)	No other event or circumstance is continuing which constitutes a default under any other agreement or instrument which is binding on it or to which any of its assets are subject to an extent or in a manner which is likely to have a Material Adverse Effect.
18.10	No misleading information
In the case of the Company only:
(a)	any factual information relating to or provided by any member of the Restricted Group for the purposes of the Information Memorandum was true and accurate in all material respects (and in respect of the Target Group prior to the Closing Date, was true and accurate in all material respects to the Company’s knowledge) as at the date it was provided or as at the date (if any) at which it is stated to be given;

(b)	the financial projections (if any) contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of assumptions believed by the Company to be reasonable at the time such projections were prepared;
(c)	each expression of opinion, expectation, intention or policy of any member of the Restricted Group contained in the Information Memorandum was made after careful consideration and enquiry and is believed by the Company to be fair and reasonable as at the date at which it is stated to be given; and
(d)	nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the factual information contained in the Information Memorandum relating to the Restricted Group being untrue or misleading in any material respect as at the date it was provided or as of the date (if any) of which it is stated to be given.
18.11	Financial statements
(a)	In the case of the Company only, its most recent financial statements delivered pursuant to Clause 19.1 (Financial statements and reports) (which as at the date of this Agreement is the Original Financial Statements):
(i)	have been prepared in accordance with IFRS, consistently applied; and
(ii)	give a true and fair view of the Company’s consolidated financial condition and operations as at the date to which they were drawn up.
(b)	No event has occurred, since the date to which the Original Financial Statements were drawn up, which has had, or is reasonably likely to have, a Material Adverse Effect.
18.12	Pari passu ranking
Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
18.13	No proceedings pending or threatened
No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency, which, are reasonably likely to be adversely determined, and, if so determined, has, or would have, a Material Adverse Effect, have been started or threatened in writing against it.
18.14	Merger Agreement
(a)	The Merger Agreement delivered to the Facility Agent pursuant to the terms of this Agreement contains all the material terms of the Merger.
(b)	The copy of the Merger Agreement delivered to the Facility Agent pursuant to the terms of this Agreement is, as at the date delivered to the Facility Agent, complete and, since such date, there has been no amendment, waiver, supplement or other modification to either the conditions to closing of the Merger or any other term of such documents (in each case) other than one that is not likely to materially and adversely affect the Lenders.

18.15	Anti-corruption law
Execpt as publicly known or publicly disclosed, in each case prior to the date of this Agreement:
(a)	each Obligor and, to the Obligors’ reasonable knowledge, each Restricted Subsidiary and each of the Obligors’ directors, senior executive officers or any officer with the ability to direct or control the operations of any Obligor has conducted its businesses in compliance with Anti-Corruption Laws except for any non-compliance with such laws which (A) is not required to be publicly disclosed by the Company pursuant to applicable legal or regulatory disclosure obligations of the Company or (B) is required to be so disclosed (and has been disclosed to the Facility Agent), but the Company has not received notice from the Facility Agent that, in the opinion of the Majority Lenders (acting reasonably), such non-compliance is material; and
(b)	no Obligor nor, to any Obligor’s reasonable knowledge, any of the Obligors’ directors, senior executive officers or any officer with the ability to direct or control the operations of any Obligor has been subject to any Claim with respect to a violation of Anti-Corruption Laws where (A) such Claim is required to be publicly disclosed by the Company pursuant to applicable legal or regulatory disclosure obligations of the Company and (B) (1) such Claim has not been disclosed to the Facility Agent or (2) has been disclosed to the Facility Agent and the Company has received notice from the Facility Agent that, in the opinion of the Majority Lenders (acting reasonably) such Claim is material;
18.16	Anti-money laundering law
Except as publicly known or publicly disclosed, in each case prior to the date of this Agreement:
(a)	each Obligor and, to the Obligors’ reasonable knowledge, each Restricted Subsidiary and each of the Obligors’ directors, senior executive officers or any officer with the ability to direct or control the operations of any Obligor has conducted its businesses in compliance with applicable Anti-Money Laundering Laws except for any non-compliance with such laws which (A) is not required to be publicly disclosed by the Company pursuant to applicable legal or regulatory disclosure obligations of the Company or (B) is required to be so disclosed (and has been disclosed to the Facility Agent), but the Company has not received notice from the Facility Agent that, in the opinion of the Majority Lenders (acting reasonably), such non-compliance is material; and
(b)	no Obligor nor, to any Obligor’s reasonable knowledge, any Restricted Subsidiary nor any of the Obligors’ directors, senior executive officers or any officer with the ability to direct or control the operations of any Obligor has been subject to any Claim with respect to a violation of applicable Anti-Money Laundering Laws where (A) such Claim is required to be publicly disclosed by the Company pursuant to applicable legal or regulatory disclosure obligations of the Company and (B) (1) such Claim has not been disclosed to the Facility Agent or (2) has been disclosed to the Facility Agent and the Company has received notice from the Facility Agent that, in the opinion of the Majority Lenders (acting reasonably), such Claim is material.
18.17	Sanctions
Subject to Clause 22 (Restricted Lender):
(a)	no member of the Restricted Group nor, to the Obligors’ reasonable knowledge, any of the Obligors’ directors, senior executive officers or any officer with the ability to direct or control the operations of any Obligor is a person with whom dealings are prohibited or restricted pursuant to Sanctions;
(b)	except as publicly known or publicly disclosed, in each case prior to the date of this Agreement, no Obligor nor, to the Obligors’ reasonable knowledge, any Restricted Subsidiary or any of the Obligors’ directors, senior executive officers or any officer with the ability to direct or control the operations of any Obligor has received notice of any claim, action, suit, proceeding or investigation (each a Claim) against it for being in breach of Sanctions by any Sanctions Authority, where (A) such Claim is required to be publicly disclosed by the Company pursuant to applicable legal or regulatory disclosure obligations of the Company and (B) (1) such Claim has not been disclosed to the Facility Agent or (2) has been disclosed to the Facility Agent and the Company has received notice from the Facility Agent that, in the opinion of the Majority Lenders (acting reasonably), such Claim is material;
18.18	US Margin regulations
(a)	For the purposes of this Clause:
(i)	Margin Regulations means Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System; and
(ii)	Margin Stock means "margin stock" or "margin securities" as defined in the Margin Regulations.
(b)	No part of the Loan, or any proceeds of any extension of credit hereunder, will be used immediately, directly, indirectly, incidentally or ultimately for any purpose that entails a violation (including on the part of any Finance Party) of, or that is inconsistent with, the provisions of the Margin Regulations.
18.19	Times for making representations
(a)	The representations and warranties set out in this Clause are made by each Obligor (or if the relevant provision so states, the Company) on the date of this Agreement.
(b)	The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.
(c)	The representations and warranties set out in paragraph (a) of Clause 18.11 (Financial statements) are deemed to be made by each Obligor on the date on which each set of annual audited consolidated financial statements are delivered under this Agreement.
(d)	The representations and warranties set out in Clause 18.14 (Merger Agreement) are deemed to be made by each Obligor on the Closing Date under the Facilities.
(e)	The representations and warranties set out in Clause 18.10 (No misleading information) are deemed to be made by each Obligor on the Syndication Date (subject to any disclosures made at the time).
19.	INFORMATION UNDERTAKINGS
For the purpose of this Clause 19:

Financial Statements means the financial statements provided pursuant to paragrapghs (a) and (b) of Clause 19.1 and (Financial statements and  reports).
Interim reports means the interim reports provided pursuant to paragraph (c) of Clause 19.1 (Financial statements and interim reports).
19.1	Financial statements and interim reports
The Company must supply to the Facility Agent and all the Lenders:
(a)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years its audited consolidated financial statements for that financial year;
(b)	as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years, its unaudited consolidated financial statements for that financial half-year; and
(c)	as soon as they become available, but in any event within 60 days after the end of each financial quarter ending on 31 March and 30 September of each financial year, its unaudited consolidated interim reports which include a list of its financial holding companies which have been consolidated line-by-line and a list of the investments in the operating subsidiaries and associates which have been accounted for using the equity method.
19.2	Compliance Certificate
(a)	For so long as a Facility C Loan is outstanding or any Facility C Commitment is in force, the Company must supply to the Facility Agent a duly completed Compliance Certificate with each set of its consolidated Financial Statements delivered to the Facility Agent under Clause 19.1 (Financial statements and interim reports) of this Agreement.
(b)	A Compliance Certificate must be signed by a director or a chief financial officer of the Company setting out computations as to compliance with the financial covenant set out in Clause 20 (Facility C financial covenant).
19.3	Requirements as to financial statements and interim reports
(a)	The Company must ensure that each set of Financial Statements and/or the Interim Reports delivered under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the Company as at the date to which those financial statements and/or interim reports were drawn up.
(b)	The Company must notify the Facility Agent if its consolidated financial statements are prepared in a manner which is different from IFRS as applied in the Company's Original Financial Statements and such difference has a material impact on the calculation of the financial covenant in Clause 20 (Facility C financial covenant).
(c)	If requested by the Facility Agent, the Company must supply to the Facility Agent:
(i)	a full description of any difference notified under paragraph (b) above; and
(ii)	sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of Financial Statements prepared on a different basis and the Company's Original Financial Statements or its most recent audited consolidated Financial Statements (if any) delivered to the Facility Agent under this Agreement.

(d)	If requested by the the Company or Facility Agent, the Company and the Facility Agent must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lenders in the same position as they would have been in if the difference had not happened. Any agreement between the Company and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.
(e)	If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Company must ensure that its auditors certify those amendments; the certificate of the auditors will be, in the absence of manifest error, binding on all the Parties.
19.4	Information - miscellaneous
The Company must supply to the Facility Agent and all the Lenders:
(a)	copies of all documents dispatched by the Company or the Borrower to its creditors generally (or any class of them) and, in the case of the Company, to its shareholders generally, at the same time as they are dispatched, in each case, other than documents which are available on the Company’s website;
(b)	promptly on becoming aware of them, any public information in relation to any litigation, arbitration or administrative proceedings which are current, or, to the Company’s knowledge, threatened in writing or pending against any member of the Restricted Group and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(c)	Promptly on becoming aware of them, the details of any amendment, waiver or supplement to any material term (including without limitation, any condition) of the Merger Agreement, in line with disclosure of such details made to the public generally;
(d)	at the same time as it is released, a copy of any public announcement relating to the Merger including, without limitation, any announcement confirming that the Company is no longer pursuing the Merger and, if applicable, and promptly upon becoming aware of it, any notice of termination of the Merger Agreement, in each case, other than to the extent such documents are made available on the Company’s website; and
(e)	promptly on request, any public information regarding the financial condition, business and operations of any member of the Restricted Group as any Finance Party (through the Facility Agent) may reasonably request in line with disclosures made to the public generally.
19.5	Notification of Default
(a)	Each Obligor must notify the Facility Agent of any Default which is continuing (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).
(b)	Promptly on request by the Facility Agent, the Company must supply to the Facility Agent a certificate, signed by a authorised signatory on its behalf, certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).
19.6	Use of websites
(a)	The Company may satisfy its obligations under this Agreement to deliver any information by posting this information onto the Company’s institutional website (www.exor.com) or any other electronic website designated by the Company and the Facility Agent (in each case. a Designated Website) if both the Company and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website or each Lender is otherwise given access to the Designated Website. The Company must ensure that any information (including amended information) which is posted to the Designated Website is electronically notified to the Lenders via the general notification update sent to its investors generally or must otherwise notify the Facility Agent promptly having posted any new information or amended information (in each case which is required to be provided under this Agreement) to the Designated Website.
(b)	The Facility Agent must supply each Lender with the address of, and any relevant password specifications for, the Designated Website.
(c)	The Company must promptly upon becoming aware of its occurrence notify the Facility Agent in paper form if:
(i)	the Designated Website cannot be accessed due to technical failure;
(ii)	the password specifications for the Designated Website change; or
(iii)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
(d)	If the Company notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(iii) above, all information to be provided by the Company under this Agreement after the date of that notice must be supplied in paper form unless and until the Facility Agent and each Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.
19.7	"Know your customer" checks
(a)	Each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of any "know your customer" checks or other similar checks required under any applicable law or regulation.
(b)	Each Lender must promptly upon the request of the Facility Agent supply to, or procure the supply of, such documentation or other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary "know your customer" checks or other similar checks under any applicable law or regulation pursuant to the transactions contemplated in the Finance Documents.
20.	FACILITY C FINANCIAL COVENANT
20.1	Definitions
In this Agreement:
Contractual Value means the aggregate value of all investments (whether listed or non-listed) of the Company and its Restricted Subsidiaries which are the subject of a valid contract for purchase (including an option) within 12 Months from the date of the relevant contract or, in the case of a contract allowing for more than one exercise, the date of the most recent exercise of a purchase option under each contract which is entered into by the Company or a Restricted Subsidiary, as the case may be, in good faith with a third-party purchaser where either:

(a)	such third-party purchaser;
(b)	an entity which has guaranteed such third-party purchaser’s obligations under such contract; or
(c)	the controlling shareholder of such third-party purchaser or guarantor where such controlling shareholder has given an appropriate guarantee for the performance by such third-party purchaser or guarantor of its obligations under the relevant contract;
is rated BBB- or higher by S&P and/or Baa3 or higher by Moody’s, provided that if the third-party purchaser is rated by both S&P and Moody’s, only the lower of the two ratings will be considered for the purposes of this definition.
Independent Expert means PricewaterhouseCoopers or any firm among Ernst & Young, Deloitte & Touche and KPMG.
Quarter Date means 31 March, 30 June, 30 September and 31 December.
Total Assets means the aggregate value of the investments of the Company and its Restricted Subsidiaries calculated as follows:
(a)	with respect to an investment in a listed company (including the Company), the value of such investment shall be equal to the average of its official market price in the last twenty trading sessions on the relevant stock exchange; and
(b)	with respect to an investment of the Company and/or one of its Restricted Subsidiaries in a non-listed company, the most recent fair value as determined (on an annual basis) by the Independent Expert and reflected in the latest financial statements delivered by the Company pursuant to Clause 19.1(a) (Financial statements and interim reports)as soon as the same become available, but in any event within 180 days after the end of each of its financial years its audited consolidated financial statements for that financial year;.
Total Gross Debt means, in respect of the Company and the Restricted Subsidiaries, the aggregate of all obligations of the Company and each Restricted Subsidiary on a consolidated basis for or in respect of financial indebtedness, as shown in (a) the audited financial statements of the Company and the financial statements of each Restricted Subsidiary in each case as at 31 December (b) the interim financial statements of the Company and the interim reports of each Restricted Subsidiary in each case as at 30 June; and (c) the Shortened Consolidated Financial Statements prepared by the Company as at 31 March and 30 September including:
(i)	the outstanding principal amount of any moneys borrowed and any overdraft debit balances;
(ii)	the outstanding principal amount of any debenture, bond, note, loan stock or other security (whether or not issued at a discount);
(iii)	the principal amount of any acceptances outstanding under any acceptance credit facility;
(iv)	the book value of factored, assigned or discounted receivables and bills (otherwise than those on an entirely non-recourse basis, it being understood that customary representations of fact made by the seller shall not constitute recourse for this purpose);
(v)	the capitalised value of any lease entered into primarily as a method of raising finance or financing the acquisition of asset leased; and

(vi)	the outstanding principal amount or, in the case of any indebtedness with an initial maturity or 12 Months or less, 50 per cent. of the outstanding principal amount of any indebtedness of any person (other the Company or any Restricted Subsidiary) of a type referred to in sub-paragraphs (i) to (v) above which is the subject of a guarantee and/or indemnity and/or other form of assurance (other than mere confirmation of ownership or control) by the Company or any Restricted Subsidiary.
Total Net Debt means, at any time, Total Gross Debt at such time less:

(a)	(i) the aggregate mark-to-market value of all securities held by the Company or any Restricted Subsidiary where such securities are issued or guaranteed by an OECD member government; and

(ii)
the aggregate mark-to-market value of all securities (including, for the avoidance of doubt, commercial paper) held by the Company or any Restricted Subsidiary where such securities are rated BB or higher by S&P and/or Ba2 or higher by Moody’s or are issued or guaranteed by an entity which is rated BB or higher by S&P and/or Ba2 or higher by Moody’s, which in each case are freely negotiable and traded and/or listed or admitted to trading on an internationally recognised market;

(b)
the aggregate principal amount of any cash deposit (including term deposits) with a maturity of 366 days or less made by the Company or any Restricted Subsidiary with any bank or other financial institution in each case free from any Security Interest;

(c)	the Contractual Value of any investment held by the Company or any Restricted Subsidiary;
(d)	the aggregate mark-to-market value of any holdings in investment funds or SICAVs (i.e. società d’investimento a capitale variabile or société d'investissement à capital variable) held by the Company or any Restricted Subsidiary, provided they represent instruments which may be converted into cash within 45 days; and
(e)	any other financial investments which are freely negotiable and tradeable and/or listed or admitted to trading on an international market and which is classified as Held for Trading, according to IFRS definitions, by the Company or any Restricted Subsidiary.
20.2	Facility C financial covenant
For so long as a Facility C Loan is outstanding or any Facility C Commitment is in force, the Company must ensure that the ratio of Total Net Debt to Total Assets, calculated by reference to the Shortened Consolidated Financial Statements, is not more than 0.6:1 on each Quarter Date.
20.3	Financial testing
The financial covenant set out in Clause 20 (Facility C financial covenant) shall be tested by reference to each set of financial statements delivered pursuant to paragraphs (a), (b) and (c) of Clause 19.1 (Financial statements and  reports) and/or each Compliance Certificate delivered pursuant to Clause 19.2 (Compliance Certificate).

21.	GENERAL UNDERTAKINGS
21.1	General
Each Obligor agrees to be bound by the undertakings set out in this Clause relating to it and, where an undertaking is expressed to apply to other members of the Restricted Group, each Obligor must ensure that its relevant Restricted Subsidiaries perform that undertaking.
21.2	Authorisations
Each Obligor must promptly:
(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)	(on request) supply certified copies to the Facility Agent of, any Authorisation required under any applicable law or regulation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in each relevant jurisdiction of any Finance Document.
21.3	Compliance with laws
Each Obligor must (and must procure that each member of the Restricted Group will) comply in all respects with all laws to which it may be subject, if failure to comply would have or is reasonably likely to have a Material Adverse Effect.
21.4	Pari passu ranking
Each Obligor must ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with the claims of all unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
21.5	Negative pledge
(a)	In this Clause 21.5 Quasi-Security Interest means an arrangement or transaction described in paragraph (c) below.
(b)	Except as provided below, no member of the Restricted Group may create or allow to exist any Security Interest over any of its assets securing Financial Indebtedness.
(c)	Except as provided below, no member of the Restricted Group may:
(i)	sell, transfer or otherwise dispose of any of its assets on terms where they are or may be leased to, re-acquired or acquired by a member of the Restricted Group;
(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(d)	Paragraphs (b) and (c) above do not apply to any Security Interest or Quasi-Security Interest listed below:
(i)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:
(A)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or
(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only;
(ii)	including, in each case, any Security Interest or Quasi-Security Interest under a credit support arrangement in relation to a hedging transaction;
(iii)	any netting or set-off arrangement entered into by any member of the Restricted Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;
(iv)	any Security Interest arising under clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers' Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions;
(v)	any Security Interest or Quasi-Security Interest over cash paid into an escrow account by any third party or any member of the Restricted Group pursuant to any customary deposit or retention of purchase price arrangements entered into pursuant to any acquisition made by a member of the Restricted Group;
(vi)	any Security Interest or Quasi-Security Interest over or affecting any asset acquired by a member of the Restricted Group after the date of this Agreement if:
(A)	the Security Interest or Quasi-Security Interest was not created in contemplation of, or since, the acquisition of that asset by a member of the Restricted Group;
(B)	the principal amount secured has not been increased in contemplation of, or since, the acquisition of that asset by a member of the Restricted Group; and
(C)	the Security Interest or Quasi-Security Interest is removed or discharged within six Months of the date of acquisition of that asset;
(vii)	any Security Interest or Quasi-Security Interest over or affecting any asset of any company which becomes a member of the Restricted Group after the date of this Agreement, where the Security Interest or Quasi-Security Interest is created before the date on which that company becomes a member of the Restricted Group, if:
(A)	the Security Interest or Quasi-Security Interest was not created in contemplation of the acquisition of that company;
(B)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and
(C)	the Security Interest or Quasi-Security Interest is removed or discharged within six Months of that company becoming a member of the Restricted Group;

(viii)	any Security Interest or Quasi-Security Interest entered into pursuant to any Finance Document;
(ix)	any Security Interest or Quasi-Security Interest arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Restricted Group in the ordinary course of trading and on the supplier's standard or usual terms;
(x)	any Security Interest securing or Quasi-Security Interest relating to Financial Indebtedness the principal amount of which (when aggregated with (but without double counting) the principal amount of any other Financial Indebtedness which has the benefit of a Security Interest or Quasi-Security Interest given by any member of the Restricted Group other than any permitted under paragraphs (i) to (viii) above) does not exceed 10.00 per cent. of the Total Assets of the Restricted Group.
21.6	Amalgamation
(a)	No Obligor may enter into any amalgamation, demerger, merger or corporate reconstruction other than:
(i)	the Merger; or
(ii)	an amalgamation, demerger, merger or corporate reconstruction is a Permitted Reorganisation provided that:
(A)	prior to the effectiveness of such Permitted Reorganisation, legal opinions are provided by counsel to the Company (which must be a reputable international law firm) addressed to the Finance Parties confirming that such Permitted Reorganisation does not adversely affect the validity, legality or enforceability of the Finance Documents or prejudice the value of any guarantee granted under the Finance Documents in any material respect; and
(B)	in the case of the Borrower only, the surviving entity is incorporated under the laws of the Netherlands or another jurisdiction approved by all of the Lenders.
(b)	In this Agreement:
Permitted Reorganisation means:
(a)	an amalgamation, merger, reconstruction, reorganisation, transfer or contribution of assets or other similar transaction whilst solvent and whereby, to the extent that the relevant Obligor is not a surviving entity, the whole or substantially the whole of the undertaking, property and assets of the relevant Obligor are transferred to or otherwise vested in other Obligor; and
(b)	in respect of the Company, an amalgamation, merger, reconstruction, reorganisation, transfer or contribution of assets or other similar transaction whilst solvent and whereby, to the extent that the Company is not a surviving entity, the resulting company is a Successor in Business of the Company.
Successor in Business means, in relation to the Company, any company which, as the result of any amalgamation, merger, reconstruction, reorganisation, transfer or contribution of assets or other similar transaction:

(a)	beneficially owns the whole or substantially the whole of the undertaking, property and assets owned by the Company immediately prior thereto;
(b)	carries on, as a successor to the Company, the whole or substantially the whole of the business as a holding company carried on by the Company immediately prior thereto; and
(c)	assumes by operation of law all then existing obligations of the Company (including, without limitation, all obligations under the Finance Documents).
21.7	Merger undertakings
(a)	The Company shall ensure that the Merger Agreement is not amended, waived, supplemented or otherwise modified, from the form in which it was delivered to the Facility Agent pursuant to the terms of this Agreement, in any way unless, such amendment, waiver, supplement or other modification is not materially prejudicial to the interests of the Finance Parties.
(b)	The Company shall not and shall procure that no member of the Restricted Group will enter into any agreement with any regulatory body with respect to the Merger or any term or condition of the Merger which agreement is both (i) not required by the Merger Agreement; and (ii) materially prejudicial to the interests of the Finance Parties.
21.8	Anti-corruption and Anti-money laundering laws
The Company shall ensure that each member of the Restricted Group shall maintain policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.
21.9	Sanctions
Subject to Clause 22 (Restricted Lender) of this Agreement, the Obligors shall not, and shall not permit or authorise any other person to, directly or indirectly:
(a)	use, lend, make payments of, or otherwise make available, all or any part of the proceeds of this Agreement to fund or facilitate any transaction or activities or in any manner which results in the Obligors or any Finance Party being in breach of any Sanctions (if and to the extent applicable to any of them) or becoming a target of Sanctions; or
(b)	fund all or part of any payment under this Agreement out of proceeds derived from business or transactions with a target of Sanctions or from any action in breach of any Sanctions by any member of the Restricted Group.
22.	RESTRICTED LENDER
(a)	The representations and undertakings under Clauses 18.16 (Anti-money laundering law) and 21.9 (Sanctions) (together the Sanctions Provisions) apply to any Obligor only if and to the extent that making of or compliance with such undertakings does not result in a violation of or conflict with the Council Regulation (EC) No 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung - AWV) in connection with section 4 paragraph 1 a no. 3 German Foreign Trade Law (Außenwirtschaftsgesetz - AWG) and/or any other applicable anti-boycott laws or regulations (together the Anti Boycott Regulations).

(b)	In relation to each Lender that notifies the Facility Agent to this effect (each a Restricted Lender), the Sanctions Provisions shall only apply for the benefit of that Restricted Lender to the extent that it would not result in any violation of, conflict with or liability under any Anti Boycott Regulations.
(c)	In connection with any amendment, waiver, determination or direction relating to any part of a Sanctions Provision of which a Restricted Lender does not have the benefit pursuant to paragraph (b) above, the Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made.
23.	EVENTS OF DEFAULT
23.1	Events of Default
Each of the events or circumstances set out in this Clause is an Event of Default (other than Clause 23.13 (Acceleration).
23.2	Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document in the manner and at the place and in the currency in which it is expressed to be payable, unless:
(a)	its failure to pay is caused by:
(i)	administrative or technical error; or
(ii)	a Disruption Event; and
(b)	payment is made within five Business Days of its due date.
23.3	Financial covenant
Any financial covenant set out in Clause 20 (Facility C financial covenant) is breached when tested.
23.4	Other obligations
(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.2 (Non-payment) and Clause 23.3 (Financial covenant)).
(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the earlier of:
(i)	the Facility Agent giving notice to the Company of the failure to comply; and
(ii)	any Obligor becoming aware of the failure to comply.
23.5	Misrepresentation
Any representation, warranty or statement made or deemed to be made by an Obligor in the Finance Documents or in any other document delivered by or on behalf of any Obligor pursuant to an obligation in any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, unless the circumstances giving rise to the misrepresentation, breach of warranty or misstatement:
(a)	are capable of remedy; and

(b)	are remedied within 30 days of the earlier of the Facility Agent giving notice of the misrepresentation, breach of warranty or misstatement to the Company and any Obligor becoming aware of the misrepresentation, breach of warranty or misstatement.
23.6	Cross-default
(a)	Any:
(b)	Financial Indebtedness of any member of the Restricted Group is not paid when due (after the expiry of any originally applicable grace period);
(c)	Financial Indebtedness of any member of the Restricted Group is declared to be or otherwise becomes due and payable before its specified maturity as a result of an event of default (however described); or
(d)	creditor of any member of the Restricted Group is entitled to declare any Financial Indebtedness of any member of the Restricted Group due and payable before its specified maturity as a result of any event of default (however described), unless the aggregate amount of Financial Indebtedness falling within all or any of paragraphs (b) to (d) above is less than  USD 30,000,000 (or its equivalent in any other currency or currencies).
23.7	Insolvency
(a)	An Obligor or a Restricted Subsidiary:
(i)	is unable or admits inability to pay its debts as they fall due; or
(ii)	suspends or threatens in writing to suspend making payments on any of its debts;
(iii)	by reason of actual or anticipated financial difficulties, commences negotiations with its creditors (other than the Finance Parties in respect of the Finance Documents) with a view to rescheduling its indebtedness.
(b)	A moratorium is declared in respect of the indebtedness of any Obligor or Restricted Subsidiary. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.
23.8	Insolvency proceedings
(a)	Any corporate action, legal proceedings or other procedure or formal step is taken in relation to:
(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Restricted Subsidiary;
(ii)	a composition, compromise, assignment or arrangement (as a result of actual or anticipated financial difficulties) with the creditors of any Obligor or Restricted Subsidiary (disregarding a solvent merger effected in compliance with this Agreement);
(iii)	the appointment of a liquidator , receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or Restricted Subsidiary or a material part of its assets; or
(iv)	any analogous procedure or step is taken in any jurisdiciton.

(b)	Paragraph (a) above does not apply to a liquidation, winding-up or similar procedure or step effected on a solvent basis.
(c)	Paragraph (a) above does not apply to a petition for winding-up, dissolution or administration of, or for the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of, any Obligor or Restricted Subsidiary or all or a material part of its assets (or any analogous procedure or step in any jurisdiction) presented by a creditor which is frivolous or vexatious or which is being contested in good faith and with due diligence, and, in each case, is discharged, stayed or dismissed within 60 days of commencement.
23.9	Creditors' process
(a)	Subject to paragraph (b) below, any attachment, sequestration, distress, execution or enforcement of a Security Interest or analogous event affects any asset or assets of an Obligor or a Restricted Subsidiary in respect of an aggregate amount of indebtedness of USD 30,000,000 or more (or its equivalent in any other currency or currencies) and is not discharged within 60 days.
(b)	A Dutch executory attachment (executoriaal beslag) affects any asset of an Obligor or a Restricted Subsidiary, in respect of an aggregate amount of indebtedness of USD 30,000,000 or more (or its equivalent in any other currency or currencies) and is not discharged within 60 days.
23.10	Cessation of Business
An Obligor suspends, ceases or threatens in writing to suspend or cease to carry on its business unless such cessation is permitted under Clause 21.6 (Amalgamation).
23.11	Unlawfulness
(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.
(b)	Any Finance Document ceases to be in full force and effect or is alleged by a party to it (other than a Finance Party) to be ineffective in accordance with its terms for any reason.
23.12	Repudiation
An Obligor repudiates a Finance Document.
23.13	Acceleration
(a)	If an Event of Default is continuing, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:
(b)	cancel all or part of the Total Commitments; and/or
(c)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable; and/or
(d)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.
Any such notice will take effect in accordance with its terms.

24.	CHANGES TO THE LENDERS
24.1	Assignments and transfers by the Lenders
Subject to the other provisions of this Clause, a Lender (the Existing Lender)  may:
(a)	assign any of its rights; or
(b)	transfer by novation any of its rights and obligations,
under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).
24.2	Conditions of assignment or transfer
(a)	The prior written consent of the Company is required for an assignment or transfer by an Existing Lender in respect of the Facilities.
(b)	Paragraph (a) above shall not apply where such assignment or transfer is:
(i)	to another Lender or an Affiliate of a Lender; or
(ii)	made at a time when an Event of Default is continuing.
(c)	The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time period.
(d)	Unless the Company and the Facility Agent otherwise agree an assignment or transfer by a Lender shall be in respect of Commitments of at least USD 25,000,000 or, if less, the amount of that Lender’s Commitments.
(e)	An assignment will only be effective on:
(i)	receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will, in relation to the assigned rights, assume obligations to the other Finance Parties equivalent to those it would have been under if it had been an Original Lender; and
(ii)	performance by the Facility Agent of all necessary "know your customer" checks or other similar checks under any applicable law or regulation in relation to such assignment to a New Lender, the completion of which the Facility Agent must notify to the Existing Lender and the New Lender promptly.
(f)	A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.
(g)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross up and indemnities) or Clause 13 (Increased Costs), then the relevant Obligor need only make that payment to the same extent that it would have been obliged to pay if the assignment, transfer or change had not occurred.  This paragraph will not apply in respect of an assignment or transfer made in the ordinary course of syndication on or before the Syndication Date.
(h)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms that:
(i)	the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or before the date on which the transfer or assignment becomes effective in accordance with this Agreement;
(ii)	it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender; and
(iii)	prior to the Closing Date, any transfer which is made pursuant to paragraph (b)(ii) above shall not relieve the Existing Lender of its obligations hereunder until the New Lender in respect of that transfer funds the Commitments transferred to it pursuant to that transfer on the Closing Date.
24.3	Assignment or transfer fee
Unless the Facility Agent otherwise agrees, a New Lender must on or before the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account), a fee of USD3,000.
24.4	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;
(ii)	the financial condition of any Obligor;
(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or
(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.
(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)	has made (and must continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities (including the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and
(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or
(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.
24.5	Procedure for transfer
(a)	Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent must, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement execute that Transfer Certificate.
(b)	The Facility Agent is only obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" checks or other similar checks under any applicable law or regulation in relation to the transfer to such New Lender.
(c)	Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:
(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender will be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents will be cancelled (being the Discharged Rights and Obligations);
(ii)	each of the Obligors and the New Lender will assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;
(iii)	each Administrative Party, the New Lender and other Lenders will acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent each Administrative Party and the Existing Lender will each be released from further obligations to each other under the Finance Documents; and
(iv)	the New Lender will become a Party as a Lender.
(d)	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to enter into and deliver any duly completed Transfer Certificate on its behalf.

24.6	Procedure for assignment
(a)	Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent must, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.
(b)	The Facility Agent is only obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" checks and other similar checks under any applicable law or regulation in relation to the assignment to such New Lender.
(c)	Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:
(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;
(ii)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement;
(iii)	the New Lender will become a Party as a Lender and will be bound by obligations equivalent to the Relevant Obligations;
(iv)	if the assignment relates only to part of the Existing Lender's participation in the outstanding Loans that part will be separated from the Existing Lender's participation in the outstanding Loans, made an independent debt and assigned to the New Lender as a whole debt; and
(v)	the Facility Agent's execution of the Assignment Agreement as agent for the Company will constitute notice to the Company of the assignment.
(d)	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to enter into and deliver any duly completed Assignment Agreement on its behalf.
24.7	Copy of Transfer Certificate or Assignment Agreement to Company
The Facility Agent must, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Obligors a copy of that Transfer Certificate or Assignment Agreement.
24.8	Security over Lenders' rights
In addition to the other rights provided to the Lenders under this Clause, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest will:
(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or
(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.
24.9	Pro rata interest settlement
If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a pro rata basis to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 24.5 (Procedure for transfer) or any assignment pursuant to Clause 24.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of that notification and is not on the last day of an Interest Period):
(a)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time will continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and will become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and
(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that:
(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and
(ii)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 24.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.
25.	CHANGES TO THE OBLIGORS
25.1	Assignments and transfer by Obligors
No Obligor may assign any of its rights or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.
26.	ROLE OF THE ADMINISTRATIVE PARTIES
26.1	Appointment of the Facility Agent
(a)	Each other Finance Party irrevocably appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each other Finance Party irrevocably authorises the Facility Agent to perform the duties and to exercise the rights, powers, authorities and discretions that are specifically given to the Facility Agent under or in connection with the Finance Documents, together with any other incidental rights, powers, authorities and discretions; and
26.2	Duties of the Facility Agent
(a)	Subject to paragraph (b) below, the Facility Agent must forward promptly to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.
(b)	Without prejudice to Clause 24.7 (Copy of Transfer Certificate or Assignment Agreement to Company), paragraph (a) above will not apply to any Transfer Certificate or to any Assignment Agreement.
(c)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(d)	The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.
(e)	If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default it must notify the Finance Parties promptly.
(f)	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or an Arranger) under this Agreement, it must notify the other Finance Parties promptly.
(g)	The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely mechanical and administrative in nature.
26.3	Role of the Arrangers
Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.
26.4	No fiduciary duties
(a)	Nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary of any other person.
(b)	No Administrative Party will be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
26.5	Business with the Group
(a)	Each Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.
(b)	If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.
(c)	Each Administrative Party may carry on any business with an Obligor or its related entities (including acting as an agent or a trustee in connection with any other financing).

26.6	Rights and discretions of the Facility Agent
(a)	The Facility Agent may rely on:
(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and
(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.
(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders), that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.2 (Non-payment));
(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and
(iii)	any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.
(c)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors, experts or other professional advisers selected by it (including those representing a Party other than the Facility Agent).
(d)	The Facility Agent may act in relation to the Finance Documents through its personnel and agents.
(e)	Unless indicated to the contrary in any Finance Document, the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.
(f)	Without prejudice to the generality of paragraph (e) above, the Facility Agent:
(i)	may disclose; and
(ii)	on the written request of the Company or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender to the Company and to the other Finance Parties.
(g)	Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything (including disclosing any information) if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or a duty of confidentiality or be otherwise actionable by any person, and an Administrative Party may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.
(h)	Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(i)	The Facility Agent may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the US or any jurisdiction forming a part of it and the UK) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.
26.7	Majority Lenders' instructions
(a)	Unless a contrary indication appears in a Finance Document, the Facility Agent:
(i)	must exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent); and
(ii)	will not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.
(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.
(c)	The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.
(d)	In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.
(e)	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.
26.8	Responsibility for documentation
(a)	No Administrative Party is responsible for:
(i)	the adequacy, accuracy or completeness of any statement or information (whether oral or written) made, given or supplied by any person, in or in connection with any Finance Document or the Information Memorandum;
(ii)	the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or
(iii)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
(b)	Except as provided above, the Facility Agent has no duty:
(i)	either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or
(ii)	unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.
26.9	Exclusion of liability
(a)	Without limiting paragraph (b) below, no Administrative Party will be liable (whether in contract, tort or otherwise) for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence, wilful misconduct or fraud.
(b)	No Party (other than the relevant Administrative Party) may take any proceedings against any officer, employee or agent of an Administrative Party in respect of any claim it might have against that Administrative Party or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document. Any officer, employee or agent of an Administrative Party may enforce and enjoy the benefit of this Clause, subject to paragraph (b) of Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.
(c)	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.
(d)
(i)                   Nothing in this Agreement will oblige any Administrative Party to satisfy any "know your customer" checks or other requirement in relation to the identity of any person on behalf of any Finance Party.

(ii)
Each Finance Party confirms to each Administrative Party that it is solely responsible for any "know your customer" checks it is required to carry out and that it may not rely on any statement in relation to those checks made by any other Administrative Party.

26.10	Lenders' indemnity to the Facility Agent
(a)	Without limiting the liability of any Obligor under the Finance Documents, each Lender must, within three Business Days of demand, indemnify the Facility Agent for that Lender's Pro Rata Share of any cost, loss or liability (whether arising in contract, tort or otherwise) incurred by the Facility Agent, in acting as Facility Agent under the Finance Documents, except to the extent that the cost, loss or liability is caused by the Facility Agent's gross negligence, wilful misconduct or fraud (or, in the case of any cost, loss or liability pursuant to Clause 29.10 (Disruption to payment systems) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) and unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document.
(b)	The Company must reimburse the Lenders for any amount paid to the Facility Agent under this Clause 26.10.
26.11	Resignation of the Facility Agent
(a)	The Facility Agent may resign and appoint one of its Affiliates as successor Facility Agent by giving notice to the other Finance Parties and the Company.

(b)	Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Company, in which case the Majority Lenders (after agreement with the Company) may appoint a successor Facility Agent.
(c)	If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent (after consultation with the Company) may appoint a successor Facility Agent, acting through an office in the UK or a Participating Member State.
(d)	The retiring Facility Agent must, at its own cost:
(i)	make available to the successor Facility Agent those documents and records and provide any assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents; and
(ii)	enter into and deliver to the successor Facility Agent those documents and effect any registrations as may be reasonably required for the transfer or assignment of all of its rights and benefits under the Finance Documents to the successor Facility Agent.
(e)	The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment.
(f)	On giving the notification the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.
(g)	Upon its resignation becoming effective, the retiring Facility Agent will be discharged from any further obligation in respect of the Finance Documents but will remain entitled to the benefit of this Clause. Any successor and each of the other Parties will have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
(h)	After consultation with the Company, the Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above (or at any time the Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders). In this event, the Facility Agent must resign in accordance with paragraph (b) above.
(i)	The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if either:
(i)	the Facility Agent fails to respond to a request under Clause 12.7 (FATCA Information) and the Company or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
(ii)	the information supplied by the Facility Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
(iii)	the Facility Agent notifies the Company and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Facility Agent, requires it to resign.
26.12	Confidentiality
(a)	In acting as the agent for the Finance Parties, the Facility Agent will be regarded as acting through its agency division which will be treated as a separate entity from any other of its divisions and departments.
(b)	If information is (in the opinion of the Facility Agent) received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent will not be deemed to have notice of it.
(c)	The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.
26.13	Relationship with the Lenders
(a)	Subject to Clause 24.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:
(i)	entitled to or liable for any payment due under any Finance Document on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
(b)	The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.
(c)
(i)                   Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.

(ii)	Any such notice:
(A)	must contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under this Agreement) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made); and
(B)	will be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of the Finance Documents.

(iii)	The Facility Agent is entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.
26.14	Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Administrative Parties that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
(a)	the financial condition, status and nature of each member of the Group;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(d)	the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.
26.15	Facility Agent's management time
Any amount payable to the Facility Agent under Clause 14.3 (Indemnity to the Facility Agent), Clause 16 (Costs and expenses) and Clause 26.10 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).
26.16	Deduction from amounts payable by Facility Agent
If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply that amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party will be regarded as having received the amount so deducted.
26.17	Notice period
Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

27.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of any Finance Document will:
(a)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.
28.	SHARING AMONG THE FINANCE PARTIES
28.1	Payments to Finance Parties
If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) and applies that amount to a payment due under a Finance Document then:
(a)	the Recovering Finance Party must, within three Business Days, notify details of the receipt or recovery to the Facility Agent;
(b)	the Facility Agent must determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have received had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and
(c)	the Recovering Finance Party must pay to the Facility Agent an amount (the Sharing Payment) equal to that receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.6 (Partial payments).
28.2	Redistribution of payments
The Facility Agent must treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 29.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.
28.3	Recovering Finance Party's rights
(a)	On a distribution by the Facility Agent under Clause 28.2 (Redistribution of payments) the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in that redistribution.
(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor will owe the Recovering Finance Party a debt equal to the Sharing Payment which is immediately due and payable.

28.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
(a)	each Sharing Finance Party must, on request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount);
(b)	at the time of the request by the Facility Agent under paragraph (a) above, the Sharing Finance Party will be subrogated to the rights of the Recovering Finance Party in respect of the relevant Redistributed Amount; and
(c)	if and to the extent that the Sharing Finance Party is not able to rely on its rights under paragraph (b) above as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.
28.5	Exceptions
(a)	This Clause will not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.
(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)	it notified that other Finance Party of the legal or arbitration proceedings; and
(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.
29.	PAYMENT MECHANICS
29.1	Payments to the Facility Agent
(a)	On each date on which a Party is required to make a payment to the Facility Agent under a Finance Document, that Party must make the payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent to the Party concerned as being customary at the time for settlement of transactions in the relevant currency in the place of payment.
(b)	Unless a Finance Document specifies that payments under it are to be made in another manner, all payments must be made to such account in the principal financial centre of the country of that currency with such bank as the Facility Agent specifies.
29.2	Distributions by the Facility Agent
Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided in this Clause, be paid by the Facility Agent to the Party entitled to receive payment in accordance with this Agreement as soon as practicable after receipt (in the case of a Lender, for the account of its Facility Office), to such account in the principal financial centre of the country of that currency with such bank as that Party may notify to the Facility Agent by not less than five Business Days' notice.
29.3	Distributions to an Obligor
The Facility Agent may (with the prior written consent of an Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents.  For this purpose the Facility Agent may apply the received sum in or towards the purchase of any amount of any currency to be paid.
29.4	Clawback
(a)	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.
(b)	If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent has not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent must on demand refund that amount to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.
29.5	Impaired Agent
(a)	If, at any time, the Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 29.1 (Payments to the Facility Agent) may instead either:
(i)	pay that amount direct to the required recipient(s); or
(ii)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of "Acceptable Bank" and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties).
In each case such payments must be made on the due date for payment under the Finance Documents.
(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.
(c)	A Party which has made a payment in accordance with this Clause 29.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Facility Agent in accordance with Clause 26.11 (Resignation of the Facility Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 29.2 (Distributions by the Facility Agent).
(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:
(i)	that it has not given an instruction pursuant to paragraph (d) above; and
(ii)	that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.
29.6	Partial payments
(a)	If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent must apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:
(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;
(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;
(iii)	thirdly, in or towards payment pro rata of any principal sum due but unpaid under this Agreement; and
(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)	The Facility Agent must, if so directed by the Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.
(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.
29.7	No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents will be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
29.8	Business Days
(a)	Any payment which is due to be made on a day that is not a Business Day will be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.9	Currency of account
(a)	Unless a Finance Document specifies otherwise, US Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.
(b)	A repayment of a Loan or Unpaid Sum or part of a Loan or Unpaid Sum will be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.
(c)	Each payment of interest must be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.
(d)	Each payment in respect of costs, expenses or Taxes must be made in the currency in which the costs, expenses or Taxes are incurred.
(e)	Any amount expressed to be payable in a currency other than US Dollars will be paid in that other currency.
29.10	Disruption to payment systems
(a)	If the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Company that a Disruption Event has occurred:
(i)	the Facility Agent must consult with the Company for a period of not more than ten days with a view to agreeing with the Company such changes to the operation or administration of the Facilities (changes) as the Facility Agent may decide are necessary in the circumstances;
(ii)	the Facility Agent is not obliged to consult with the Company in relation to any changes if, in its opinion, it is not practicable to do so in the circumstances and, in any event, has no obligation to agree to any changes; and
(iii)	the Facility Agent may consult with the Finance Parties in relation to any changes but is not obliged to do so if, in its opinion, it is not practicable to do so in the circumstances.
(b)	Any agreement between the Facility Agent and the Company will (whether or not it is finally determined that a Disruption Event has occurred) be binding on the Parties as an amendment to (or, as the case may be, a waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and waivers).
(c)	Notwithstanding any other provision of this Agreement, the Facility Agent will not be liable for any damages, costs or losses (whether arising in contract, tort or otherwise and whether caused by the Facility Agent's negligence or any other category of liability whatsoever, but not including any claim based on gross negligence or the fraud of the Facility Agent) arising as a result of it taking, or failing to take, any actions pursuant to or in connection with this Clause 29.10 (Disruption to payment systems).
(d)	The Facility Agent must notify the Finance Parties of all changes agreed pursuant to paragraph (b) above.
29.11	Timing of payments
If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the person to whom the payment is to be made (or, if that person is a Finance Party, the Facility Agent).

30.	SET-OFF
Subject to Clause 4.4, while an Event of Default is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
31.	NOTICES
31.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents must be made in writing and, unless otherwise stated, may be made by fax or letter.
31.2	Addresses
(a)	Except as provided below, the contact details of each Party for any communication to be made or delivered under or in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.
(b)	The contact details of the Company for this purpose are:
Address:	Via Nizza, 250, 10126 Torino
Fax number:	+39 011 5090260
E-mail:	e.vellano@exor.com
Attention:	Mr Enrico Vellano
(c)	The contact details of the Borrower for this purpose are:
Address:	22-24 Boulevard Royal, L-2449 Luxembourg
Fax number:	+35 2 22 78 41
E-mail:	m.benaglia@lu.exor
Attention:	Mr Marco Benglia
(d)	The contact details of the Facility Agent for this purpose are:
Address:	Citibank International Limited, EMEA Loans agency, 5th Floor Citigroup Centre, Mail drop CGC2 05-65, 25 Canada Square, Canary Wharf, London, E14 5LB
Fax number:	+44 (0)20 7492 3980
Attention:	EMEA Loans agency.
(e)	Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.
31.3	Delivery
(a)	Except as provided below, any communication made or delivered by one Party to another under or in connection with the Finance Documents will only be effective:
(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post, with postage prepaid, in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.
(b)	Any communication to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent.
(c)	All communications from or to an Obligor must be sent through the Facility Agent.
(d)	Any communication to be made by an Obligor may be made by the other Obligor acting on its behalf.
(e)	Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:
(i)	to exercise any rights or discretions on its behalf under the Finance Documents;
(ii)	to supply all information concerning itself to any Finance Party; and
(iii)	to sign all documents on its behalf under or in connection with the Finance Documents.
(f)	Any notice and/or any other communication (including Utilisation Requests) to be made or delivered to an Obligor under and in accordance with this Agreement must also be made or delivered to the other Obligor.
(g)	Each Finance Party may assume that any communication made by the Company (or by the Company on behalf of an Obligor) is made with the consent of each other Obligor.
(h)	Any communication which would otherwise become effective on a non-working day or after business hours in the place of receipt will be deemed only to become effective on the next working day in that place.
31.4	Notification of address and fax number
Promptly upon changing its own details, the Facility Agent must notify the other Parties.
31.5	Communication when Facility Agent is Impaired Agent
If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision shall not operate after a replacement Facility Agent has been appointed.
31.6	Electronic communication
(a)	Any communication to be made between any of the Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the relevant Parties:
(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
(iii)	notify each other of any change to their electronic mail address or any other such information supplied by them.
(b)	For the purposes of the Finance Documents, an electronic communication will be treated as being in writing.
(c)	Any electronic communication made between the Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent may specify for this purpose.
(d)	Any electronic communication which would otherwise become effective on a non-working day or after business hours in the place of receipt will be deemed only to become effective on the next working day in that place.
31.7	English language
(a)	Any communication made under or in connection with any Finance Document must be in English.
(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or
(ii)	if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
32.	CALCULATIONS AND CERTIFICATES
32.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.
32.2	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
32.3	Day count conventions
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.
33.	PARTIAL INVALIDITY
If, at any time, any term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or
(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.
34.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents will operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law and may be waived only in writing and specifically.
35.	AMENDMENTS AND WAIVERS
35.1	Required consents
(a)	Except as provided in this Clause, any term of the Finance Documents may be amended or waived only with the consent of the Company and the Majority Lenders and any such amendment or waiver will be binding on all the Parties.
(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause. The Facility Agent must notify the other Parties promptly of any amendment or waiver effected by it under this paragraph.
(c)	Each Obligor agrees to any amendment or waiver permitted by this Clause which is agreed to by the Company.
35.2	Exceptions
(a)	An amendment or waiver that has the effect of changing or which relates to:
(i)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);
(ii)	an extension of the date of payment of any amount to a Lender under the Finance Documents;
(iii)	a reduction in the Margin or a reduction in the amount or change in currency of any payment of principal, interest, fee or other amount payable to a Finance Party under the Finance Documents;
(iv)	an increase in, or an extension of, any Commitment or the Total Commitments;
(v)	a release of an Obligor other than in accordance with the terms of this Agreement;
(vi)	any provision of a Finance Document which expressly requires the consent of all the Lenders;
(vii)	Clause 2.2 (Finance Parties' rights and obligations), Part 2 of Schedule 2 (Conditions precedent), Clause 24 (Changes to the Lenders), Clause 39 (Governing law), Clause 40.1 (Jurisdiction) or this Clause; or
(viii)	the nature or scope of the guarantee and indemnity granted under Clause 17 (Guarantee and indemnity),

may not be made without the prior consent of all the Lenders.
(b)	An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.
(c)	Notwithstanding paragraph (a) above, a Fee Letter may be amended or waived with the agreement of each Administrative Party that is a party to that Fee Letter and the Company.
35.3	Excluded Commitments
If any Lender (including for the avoidance of doubt any Defaulting Lender) fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document under the terms of this Agreement within 30 days of that request being made (unless the Company and the Facility Agent agree to a longer time period in relation to any request) and Lenders with at least 50 % of the Total Commitments have responded to such request within that time:
(a)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve that request; and
(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
35.4	Replacement of Lender
(a)	If:
(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below);
(ii)	any Lender provides a notice to the Facility Agent under Clause 10.3 (Market disruption) or Clause 10.4 (Cost of funds); or
(iii)	an Obligor becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 13 (Increased Costs), Clause 12.2 (Tax gross-up) or Clause 12.3 (Tax indemnity) to any Lender, then the Company may, on not less than five Business Days' prior written notice to the Facility Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Company and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 24.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.
(b)	The replacement of a Lender pursuant to this Clause 35.4 shall be subject to the following conditions:
(i)	the Company shall have no right to replace the Facility Agent;

(ii)	neither the Facility Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;
(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 days after the date on which that Lender is deemed a Non-Consenting Lender
(iv)	in no event shall the Lender replaced under Clause 35.4 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and
(v)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.
(c)	A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Facility Agent and the Company when it is satisfied that it has complied with those checks.
(d)	In the event that:
(i)	the Company has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;
(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and
(iii)	Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment,
(e)	then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a Non-Consenting Lender.
35.5	Disenfranchisement of Defaulting Lenders
(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:
(i)	the Majority Lenders or
(ii)	whether:
(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or
(B)	the agreement of any specified group of Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents that Defaulting Lender's Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Lender's Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 35.5, the Facility Agent may assume that the following Lenders are Defaulting Lenders:
(i)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender; and
(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of "Defaulting Lender" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.
35.6	Replacement of a Defaulting Lender
(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving not less than five Business Days' prior written notice to the Facility Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Company and which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 24 (Changes to the Lenders):
(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 35.6 shall be subject to the following conditions:
(i)	the Company shall have no right to replace the Facility Agent;
(ii)	neither the Facility Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;
(iii)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and
(iv)	the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.
(c)	The Defaulting Lender shall perform the checks described in paragraph (b)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Facility Agent and the Company when it is satisfied that it has complied with those checks.
36.	CONFIDENTIALITY
36.1	Confidential Information
(a)	Each Finance Party must keep all Confidential Information confidential and not disclose it to anyone, save to the extent permitted by Clause 36.2 (Disclosure of Confidential Information) and Clause 36.3 (Disclosure to numbering service providers).

(b)	Each Finance Party must ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
36.2	Disclosure of Confidential Information
Any Finance Party may disclose:
(a)	to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party considers appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there is no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;
(b)	to any person:
(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Representatives and professional advisers;
(ii)	with (or through) whom it enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Representatives and professional advisers;
(iii)	appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 26.13 (Relationship with the Lenders).
(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;
(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security Interests (or may do so) pursuant to Clause 24.8 (Security over Lenders' rights);
(viii)	who is a Party; or
(ix)	with the consent of the Company,

in each case, such Confidential Information as that Finance Party considers appropriate if:
(A)	in relation to paragraphs (i), (ii) and (iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there is no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
(B)	in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and
(C)	in relation to paragraphs (v), (vi) and (vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except, only in relation to paragraph (vii) above, that there is no requirement to inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;
(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and
(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.
36.3	Disclosure to numbering service providers
(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:
(i)	the names of Obligors;
(ii)	the country of domicile of Obligors;
(iii)	the place of incorporation of Obligors;
(iv)	the date of this Agreement;
(v)	the names of the Facility Agent and the Arrangers;

(vi)	the date of each amendment and restatement of this Agreement;
(vii)	the amount of the Total Commitments;
(viii)	the currencies of the Facilities;
(ix)	the type of the Facilities;
(x)	the ranking of the Facilities;
(xi)	the Termination Date for the Facilities;
(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and
(xiii)	such other information agreed between such Finance Party and the Company, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
(c)	Each Obligor represents that none of the information set out in paragraphs (a)(i)(i) to (a)(xiii) above is unpublished price-sensitive information.
36.4	Entire agreement
This Clause:
(a)	constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information; and
(b)	supersedes any previous agreement, whether express or implied, regarding Confidential Information.
36.5	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.
36.6	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:
(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 36.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause.
36.7	Continuing obligations
The obligations in this Clause are continuing and, in particular, will survive and remain binding on each Finance Party until the earlier of:
(a)	12 months from the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)	24 months from the date on which such Finance Party otherwise ceases to be a Finance Party.
37.	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS
37.1	Confidentiality
The Facility Agent and each member of the Group agree to keep each Funding Rate and, in the case of the Facility Agent, each Reference Bank Quotation, confidential and not to disclose it to anyone, save to the extent permitted by Clause 37.2 (Disclosure of Funding Rates and Reference Bank Quotations).
37.2	Disclosure of Funding Rates and Reference Bank Quotations
(a)	The Facility Agent may disclose:
(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Company pursuant to Clause 8.5 (Notification of rates of interest); and
(ii)	any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration or settlement services in respect of one or more of the Finance Documents including, without limitation, in relation to the trading of participations in respect of the Finance Documents, to the extent necessary to enable such service provider to provide any of those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use with Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank as the case may be.
(b)	The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation and the Company may disclose any Funding Rate:
(i)	to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;
(ii)	to any person:

(A)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Company, as the case may be, it is not practicable to do so in the circumstances;
(B)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Company, as the case may be, it is not practicable to do so in the circumstances; or
(C)	with the consent of the relevant Lender or Reference Bank as the case may be.
(c)	The Facility Agent’s obligations under Clause 28 (Sharing among the Finance Parties) are without prejudice to its obligation to make notifications under Clause 8.5 (Notification of rates of interest) provided that (other than pursuant to paragraph (a)(i) above), the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of such notification.
37.3	Other obligations
(a)	The Facility Agent and the Company acknowledge that each Funding Rate and in the case of the Facility Agent each Reference Bank Quotation is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and the Company undertakes not to use any Funding Rate or, in the case of the Facility Agent, Reference Bank Quotation for any unlawful purpose.
(b)	The Facility Agent and the Company agrees (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:
(i)	of the circumstances of any disclosure made pursuant to paragraph (b)(ii)(A) or (b)(ii)(B) of Clause 37.2 (Disclosure of Funding Rates and Reference Bank Quotations) except where such disclosure is made to any of the persons referred to in those paragraphs during the ordinary course of its supervisory or regulatory function; and
(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 37.
37.4	Reference Banks
(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.
(b)	No Reference Bank (in its capacity as a Reference Bank) will be liable for any action taken by it under or in connection with any Finance Document or for any Reference Bank Quotation, unless finally judicially determined to have been directly caused by its gross negligence or wilful misconduct.

(c)	No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it may have against that Reference Bank (in its capacity as a Reference Bank) or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document (in the Reference Bank’s capacity as a Reference Bank), or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 37.4, subject to Clause 1.3 (Third party rights) and the provisions of the Contracts (Rights of Third Parties) Act 1999.
(d)	Any Reference Bank may rely on this Clause 37.4, paragraph (b) of Clause 35.2 (Exceptions) or Clause 37 (Confidentiality of Funding Rates and Reference Bank Quotations), subject to Clause 1.3 (Third party rights) and the provisions of the Contracts (Rights of Third Parties) Act 1999.
38.	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.
39.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
40.	ENFORCEMENT
40.1	Jurisdiction
(a)	The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute relating to the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a Dispute).
(b)	The Parties agree that the English courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
40.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:
(i)	irrevocably appoints Fiat Chrysler Finance Europe U.K. Branch located at 25 St. James’s Street, London SW1A 1HA as its agent under the Finance Documents for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)	If any person appointed as process agent under this Clause 40.2 is unable for any reason so to act, the Company (on behalf of all the Obligors) must promptly (and in any event within 15 Business Days of the event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another process agent for this purpose.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
ORIGINAL LENDERS

Original Lender	Facility A Commitments (USD)	Facility B Commitments (USD)	Facility C Commitments (USD)
Citibank, N.A., London Branch	803,289,474	2,512,500,000	434,210,526

Morgan Stanley Senior Funding, Inc.	214,210,526	670,000,000	115,789,474

Total	1,017,500,000	3,182,500,000	550,000,000

SCHEDULE 2
CONDITIONS PRECEDENT
PART 1
CONDITIONS PRECEDENT TO SIGNING
1.	Corporate documentation
(a)	A certified copy of the constitutional documents of each Obligor, being:
(i)	in respect of the Company, its deed of incorporation (atto costitutivo) and current by-laws (statuto); and
(ii)	in respect of the Borrower, its deed of incorporation (akte van oprichting) and its articles of association (statuten).
(b)	A copy of a resolution of the board of directors of the Borrower and, in the case of the Company, a copy of the abstract of the resolution of the board of directors of the Company date 14 April 2015, in each case:
(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party and, in respect of the Borrower, including a declaration by each managing director on conflict of interest (tegenstrijdig belang) within the meaning of Article 2:129(6) of the Dutch Civil Code;
(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and
(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.
(c)	A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.
(d)	A certificate of an authorised signatory of the Company certifying that each copy document specified in Part 1 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.
(e)	A certificate of the Borrower confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on the Borrower to be exceeded.
(f)	An up-to-date extract of the registration of the Borrower in the Trade Register of the Chamber of Commerce.
(g)	Either an unconditional positive works council advice (advies) and the related request for advice in respect of the transactions contemplated by the Finance Documents or a confirmation by the management board of the Borrower that no works council (ondernemingsraad) having jurisdiction over the Borrower has been installed and no works council will be installed in the foreseeable future

2.	Transaction Documents
(a)	Fully executed copies of:
(i)	this Agreement; and
(ii)	each Fee Letter.
3.	Legal opinions
The following legal opinions:
(a)	a legal opinion of Allen & Overy LLP, legal advisers in England to the Arrangers and the Facility Agent as to the enforceability of this Agreement;
(b)	a legal opinion of Pedersoli e Associati, legal advisers to the Company and the Borrower in Italy in relation to the capacity of the Company to enter into this Agreement; and
(c)	a legal opinion of Allen & Overy LLP, the transaction legal advisers in the Netherlands in relation to the capacity of the Borrower to enter into this Agreement, each substantially in the form distributed to the Original Lenders before signing this Agreement, and addressed to the Finance Parties at the date of that opinion.
4.	Other documents and evidence
(a)	Evidence that the agent under the Finance Documents for service of process in England and Wales has accepted its appointment.
(b)	A copy of the Original Financial Statements.
(c)	Evidence that all fees, costs and expenses then due and payable from the Company under this Agreement have been paid or will be paid by the Utilisation Date.
(d)	A certificate from the Company confirming that all relevant corporate approvals required by the Company’s constitutional documents or its jurisdiction of incorporation for the Company to complete the transactions contemplated in the Merger Agreement, have been or will be obtained on or prior to the Closing Date.

PART 2
CONDITIONS PRECEDENT TO UTILISATION
(a)	A fully executed copy of the Merger Agreement, substantially in the form attached to the irrevocable offer letter by the Company dated on or about the date of this Agreement, with only changes to such form that are permitted by this Agreement.
(b)	A certificate from the Company confirming that all conditions to the Merger have been satisfied and no term or condition of the Merger has been varied, waived or amended except as permitted by this Agreement.

SCHEDULE 3
FORMS OF REQUEST
PART 1
FORM OF UTILISATION REQUEST

To:	[●] as Facility Agent

From:	[ ]

Date:	[ ]
Exor S.p.A. - USD4,750,000,000 Facilities Agreement
dated 11 May 2015 (the Agreement)
1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2.	We wish to borrow a Loan on the following terms:
(a)	Proposed Utilisation Date: [ ] (or, if that is not a Business Day, the next Business Day);
(b)	Facility to be utilised: [Facility A]/[Facility B]/[Facility C];
(c)	Amount: [ ] or, if less, the Available Facility; and
(d)	Interest Period: [ ].
3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) [or, to the extent applicable, Clause 4.4 (Utilisations on the Closing Date)] is satisfied on the date of this Utilisation Request.
4.	The proceeds of this Loan should be credited to [account].
5.	This Utilisation Request is irrevocable.
By:
[BORROWER/COMPANY]

WARNING: PLEASE SEEK DUTCH LEGAL ADVICE (I) UNTIL THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM "PUBLIC" (AS REFERRED TO IN ARTICLE 4.1(1) OF THE CAPITAL REQUIREMENTS REGULATION (EU/575/2013)), IF THE SHARE OF A LENDER IN ANY UTILISATION REQUESTED BY A DUTCH BORROWER IS LESS THAN EUR100,000 (OR ITS EQUIVALENT IN ANOTHER CURRENCY) AND (II) AS SOON AS THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM "PUBLIC", IF THE LENDER IS CONSIDERED TO BE PART OF THE PUBLIC ON THE BASIS OF SUCH INTERPRETATION.

PART 2
FORM OF SELECTION NOTICE APPLICABLE TO A LOAN

To:	[AGENT] as Facility Agent

From:	[ ]

Date:	[ ]
Exor S.p.A. – USD4,750,000,000 Facilities Agreement
dated 11 May 2015 (the Agreement)
1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.
2.	We refer to the following Loan[s] in [currency] with an Interest Period ending on [ ].*
3.	[We request that the above Loan[s] be divided into [ ] [Facility A Loans]/[Facility B Loans]/[Facility C Loans] with the following Interest Periods.]**
or
[We request that the next Interest Period for the above [Facility A Loan[s]]/[Facility B Loan[s]]/[Facility C Loan[s]] is [        ].]***

4.	We confirm that each condition precedent under the Agreement which is required to be satisfied on the date of this Selection Notice is satisfied.
5.	This Selection Notice is irrevocable.
By:
[BORROWER/COMPANY]

_________________________
*	Insert details of all Term Loans in the same currency which have an Interest Period ending on the same date.
**	Use this option if division of Loans is requested.
***	Use this option if sub division is not required.

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE2
To:	[AGENT] as Facility Agent

From:	[EXISTING LENDER] (the Existing Lender) and [NEW LENDER] (the New Lender)

Date:	[ ]
Exor S.p.A. – USD4,750,000,000 Facilities Agreement
dated 11 May 2015 (the Agreement)
We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.
1.	The Existing Lender transfers by novation to the New Lender the Existing Lender's rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.
2.	The proposed Transfer Date is [ ].
3.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.
4.	The New Lender confirms that it [is]/[is not] a Restricted Lender for the purposes of Clause 22 (Restricted Lender) of the Agreement.
5.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations in respect of this Transfer Certificate contained in the Agreement.
6.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
7.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.
WARNING: PLEASE SEEK DUTCH LEGAL ADVICE (I) UNTIL THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM "PUBLIC" (AS REFERRED TO IN ARTICLE 4.1(1) OF THE CAPITAL REQUIREMENTS REGULATION (EU/575/2013)), IF ANY AMOUNT LENT TO A DUTCHBORROWER IS TO BE TRANSFERRED WHICH IS LESS THAN EUR100,000 (OR ITS EQUIVALENT IN ANOTHER CURRENCY) AND (II) AS SOON AS THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM "PUBLIC", IF THE NEW LENDER IS CONSIDERED TO BE PART OF THE PUBLIC ON THE BASIS OF THAT INTERPRETATION.

_________________________
[2]	Consider deleting this Form of Transfer Certificate and using the Form of Assignment Agreement instead if Obligors are based in continental Europe.

THE SCHEDULE
Rights and obligations to be transferred by novation
[insert relevant details, including applicable Commitment (or part)]
Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:
The Transfer Date is confirmed by the Facility Agent as [          ].
[AGENT]
as Facility Agent for and on behalf of
each of the parties to the Agreement
(other than the Existing Lender and
the New Lender)
By:

SCHEDULE 5
FORM OF ASSIGNMENT AGREEMENT
To:	[AGENT] as Facility Agent and the Company for and on behalf of each Obligor

From:	[EXISTING LENDER] (the Existing Lender) and [NEW LENDER] (the New Lender)

Date:	[ ]
Exor S.p.A. – USD4,750,000,000 Facilities Agreement
dated 11 May 2015 (the Agreement)
We refer to the Agreement.  This is an Assignment Agreement.  Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.
1.	In accordance with the terms of the Agreement:
(a)	the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender specified in the Schedule;
(b)	to the extent the obligations referred to in paragraph (c) below are effectively assumed by the New Lender, the Existing Lender is released from its obligations under the Agreement specified in the Schedule;
(c)	the New Lender assumes obligations equivalent to those obligations of the Existing Lender under the Agreement specified in the Schedule; and
(d)	the New Lender becomes a Lender under the Agreement and is bound by the terms of the Agreement as a Lender.
2.	The proposed Transfer Date is [ ].
3.	The New Lender confirms that it [is]/[is not] a Restricted Lender for the purposes of Clause 22 (Restricted Lender) of the Agreement.
4.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations in respect of this Assignment Agreement contained in the Agreement.
5.	The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.
6.	This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 24.7 (Copy of Transfer Certificate or Assignment Agreement to Company), to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.
7.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Assignment Agreement.
8.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

WARNING: PLEASE SEEK DUTCH LEGAL ADVICE (I) UNTIL THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM "PUBLIC" (AS REFERRED TO IN ARTICLE 4.1(1) OF THE CAPITAL REQUIREMENTS REGULATION (EU/575/2013)), IF ANY AMOUNT LENT TO A DUTCHBORROWER IS TO BE TRANSFERRED WHICH IS LESS THAN EUR100,000 (OR ITS EQUIVALENT IN ANOTHER CURRENCY) AND (II) AS SOON AS THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM "PUBLIC", IF THE NEW LENDER IS CONSIDERED TO BE PART OF THE PUBLIC ON THE BASIS OF THAT INTERPRETATION.

THE SCHEDULE
Rights and obligations to be transferred by assignment, assumption and release
[insert relevant details, including applicable Commitment (or part)]
Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:
The Transfer Date is confirmed by the Facility Agent as [        ].
[AGENT]
as Facility Agent, for and on behalf of
each of the parties to the Agreement
(other than the Existing Lender and
the New Lender)

By:

SCHEDULE 6
FORM OF COMPLIANCE CERTIFICATE
To:	[AGENT] as Facility Agent

From:	Exor S.p.A.

Date:	[ ]
Exor S.p.A. – USD4,750,000,000 Facilities Agreement
dated 11 May 2015 (the Agreement)

1.
We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that as at [relevant testing date] in respect of Clause 20.2 (Facility C financial covenant) of the Agreement:

Total Net Debt was [          ] and Total Assets was [                                                                                                                ]; therefore, Total Net Debt is [●]x Total Assets;

3.	[We set out below calculations establishing the figures in paragraph 2 above:

[          ].]

4.	[We confirm that as at [relevant testing date] [no Default is continuing]/[the following Default[s] [is/are] continuing and the following steps are being taken to remedy [it/them]:
[          ]].]

Exor S.p.A.
By:
[insert applicable certification language]3
for   ........................................................................
[auditors of the Company]4
]

_________________________________
[3]	Certification language will be in line mutatis mutandis with that used by Company’s auditors in the context of certification of other financial ratios applicable to the Company.
[4]	Only include in certificate with annual accounts.

SCHEDULE 7
TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)).	5:00 p.m. three Business Days before the Utilisation Date.

Facility Agent determines (in relation to a Loan) the US Dollar Amount of the Loan, if required under Clause 5.4 (Lenders' participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation).

The later of:

1.     10:00 a.m. on the date which is two Business Days before the Utilisation Date; and

2.     close of business in London on the date on which the Facility Agent receives the Utilisation Request.

LIBOR is fixed.	Quotation Day as of 11:00 a.m.

Selection Notice for Facility A Loan to be delivered in accordance with Clause 9.1 (Selection of Interest Periods – Loans).	11:00 a.m. three Business Days before the Quotation Day.

A Reference Bank fails to supply a quotation under Clause 10.1 (Unavailability of Screen Rate).	11:00 a.m. on the Quotation Day.

SIGNATORIES

The Company

EXOR S.p.A.

By:	/s/ John Elkann
Name: John Elkann

The Borrower

EXOR N.V.

By:	/s/ Marco Benaglia
Name: Marco Benaglia

The Arrangers

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Lucy Devlin
Name: Lucy Devlin

MORGAN STANLEY BANK INTERNATIONAL LIMITED

By:	/s/ Kieran Ryan
Name: Kieran Ryan

The Original Lenders

CITIBANK, N.A., LONDON BRANCH

By:	/s/ Lucy Devlin
Name: Lucy Devlin

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Subha Ghosh-Kohli
Name: Subha Ghosh-Kohli

The Facility Agent

CITIBANK INTERNATIONAL LIMITED

By:	/s/ Emma Batchelor
Name: Emma Batchelor